Item 6.     Selected Financial Data.

      The following sets forth selected consolidated and combined financial and operating information on a historical basis for EOP Partnership and its predecessors (“EOP Partnership Predecessors”). The selected financial data has been derived from the historical consolidated or combined financial statements of EOP Partnership and EOP Partnership Predecessors, audited by Ernst & Young LLP, independent auditors. The following information should be read together with the consolidated financial statements and notes thereto of EOP Partnership included in “Item 8. Financial Statements and Supplementary Data”.

						EOP
	EOP Partnership					Partnership
						Predecessors
					For the period	for the period
					from July 11,	from January 1,
	For the years ended December 31,				1997 through	1997 through
					December 31,	July 10,
	2001(1)	2000(2)	1999	1998	1997(3)	1997

	(Dollars in thousands, except per Unit data)
Operating Data:
Revenues:
Rental, parking and other property revenues	$3,025,664	$2,185,055	$1,890,430	$1,632,366	$396,880	$317,040

Total revenues	3,080,963	2,232,062	1,913,572	1,653,602	403,147	329,114

Expenses:
Interest	726,930	523,860	412,170	336,153	75,879	77,978
Depreciation and amortization	581,592	432,688	364,285	309,607	83,883	64,316
Property operating and ground rent(4)	986,405	752,022	659,057	591,099	152,137	123,611
General and administrative(5)	109,672	88,696	80,271	61,898	17,451	16,333
Impairment on securities and other investments	132,684	—	—	—	—	—
Impairment on assets held for sale	2,536	—	—	—	—	—

Total expenses	2,539,819	1,797,266	1,515,783	1,298,757	329,350	282,238

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate and extraordinary items, discontinued operations and cumulative effect of a change in accounting principle	541,144	434,796	397,789	354,845	73,797	46,876
Income taxes	(8,814)	(2,719)	(656)	(1,666)	(239)	(868)
Minority interests	(8,685)	(6,843)	(1,981)	(2,114)	(789)	(912)
Income from investment in unconsolidated joint ventures	69,203	56,251	13,824	11,267	3,173	1,982
Net gain on sales of real estate and extraordinary items	80,662	36,013	59,661	12,433	126	12,510
Discontinued operations	22,063	12,738	10,888	10,490	2,654	1,821
Cumulative effect of a change in accounting principle	(1,142)	—	—	—	—	—

Net income	694,431	530,236	479,525	385,255	78,722	61,409
Put option settlement	2,655	(2,576)	(5,658)	—	—	—
Preferred distributions, net	(57,041)	(43,348)	(43,603)	(32,202)	(649)	—

Net income available for Units	$640,045	$484,312	$430,264	$353,053	$78,073	$61,409

Net income available per weighted average Unit outstanding — Basic	$1.57	$1.53	$1.49	$1.25	$0.44

Net income available per weighted average Unit and unit equivalent outstanding — Diluted	$1.55	$1.52	$1.48	$1.24	$0.43

Weighted average Units outstanding — Basic	408,918,582	316,067,694	288,326,547	282,114,343	178,647,562

Weighted average Units and unit equivalents outstanding — Diluted	411,986,897	318,997,407	291,157,204	283,974,532	180,014,027

Cash distributions declared per Unit	$1.90	$1.74	$1.58	$1.38	$0.56

	EOP Partnership					EOP Partnership
						Predecessors
					For the period	for the period
					from	from
					July 11,	January 1,
	For the years ended December 31,				1997 through	1997 through
					December 31,	July 10,
	2001(1)	2000(2)	1999	1998	1997(3)	1997

	(Dollars in thousands)
Balance Sheet Data (at end of period):
Investment in real estate, net of accumulated depreciation	$23,322,050	$16,641,325	$12,572,153	$13,331,560	$10,976,319	—
Total assets	$25,808,422	$18,794,253	$14,046,058	$14,261,291	$11,751,672	—
Mortgage debt, unsecured notes and lines of credit	$11,988,625	$8,802,994	$5,851,918	$6,025,405	$4,284,317	—
Total liabilities	$12,895,706	$9,504,662	$6,334,985	$6,472,613	$4,591,697	—
Minority interests	$181,017	$197,161	$39,027	$28,360	$29,612	—
Redeemable Units	—	$1,426,359	$893,817	$795,960	$1,020,280	—
Preferred Units	$863,423	$613,923	$615,000	$615,000	$200,000	—
Partners’ Capital	$11,868,276	$7,052,148	$6,163,229	$6,349,358	$5,910,083	—
Other Data:
General and administrative expenses as a percentage of total revenues(5)	3.5%	3.9%	4.1%	3.7%	4.2%	4.8%
Number of Office Properties	774	381	294	284	258	—
Number of Industrial Properties	79	—	—	—	—	—
Rentable square feet of Office Properties (in millions)	128.2	99.0	77.0	75.1	65.3	—
Occupancy of Office Properties	91.8%	94.6%	93.7%	95.0%	94.0%	—
Funds from Operations(6)	$1,176,983	$909,157	$739,093	$654,139	$144,563	$112,748

Property net operating income(7)	$2,088,198	$1,463,151	$1,256,180	$1,065,714	$253,418	$202,108

Earnings before interest, taxes, depreciation and amortization(8)	$2,183,943	$1,535,943	$1,226,053	$1,046,628	$241,476	$196,134

Cash flow provided by operating activities	$1,241,601	$907,343	$720,711	$759,151	$190,754	$95,960

Cash flow (used for) investing activities	$(1,348,203)	$(1,311,778)	$(67,138)	$(2,231,712)	$(1,592,272)	$(571,068)

Cash flow provided by (used for) financing activities	$114,467	$455,353	$(718,315)	$1,310,788	$1,630,346	$245,851

Ratio of earnings to combined fixed charges and preferred distributions	1.7	1.7	1.7	1.8	1.8	1.6

(1)	On July 2, 2001, EOP Partnership completed its acquisition by merger of Spieker Partnership at a cost of approximately $7.2 billion. As a result of the Spieker Merger, EOP Partnership acquired an interest in 391 office properties containing approximately 28.3 million square feet and 98 industrial properties containing approximately 10.1 million square feet.

(2)	On June 19, 2000, EOP Partnership completed its acquisition by merger of Cornerstone Properties Limited Partnership at a cost of approximately $4.5 billion. As a result of the Cornerstone merger, EOP Partnership acquired an interest in 82 office properties containing approximately 18.9 million square feet.

(3)	On December 19, 1997, EOP Partnership completed its acquisition by merger of Beacon Partnership L.P. at a cost of approximately $4.3 billion. As a result of the Beacon merger, EOP Partnership acquired an interest in 130 properties containing approximately 20.9 million square feet.

(4)	Property operating expenses include real estate taxes, insurance, repairs and maintenance and other property operating expenses.

(5)	Federal, state and local taxes were previously included in general and administrative expense and are now reflected separately. Accordingly, all prior periods have been restated.

(6)	The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in March 1995 defines Funds from

Operations (“FFO”) as net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from debt restructuring and sales of properties (which EOP Partnership believes include impairments on properties held for sale), plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Subsequently, NAREIT issued National Policy Bulletins effective January 1, 2000 clarifying the definition of FFO to include all operating results, both recurring and non-recurring, except those defined as extraordinary under GAAP including gains or losses from debt restructuring. EOP Partnership believes that FFO is helpful to investors as a measure of the performance of a real estate company because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of EOP Partnership to incur and service debt, to make capital expenditures and to fund other cash needs. EOP Partnership computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than EOP Partnership. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of EOP Partnership’s financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of EOP Partnership’s liquidity, nor is it indicative of funds available to fund EOP Partnership’s cash needs, including its ability to make cash distributions.

EOP Partnership calculates FFO as follows:

	EOP Partnership					EOP Partnership
						Predecessors
					For the period	for the period
					from	from
					July 11,	January 1,
	For the years ended December 31,				1997 through	1997 through
					December 31,	July 10,
	2001(1)	2000(2)	1999	1998	1997(3)	1997

	(Dollars in thousands)
Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate	$541,144	$434,796	$397,789	$354,845	$73,797	$46,876
Add (deduct):
Income taxes	(8,814)	(2,719)	(656)	(1,666)	(239)	(868)
Income allocated to minority interest for partially owned properties (excluding allocation of gain on sale of real estate of $1,473 in 2000)	(8,685)	(5,370)	(1,981)	(2,114)	(789)	(912)
Income from investment in unconsolidated joint ventures	69,203	56,251	13,824	11,267	3,173	1,982
Depreciation and amortization (real estate related) (including share of unconsolidated joint ventures)	605,488	453,909	363,275	309,620	65,300	61,857
Discontinued operations (excluding real estate related depreciation, amortization)	30,497	18,214	16,103	14,389	3,970	3,813
Impairment on assets held for sale	2,536	—	—	—	—	—
Put option settlement	2,655	(2,576)	(5,658)	—	—	—
Preferred distributions, net	(57,041)	(43,348)	(43,603)	(32,202)	(649)	—

Funds from Operations	$1,176,983	$909,157	$739,093	$654,139	$144,563	$112,748

(7)	Property net operating income is defined as rental income, including tenant reimbursements, parking and other income less property operating expenses, including real estate taxes, insurance, repairs and maintenance and other property operating expenses.

(8)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented because EOP Partnership believes this data is used by some investors to evaluate EOP Partnership’s ability to meet debt service requirements. EOP Partnership considers EBITDA to be an indicative measure of its operating performance due to the significance of EOP Partnership’s long-lived assets and because this data can be used to measure EOP Partnership’s ability to service debt, fund capital expenditures and expand its business. However, this data should not be considered as an alternative to net income, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP. In addition, EBITDA as calculated by EOP Partnership may not be comparable to similarly titled measures reported by other companies. Interest expense, taxes, depreciation and amortization, impairment on securities and other investments, impairment on assets held for sale and cumulative effect of a change in accounting principle which are not reflected in the presentation of EBITDA, have been, and will or may be, incurred by EOP Partnership. Investors are cautioned that these excluded items are significant components in understanding and assessing EOP Partnership’s financial performance.

      EOP Partnership calculates EBITDA as follows:

						EOP
	EOP Partnership					Partnership
						Predecessors
					For the period	for the period
					from	from
					July 11,	January 1,
	For the years ended December 31,				1997 through	1997 through
					December 31,	July 10,
	2001(1)	2000(2)	1999	1998	1997(3)	1997

	(Dollars in thousands)
Net income available for Units	$640,045	$484,312	$430,264	$353,053	$78,073	$61,409
Plus depreciation and lease amortization	575,030	426,671	354,296	299,578	66,168	63,263
Plus preferred distributions, net	57,041	43,348	43,603	32,202	649	—
Plus put option settlement	(2,655)	2,576	5,658	—	—	—
Plus interest expense and loan amortization	743,435	537,335	429,236	352,521	97,219	83,526
Plus income taxes	8,837	2,719	656	1,666	239	868
Less: income from investment in unconsolidated joint ventures, net of income allocated to minority interest in partially owned properties	(60,518)	(49,408)	(11,843)	(9,153)	(2,384)	(1,070)
Plus EOP Partnership’s share of EBITDA from its investment in unconsolidated joint ventures, net of EBITDA allocated to minority interests in partially owned properties	167,028	122,930	33,844	29,194	1,638	648
Plus impairment on securities and other investments	132,684	—	—	—	—	—
Plus impairment on assets held for sale	2,536	—	—	—	—	—
Less net gain on sales of real estate and extraordinary items	(80,662)	(34,540)	(59,661)	(12,433)	(126)	(12,510)
Plus cumulative effect of change in accounting principle	1,142	—	—	—	—	—

Earnings before interest, taxes, depreciation and amortization	$2,183,943	$1,535,943	$1,226,053	$1,046,628	$241,476	$196,134

Item 7.     Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

      The following discussion and analysis of our consolidated financial condition and results of operations should be read together with our consolidated financial statements and notes thereto contained in this Form 10-K. Terms employed herein as defined terms, but without definition, shall have the meaning set forth in the notes to the financial statements.

      During the year ended December 31, 2001, we completed the following key transactions:

•	Acquired Spieker Partnership by merger for approximately $7.2 billion;
•	Issued $1.4 billion of unsecured notes in two tranches, consisting of $1.1 billion of 7.00% notes due 2011 at an all-in cost of 6.86% and $300 million of 7.875% notes due 2031 at an all-in cost of 7.94%;
•	Increased the quarterly Unit distribution 11% from $0.45 to $0.50 per Unit;
•	Acquired Three Lafayette Centre, an office building located in Washington, D.C. consisting of approximately 259,441 square feet for approximately $68.7 million;
•	Sold eight office properties, four parking facilities, a land parcel and an apartment property for approximately $327.8 million;
•	Sold approximately 4.1 million square feet of the industrial portfolio for approximately $213.4 million; and
•	Redeemed all 4,250,000 outstanding Series D preferred units for approximately $107.4 million.

Critical Accounting Policies and Estimates

      Our significant accounting policies are described in Note 1 to the consolidated financial statements included in Item 8 of this Form 10-K. We believe our most critical accounting policies include revenue recognition, allowance for doubtful accounts, impairment of long-lived assets, depreciation and the fair value of financial instruments including derivative instruments, each of which we discuss below.

Revenue Recognition

      We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), as amended. SAB 101 requires that four basic criteria must be met before revenue can be recognized:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred or services rendered;

•	the fee is fixed and determinable; and

•	collectibility is reasonably assured.

      If we incorrectly determine the collectibility of our revenue, the timing and amount of our reported revenue could be adversely affected.

Allowance for Doubtful Accounts

      Rental revenue from our tenants is our principal source of revenue. We monitor the liquidity and creditworthiness of our tenants on an on-going basis. Based on these reviews, we establish provisions, and maintain an allowance, for doubtful accounts for estimated losses resulting from the possible inability of our tenants to make required rent payments to us. An allowance for doubtful accounts is recorded during each period and is netted against rental revenue in our consolidated statements of operations. The allowance for doubtful accounts, which represents the cumulative allowances less write-offs of uncollectible rent, is netted against tenant and other receivables on our consolidated balance sheets. If we incorrectly estimate the required allowances for doubtful accounts, our financial condition and results of operations could be adversely affected.

Impairment of Long-Lived Assets

      Under GAAP, we are required to record at fair value any of our long-lived assets that we have determined to be permanently impaired. Our long-lived assets consist primarily of our investments in real estate and unconsolidated joint ventures, but we also have investments in preferred securities and notes receivable. The fair value of our investments in real estate and unconsolidated joint ventures depends on the future cash flows from operations of the properties or joint ventures. The fair value of our investments in preferred securities and notes receivable depends on the underlying fair value of the issuer. In assessing potential impairment for our investments, we consider these factors. If these factors result in a fair value that is less than our carrying value, an impairment may be recognized if we determine the loss to be permanent. During 2001, we recognized an impairment of approximately $2.5 million on an investment in an unconsolidated joint venture that was subsequently sold. Also during 2001, we recognized an impairment of approximately $132.7 million on several investments in securities and other investments. Of this amount, securities and other investments with carrying values of $125.7 million were entirely written-off. If we do not recognize impairments at appropriate times and in appropriate amounts, our consolidated balance sheet may overstate the value of our long-lived assets.

Depreciation

      We compute depreciation on our Properties using the straight-line method based on an estimated useful life of 40 years. A significant portion of the acquisition cost of each property is allocated to building (usually 85% to 90% unless the property is subject to a ground lease in which case 100% of the acquisition cost is allocated to building). The allocation of the acquisition cost to building and the determination of the useful life are based on management’s estimates. If we do not allocate appropriately to building or we incorrectly estimate the useful life of our Properties, our computation of depreciation will not appropriately reflect the allocation of our capital expenditures over future periods.

Fair Value of Financial Instruments

      We are required to determine quarterly the fair value of our mortgage debt and unsecured notes. We are also required quarterly to adjust the carrying values of interest rate swaps and caps, as well as the underlying hedged liability, to its fair value. In determining the fair value of these financial instruments, we use third party quotations and internally developed models that are based on current market conditions. For example, in determining the fair value of our mortgage debt and unsecured notes, we discount the spread between the future contractual interest payments and future interest payments based on a current market rate. In determining the current market rate, we add a market spread to the quoted yields on federal government debt securities with similar maturity dates to our own debt. The market spread estimate is based on our historical experience in obtaining either secured or unsecured financing and also is affected by current market conditions. In determining the fair value of interest rate swaps and caps, we rely on third party quotations to adjust these instruments, as well as the hedged liability, to its fair value. Because our valuations of our financial instruments are based on these types of estimates, the fair value of our financial instruments may change if our estimates do not turn out to be accurate.

Spieker Merger

      On July 2, 2001, Spieker merged into Equity Office and Spieker Partnership merged into EOP Partnership. The transaction, which was accounted for by the purchase method, valued Spieker, including the outside interests in Spieker Partnership, at approximately $7.2 billion, which included transaction costs, the assumption of approximately $2.1 billion in debt and the issuance of 14.25 million of our preferred units valued at approximately $356.3 million. We paid approximately $1.1 billion in cash and Equity Office issued approximately 101.5 million of its Common Shares, and we issued approximately 16.7 million of our Units to third parties, each valued at $29.29 per Common Share/Unit. The $1.1 billion cash portion of the purchase price was financed using a combination of available cash and a new $1.0 billion bridge loan facility that was entered into before the closing of the Spieker Merger. The $1.0 billion bridge loan facility had a term of 364 days and an interest rate based on LIBOR plus 80 basis points. The $1.0 billion bridge loan facility was repaid in full with the net proceeds from the issuance of $1.4 billion of unsecured notes in July 2001 and then terminated. As a result of the Spieker Merger, we acquired 391 office properties consisting of approximately 28.3 million square feet, 98 industrial properties consisting of approximately 10.1 million square feet and several development properties.

      We subsequently sold 19 of the industrial properties that were acquired in the Spieker Merger for approximately $213.4 million. There was no gain or loss on the sale of these properties. These industrial properties are located in California and Oregon and consist of approximately 4.1 million square feet.

      Shortly after completion of the Spieker Merger, Equity Office expanded its Board of Trustees from 13 to 16 members. The new members are Warren E. Spieker, Jr., previous chairman of Spieker, and Craig G. Vought and John A. Foster, previous Co-Chief Executive Officers of Spieker.

Cornerstone Merger

      On June 19, 2000, Cornerstone Properties Inc. (“Cornerstone”) merged into Equity Office and Cornerstone Properties Limited Partnership (“Cornerstone Partnership”), Cornerstone’s operating partnership subsidiary, merged into EOP Partnership (collectively, the “Cornerstone Merger”). The transaction, which was accounted for by the purchase method, valued Cornerstone, including the outside interests in Cornerstone Partnership, at approximately $4.5 billion, which included transaction costs, the assumption of approximately $1.7 billion in debt, the redemption of 3.0 million shares of Cornerstone preferred stock valued at $18.00 per share, including accrued but unpaid dividends for a total of approximately $57.6 million, the redemption of approximately 58.5 million shares of Cornerstone common stock valued at $18.00 per share for a total of approximately $1.1 billion, the issuance of approximately 51.2 million Common Shares by Equity Office and the issuance by us of approximately 12.4 million Units each valued at $24.68 per Common Share/Unit. We financed the $1.2 billion in cash from our credit facilities.

Results of Operations

General

      The following discussion is based primarily on the consolidated financial statements of EOP Partnership as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999.

      We receive income primarily from rental revenue from the Office Properties, including reimbursements from tenants for certain operating costs, from parking revenue from Office Properties and parking facilities (including rental revenue from our stand-alone parking facilities) and from rental revenue from Industrial Properties. As a result of the current slowdown in economic activity, there has been a decrease in our occupancy rates and a decline in rents for our Office Properties in most major markets in which we own Properties. At December 31, 2001, Office Properties in our top 20 markets, in which approximately 91% of our Office Properties based on square footage are located, were 92.0% occupied compared to 95.1% at December 31, 2000. Office Properties in our top five markets (San Francisco, Boston, San Jose, Seattle and Chicago), in which approximately 42% of our Office Properties based on square footage are located, were 92.5% occupied compared to 97.7% at December 31, 2000, with the occupancy rates in our top five markets ranging from 86.8% for Office Properties in San Francisco to 97.2% in Boston. Average rents for new office leases for which the tenants have occupied the space during the relevant period for our entire portfolio, which may lag behind market rents because leasing decisions typically are made anywhere from one month to 12 months prior to taking occupancy, were approximately $30.76 per square foot for the quarter ended December 31, 2001, compared to $31.08 per square foot for the quarter ended September 30, 2001 and $32.48 per square foot for the quarter ended December 31, 2000. These declines, which vary by market, reflect the downward trend in market rents due to the continued slowdown in economic activity. At December 31, 2001, leases for 15.4 million square feet, including month-to-month leases, or 12.0% of the office portfolio, will expire in 2002. We believe that it is too soon to draw any conclusions about where occupancy rates or market rents ultimately will stabilize. Further decreases in occupancy rates and/or further declines in rents could adversely affect our revenues and results of operations in subsequent periods.

      In addition to the downward trends in occupancy and market rents, we have experienced an increase in the amount of uncollectible receivables relating to tenants in bankruptcy and tenants that are having financial difficulties. Although we have substantial collateral from many of our tenants, additional write-offs may occur in subsequent periods. Future rental income may also be affected by early lease terminations. In either of these circumstances, we may not be able to collect the full amount that was due under the leases and could incur additional cost in re-leasing the space.

      As a result of the terrorist acts on September 11, 2001, we have realized increased costs for property insurance and safety and security. We believe that these increased costs will remain higher than similar costs incurred in previous periods for the foreseeable future. Substantially all of the office leases require the tenant to pay, as additional rent, a portion of any increases in these operating expenses over a base amount. We believe a significant portion of any increase in these operating expenses will be offset by expense reimbursements from tenants.

      Below is a summary of our acquisition and disposition activity since January 1, 2000. The buildings and total square feet shown include Properties we own in joint ventures with other partners and reflects the total square feet of the Properties. Excluding the joint venture partners’ share of the square feet of these Properties, we effectively owned 122.0 million square feet of office space as of December 31, 2001.

	Office Properties		Industrial Properties		Parking Facilities

		Total		Total
	Buildings	Square Feet	Buildings	Square Feet	Garages	Spaces

Properties owned as of:
January 1, 2000	294	77,015,610	—	—	20	20,506
Cornerstone Merger	82	18,896,980	—	—	—	—
Acquisitions	3	2,083,310	—	—	—	—
Developments placed in service	9	1,843,653	—	—	—	—
Dispositions	(7)	(964,136)	—	—	(11)	(6,992)
Building remeasurements(a)	—	120,577	—	—	—	730

December 31, 2000	381	98,995,994	—	—	9	14,244
Spieker Merger	293	26,080,670	100	12,306,053	—	—
Acquisitions	1	259,441
Developments placed in service	9	1,497,014	—	—	—	—
Dispositions	(8)	(879,388)	(19)	(4,052,476)	(4)	(3,721)
Reclass from industrial to office	44	2,208,837	(44)	(2,208,837)	—	—
Building remeasurements (a)	54	71,419	42	91	—	242

December 31, 2001	774	128,233,987	79	6,044,831	5	10,765

(a)	Building remeasurements during 2001 relate to the Office Properties and Industrial Properties acquired in the Spieker Merger. The initial property count was based on a count prepared prior to the Spieker Merger by the former management of Spieker. We count our properties based on the actual number of buildings at the property, which is different than the method used by the former management of Spieker.

      Primarily as a result of the Spieker Merger in July 2001, the Cornerstone Merger in June 2000 and the disposition of certain properties, the financial data presented show significant changes in revenues and expenses from period-to-period. Therefore, we do not believe our period-to-period financial data are necessarily comparable. The following analysis shows changes attributable to the Properties that were held during the entire period for the periods being compared (the “Core Portfolio”) and the changes in our aggregate total portfolio of Properties (the “Total Portfolio”).

      As reflected in the tables below, property revenues include rental revenues, reimbursements from tenants for certain expenses, parking revenue and other property operating revenues. Property operating expenses include real estate taxes, insurance, repairs and maintenance and other property operating expenses.

      Effective January 1, 2002, we adopted the provisions of Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”) “Accounting for the Impairment or Disposal of Long-Lived Assets”. SFAS No. 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 extends the reporting requirements of discontinued operations to include components of an entity that have either been disposed of or are classified as held for sale. During 2002, we disposed of 46 properties in various geographical regions consisting of approximately 3,192,261 square feet. The operating results of these properties have been reclassified as discontinued operations in the consolidated statements of operations for the Total Portfolio for each of the three years in the period ended December 31, 2001 included herein.

      In accordance with Statement of Financial Accounting Standards No. 145, Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective for financial statements issued for fiscal years beginning after May 15, 2002, gains and losses on extinguishments of debt are classified as income from continuing operations rather than as extraordinary items as previously required under Statement 4. As a result of the adoption, extraordinary losses of $9,374, $1,802 and $10,548, for each of the three years ended December 31, 2001, were reclassed to “amortization of deferred financing costs and prepayment expenses”.

Comparison of Year Ended December 31, 2001 to December 31, 2000

      The table below represents selected operating information for the Total Portfolio and for the Core Portfolio consisting of 287 Office Properties and five parking facilities acquired or placed in service on or prior to January 1, 2000.

	Total Portfolio				Core Portfolio

			Increase/	%			Increase/	%
	2001	2000	(Decrease)	Change	2001	2000	(Decrease)	Change

(Dollars in thousands)
Property revenues	$3,025,664	$2,185,055	$840,609	38.5%	$1,879,868	$1,790,716	$89,152	5.0%
Fee income	15,085	10,931	4,154	38.0	—	—	—
Interest/dividend income	40,214	36,076	4,138	11.5	2,973	3,758	(785)	(20.9)

Total revenues	3,080,963	2,232,062	848,901	38.0	1,882,841	1,794,474	88,367	4.9

Interest expense	726,930	523,860	203,070	38.8	124,712	127,561	(2,849)	(2.2)
Depreciation and amortization	581,592	432,688	148,904	34.4	375,482	346,419	29,063	8.4
Property operating expenses	969,593	742,126	227,467	30.7	631,862	613,033	18,829	3.1
Ground rent	16,812	9,896	6,916	69.9	11,292	9,236	2,056	22.3
General and administrative	109,672	88,696	20,976	23.6	—	—	—	—
Impairment on securities and other investments	132,684	—	132,684	—	—	—	—	—
Impairment on assets held for sale	2,536	—	2,536	—	—	—	—	—

Total expenses	2,539,819	1,797,266	742,553	41.3	1,143,348	1,096,249	47,099	4.3

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate	541,144	434,796	106,348	24.5	739,493	698,225	41,268	5.9
Income taxes	(8,814)	(2,719)	(6,095)	224.2	(1,018)	(1,612)	594	(36.8)
Minority interests	(8,685)	(6,843)	(1,842)	26.9	(2,324)	(2,340)	16	(0.7)
Income from investment in unconsolidated joint ventures	69,203	56,251	12,952	23.0	49,356	44,667	4,689	10.5
Net gain on sales of real estate	81,662	36,013	45,649	126.8	8,000	—	8,000	—

Income from continuing operations	674,510	517,498	157,012	30.3	793,507	738,940	54,567	7.4
Discontinued operations	22,063	12,738	9,325	73.2	—	—	—

Income before extraordinary items and cumulative effect of a change in accounting principle	696,573	530,236	166,337	31.4	793,507	738,940	54,567	7.4
Extraordinary items	(1,000)	—	(1,000)	—	—	—	—	—
Cumulative effect of a change in accounting principle	(1,142)	—	(1,142)	—	—	—	—	—

Net income	$694,431	$530,236	$164,195	31.0%	$793,507	$738,940	$54,567	7.4%

Property revenues less property operating expenses before interest, depreciation and amortization, ground rent and general and administrative expense	$2,088,198	$1,463,151	$625,047	42.7%	$1,248,006	$1,177,683	$70,323	6.0%

Deferred rental revenue	$69,149	$69,822	$(673)	(1.0)%	$26,744	$53,760	$(27,016)	(50.3)%

Lease termination fees	$40,193	$19,542	$20,651	105.7%	$22,611	$16,306	$6,305	38.7%

Property Revenues

      The increase in property revenues in the Total Portfolio is primarily due to the properties acquired in the Spieker Merger in 2001 and the Cornerstone Merger in 2000. The increase in property revenues in the Core Portfolio resulted primarily from an increase in rental rates and an increase in lease termination fees partially offset by the write-off of uncollectible receivables and a decrease in occupancy. The weighted average occupancy of the Core Portfolio decreased from 93.9% at January 1, 2000 to 91.8% at December 31, 2001, mainly due to tenant rollover at various properties where the space was not re-leased due to the current slowdown in economic activity. As a result of the current slowdown in economic activity, we also have experienced an increase in the amount of uncollectible receivables relating to tenants in bankruptcy and tenants that are having financial difficulties. The amount of bad debts written off for the year ended December 31, 2001 was approximately $26.1 million as compared to $6.3 million for the prior period. Although we have substantial collateral from many of our tenants, additional write-offs may occur in subsequent periods. Included in property revenues are lease termination fees. These fees relate to specific tenants, each of whom has paid a fee to terminate its lease obligations before the end of the contractual term of the lease. Although we have historically received such termination fees, there is no way of predicting the timing or amounts of future lease termination fees.

Interest Expense

      Total Portfolio interest expense increased from the prior period as a result of having a higher average outstanding debt balance as compared to the prior period, mainly as a result of the Spieker Merger and the Cornerstone Merger, partially offset by interest rate swap agreements which converted the fixed interest rate to a variable interest rate for a portion of our unsecured notes. In addition, set forth below are additional statistics for the Total Portfolio relating to our interest expense during the periods:

•	Total debt to total assets decreased to 46.5% from 46.8%;
•	Interest coverage ratio (calculated as EBITDA divided by interest expense, including our share of interest expense of unconsolidated joint ventures) increased to 2.8 times from 2.7 times; and
•	Weighted average interest rate decreased to 7.0% from 7.5%.

      Interest expense on unsecured notes and the line of credit are not reflected in the Core Portfolio.

Depreciation and Amortization

      Total Portfolio depreciation and amortization expense increased from the prior period primarily as a result of the Spieker Merger in July 2001, the Cornerstone Merger in June 2000 and capital and tenant improvements made during the periods. Core Portfolio depreciation and amortization expense increased as a result of capital and tenant improvements made during the periods. In addition, there was $10.4 million of prepayment expenses in 2001 which consisted of a $5.0 million prepayment penalty and the write-off of approximately $4.4 million of unamortized mark-to-market adjustments relating to the prepayment of $185 million of mortgage debt (See “Item 8. Financial Statements and Supplementary Data — Note 22 — Related Party Transactions, subfootnote (1)”) and the repayment of approximately $32.6 million of mortgage debt on parking facilities sold. In 2000, there were prepayment expenses of approximately $1.8 million related to the write-off of unamortized deferred loan costs and unamortized discounts and premiums and pre-payment penalties related to the early extinguishment of debt.

Property Operating Expenses

      Total Portfolio property operating expenses increased mainly as a result of the Spieker Merger in 2001 and the Cornerstone Merger in 2000. Core Portfolio property operating expenses increased mainly as a result of increases in utilities of $8.3 million consisting primarily of electricity expense, increases in repairs and maintenance of approximately $6.4 million primarily due to higher wages and increases in contract services, increases in insurance expenses of approximately $1.1 million due to higher premiums and an increase in real estate taxes of approximately $4.6 million. Substantially all of the office leases require the tenant to pay, as additional rent, a portion of any increases in operating expenses over a base amount. We believe a substantial portion of any future increase will be offset by expense reimbursements from tenants, which are included in property revenues.

General and Administrative Expenses

      General and administrative expenses increased due to an increase in the number of employees at the corporate and regional offices as a result of the Spieker Merger and the Cornerstone Merger. Although general and administrative expenses are subject to increase along with any increase in the size of the portfolio, it is also anticipated that economies of scale may be realized with future growth, should it occur.

Impairment on Securities and Other Investments and Assets Held for Sale

      During 2001, an impairment on securities and other investments of approximately $132.7 million was recognized in connection with various investments and other assets. The total impairment consisted of our investment in HQ Global Workplaces, Inc. (“HQ Global”) Series A Convertible Cumulative Preferred Stock (the “HQ Preferred Stock”), including accrued but unpaid dividends, of approximately $90.6 million, our investments in several telecom, technology and advertising related companies, our investments in two full-service business center joint ventures, and a portion of our investment in an internally developed software system.

      During the latter part of 2001, HQ Global was in default with respect to certain covenant and payment obligations under its senior and mezzanine indebtedness but received forbearance periods from both its senior and mezzanine lenders. HQ Global was unable to restructure its indebtedness during these forbearance periods. Based on these circumstances and other factors, we have determined that our investment in HQ Global was not recoverable and, therefore, we recorded a permanent impairment on 100% of our investment. Subsequently, in March 2002 HQ Global filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. As of December 31, 2001, HQ Global occupied approximately 0.8 million square feet in our Office Properties. The annualized rent, including expense reimbursements, for this space for 2002 is approximately $22.0 million. As of March 2002, we do not know what impact, if any, that the HQ Global Chapter 11 bankruptcy filing will have on their leases with us.

      Our telecom, technology and advertising related investments and full-service business center joint venture investments have been experiencing operating losses due, in part, to the current economic environment. These investments were considered to be impaired based on their current fair value as compared to the carrying value. The fair value of the investments was based on internally prepared valuations considering current economic conditions. The impairments represent our entire investment in the respective assets, except for the internally developed software system, for which the impairment represented approximately one-half of the investment. These investments and the related impairment are reported under the “Corporate and Other” segment for segment reporting purposes.

      During 2001, an impairment on assets held for sale of approximately $2.5 million was recognized in connection with the sale of the St. Louis Parking Garage located in St. Louis, Missouri. The property was sold in January 2002. The sales price less costs to sell was less than the carrying amount of the property as of December 31, 2001. We had a 50% interest in the property and accounted for its investment using the equity method of accounting. Our share of the net income from the property is included in “Income from Unconsolidated Joint Ventures” and was approximately $1.7 million, $2.0 million and $1.7 million for the years ended December 31, 2001, 2000 and 1999, respectively.

Income from Investment in Unconsolidated Joint Ventures

      Income from investment in unconsolidated joint ventures increased for the Total Portfolio due to an increase in property revenues at several Office Properties and the acquisition of an interest in 1301 Avenue of the Americas office property in August 2000.

Net Gain on Sales of Real Estate

      Net gain on sales of real estate increased due to the combined gross sales price in excess of book value at the time of disposition for the real estate assets sold in 2001 being more than the combined gross sales price in excess of book value at the time of disposition for the real estate assets sold in 2000.

Extraordinary Items

      An extraordinary loss of $1.0 million related to costs on certain Office Properties located in Seattle, Washington that occurred as a result of the earthquake in February 2001.

Comparison of the Year Ended December 31, 2000 to December 31, 1999

      The table below represents selected operating information for the Total Portfolio and for the Core Portfolio consisting of 265 Office Properties and seven Parking Facilities acquired or placed in service on or prior to January 1, 1999.

	Total Portfolio				Core Portfolio

			Increase/	%			Increase/	%
	2000	1999	(Decrease)	Change	2000	1999	(Decrease)	Change

(Dollars in thousands)
Property revenues	$2,185,055	$1,890,430	$294,625	15.6%	$1,753,463	$1,639,796	$113,667	6.9%
Fee income	10,931	8,939	1,992	22.3	—	—	—	—
Interest/dividend income	36,076	14,203	21,873	154.0	2,665	1,698	967	56.9

Total revenues	2,232,062	1,913,572	318,490	16.6	1,756,128	1,641,494	114,634	7.0

Interest expense	523,860	412,170	111,690	27.1	126,174	130,937	(4,763)	(3.6)
Depreciation and amortization	432,688	364,285	68,403	18.8	337,686	313,688	23,998	7.7
Property operating expenses	742,126	652,170	89,956	13.8	602,206	568,621	33,585	5.9
Ground rent	9,896	6,887	3,009	43.7	9,037	6,837	2,200	32.2
General and administrative	88,696	80,271	8,425	10.5	—	181	(181)	—

Total expenses	1,797,266	1,515,783	281,483	18.6	1,075,103	1,020,264	54,839	5.4

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate	434,796	397,789	37,007	9.3	681,025	621,230	59,795	9.6
Income taxes	(2,719)	(656)	(2,063)	314.5	(1,609)	(188)	(1,421)	755.9
Minority interests	(6,843)	(1,981)	(4,862)	245.4	(2,340)	(1,509)	(831)	55.1
Income from investment in unconsolidated joint ventures	56,251	13,824	42,427	306.9	13,591	10,651	2,940	27.6
Net gain on sales of real estate	36,013	59,661	(23,648)	(39.6)	—	—	—	—

Income from continuing operations	517,498	468,637	48,861	10.4	690,667	630,184	60,483	9.6
Discontinued operations	12,738	10,888	1,850	17.0	—	—	—	—

Net income	$530,236	$479,525	$50,711	10.6%	$690,667	$630,184	$60,483	9.6%

Property revenues less property operating expenses before interest, depreciation and amortization, ground rent and general and administrative expense	$1,463,151	$1,256,180	$206,971	16.5%	$1,151,257	$1,071,175	$80,082	7.5%

Deferred rental revenue	$69,822	$65,397	$4,425	6.8%	$51,506	$56,428	$(4,922)	(8.7)%

Lease termination fees	$19,542	$15,877	$3,665	23.1%	$16,148	$12,387	$3,761	30.4%

Property Revenues

      The increase in property revenues in the Total Portfolio is primarily due to the properties acquired in the Cornerstone Merger in 2000. The increase in property revenues in the Core Portfolio resulted from an increase in rental rates partially offset by a decrease in occupancy. The weighted average occupancy of the Core Portfolio decreased from 95.3% at January 1, 1999 to 94.4% at December 31, 2000, mainly due to tenant rollover at various properties. Included in property revenues are lease termination fees. These fees relate to specific tenants who have paid a fee to terminate their lease obligations before the end of the contractual term of their lease. Although we have historically experienced similar levels of such termination fees, there is no way of predicting the timing or amounts of future lease termination fees.

Interest/Dividend Income

      Total Portfolio interest/ dividend income increased primarily as a result of a $75 million investment in May 2000 in the HQ Preferred Stock. The HQ Preferred Stock had an initial dividend rate of 13.5% per annum, which increases by 50 basis points each year through maturity in 2007. Interest/ dividend income also increased as a result of a $73.9 million investment in September 1999 in a mezzanine-level debt position related to the SunAmerica Center office property. Our share of the face amount of the note is approximately $136.0 million, bears interest at 7.25% and matures August 31, 2014. We also earned interest from property disposition proceeds held in escrow accounts. The amounts in escrow will be utilized for property acquisitions or returned to us.

Interest Expense

      Total Portfolio interest expense increased from the prior period as a result of having a higher average outstanding debt balance as compared to the prior period, mainly as a result of the Cornerstone Merger, and an increase in the weighted average interest rate. In addition, the following additional statistics for each period for the Total Portfolio are as follows:

•	Total debt to total assets increased to 46.8% from 41.7%;

•	Interest coverage ratio (calculated as EBITDA divided by interest expense, including our share of interest expense of unconsolidated joint ventures) decreased to 2.7 times from 2.9 times; and

•	Weighted average interest rate increased to 7.5% from 7.2%.

      Core Portfolio interest expense decreased from the prior period due to the paydown of mortgage debt on certain Properties partially offset by the financing of Park Avenue Tower and 850 Third Avenue. Interest expense on unsecured notes and the lines of credit are not reflected in the Core Portfolio.

Depreciation and Amortization

      Total Portfolio depreciation and amortization expense increased from the prior period as a result of Properties acquired in the Cornerstone Merger and capital and tenant improvements made during the periods. Core Portfolio depreciation and amortization expense increased as a result of capital and tenant improvements made during the periods.

Property Operating Expenses

      Total Portfolio property operating expenses increased mainly as a result of the Cornerstone Merger in 2000. Core Portfolio property operating expenses increased mainly as a result of increases in real estate taxes and other operating expenses. Real estate taxes increased approximately $11.9 million due to higher property tax assessments. Other operating expenses increased approximately $21.7 million primarily due to higher repairs and maintenance costs, increased utility costs and an increase in expenses at certain properties that were under development.

General and Administrative Expenses

      General and administrative expenses increased due to an increase in the number of employees at the corporate office as a result of the establishment of new revenue-producing business groups and the hiring of additional personnel in other corporate groups, primarily the information technology group. In addition, general and administrative expenses increased as a result of hiring additional personnel due to the Cornerstone Merger, which was anticipated. Although general and administrative expenses are expected to increase along with any increase in the size of the portfolio, it is also anticipated that economies of scale will be realized with future growth, should it occur.

Income from Investment in Unconsolidated Joint Ventures

      Income from investment in unconsolidated joint ventures increased for the Total Portfolio due to the acquisition of an interest in 1301 Avenue of the Americas office property in August 2000 and the partial sale of 12 Office Properties in December 1999 and two Office Properties in June 2000. EOP Partnership retained an equity interest in these Office Properties that were partially sold and accounts for its remaining interests under the equity method of accounting. Prior to the sale, the results of operations of such Office Properties were consolidated.

Net Gain on Sales of Real Estate

      Net gain on sales of real estate decreased due to the combined gross sales price in excess of book value at the time of disposition for the seven office properties, 11 parking facilities and the partial sale of two office properties in 2000 being less than the combined gross sales price in excess of book value at the time of disposition for four office properties and the partial sale of 12 Office Properties in 1999.

Property Dispositions

      EOP Partnership has disposed or partially disposed of the following office properties consisting of approximately 2.5 million square feet, industrial properties consisting of approximately 4.1 million square feet and parking facilities since January 1, 1999:

Year

Office Properties

			Industrial Properties(1)	Parking Facilities

2001	Warner Park Center Transpotomac Plaza 5(5) 11 Canal Center Plaza Port Plaza 99 Canal Center Plaza Biltmore Apartments(2) 1600 Duke Street Bank of America Plaza
Nelson Business Center
Vasco Business Center
Marine Drive Distribution
  Center I, II and III
Kelley Point I & II
Wilsonville Business
  Center I-IV
158th Commerce Park
Columbia Commerce Park I
  and IV
Striker Avenue
Airway Business Center
360 Industrial Court
363 Industrial Way
437 Industrial Way
Theatre District Parking 203 N. LaSalle Adams Wabash Rand Tower Garage
2000	Bank of America Tower(3)(5) Sarasota City Center Media Center(4) Park Plaza Agoura Hills Business Park Westlake Spectrum Center I & II Westwood Business Centre 500 Marquette Building
15th & Sansom Street
1602-34 Chancellor Garage
1616 Sansom Street Garage
Boston Harbor Garage
Capital Common Garage
Forbes and Allies Garage(6)
Juniper/Locust Garage
Milwaukee Center Garage
Riverfront Center
1111 Sansom Street Garage

1999	Atrium Towers(5) 5100 Brookline 215 Fremont Street One Columbus Building 10 and 30 South Wacker(3)(5) Bank One Center(3)(5)	SunTrust Center(3) Promenade II(3) Pasadena Towers(3)(5) Preston Commons(3)(5) Sterling Plaza(3)

(1)	The industrial properties were all acquired in the Spieker Merger.

(2)	Biltmore Apartments is a residential property which is part of the 177 Broad Street Office Property

(3)	These Office Properties were partially sold. EOP Partnership accounts for its remaining interest in these Office Properties under the equity method of accounting.

(4)	Media Center was a development site.

(5)	Consists of two office properties.

(6)	Consists of two parking facilities.

      Below is a summary of the results of operations of these properties through their respective disposition dates:

	For the year ended December 31,			For the year ended December 31,

	2001	2000	1999	2001	2000	1999

	Sold Prior to 2002			Sold in 2002

(Dollars in thousands)
Property revenues	$37,787	$71,582	$266,619	$49,167	$32,091	$28,626
Interest income	—	288	378	18	90	45

Total revenues	37,787	71,870	266,997	49,185	32,181	28,671

Interest expense	2,390	2,718	13,970	1,321	1,927	1,825
Depreciation and amortization	5,526	11,936	46,714	8,622	5,531	5,252
Property operating expenses	10,991	22,596	87,982	17,040	11,869	10,706
Ground rent	—	—	50	116	116	—
General and administrative	355	156	150	—	—	—

Total expenses	19,262	37,406	148,866	27,099	19,443	17,783

Income before income taxes, allocation to minority interests and net gain on sales of real estate	18,525	34,464	118,131	22,086	12,738	10,888
Income taxes	—	—	—	(23)	—	—
Minority interest — partially owned properties	—	(1,457)	(472)	—	—	—
Net gain on sales of real estate	81,662	36,013	59,661	—	—	—

Net income	$100,187	$69,020	$177,320	$22,063	$12,738	$10,888

Property revenues less property operating expenses before interest, depreciation and amortization, ground rent and general and administrative expense	$26,796	$48,986	$178,637	$32,127	$20,222	$17,920

Liquidity and Capital Resources

Liquidity

      Net cash flow from operations represents the primary source of liquidity to fund distributions, debt service, capital improvements and non-revenue enhancing tenant improvements. We expect that our line of credit will provide for funding of working capital and revenue enhancing tenant improvements, unanticipated cash needs as well as acquisitions and development costs. Our net cash flow from operations is dependent upon the occupancy level of our properties, the collectibility of rent from our tenants, the level of operating and other expenses, and other factors. Material changes in these factors may adversely affect our net cash flow from operations. Such changes, in turn, would adversely affect our ability to fund distributions, debt service, capital improvements and non-revenue enhancing tenant improvements. In addition, a material adverse change in our net cash flow from operations may affect the financial performance covenants under our line of credit and unsecured notes. If we fail to meet any of our financial performance covenants our line of credit may become unavailable to us, or the interest charged on the line of credit may increase. Either of these circumstances could adversely affect our ability to fund working capital and revenue enhancing tenant improvements, unanticipated cash needs, acquisitions and development costs. In order to qualify as a REIT for federal income tax purposes, Equity Office must distribute at least 90% of its REIT taxable income (excluding capital gains). Our partnership agreement generally requires us to distribute substantially all of the net cash from operations each quarter and to make reasonable efforts to distribute to Equity Office enough cash for it to meet the 90% distribution requirement. Accordingly, we currently intend to continue to make regular quarterly distributions to holders of Units and preferred units. Subject to the foregoing, we have established quarterly distribution rates which, if annualized, would be as follows:

Annualized Distribution
Security	Per Unit

Units	$2.00
Preferred Unit Series:
A	$2.245
B	$2.625
C	$2.15625
E	$1.96875
F	$2.00

      Since our anticipated distributions will not allow us to retain sufficient cash to repay all of our debt as it comes due using only cash from operations, we will be required to repay maturing debt with proceeds from debt and/or equity offerings. There can be no assurance that such financing will be available on acceptable terms or at all.

Contractual Obligations

As of December 31, 2001, we were subject to the following contractual payment obligations:

	Payments Due by Period

		Less than			After
Contractual Obligations:	Total	1 year	1 - 3 Years	4 - 5 Years	5 years

	(Dollars in thousands)
Long-term debt:
Mortgage debt	$2,662,099	$129,523	$650,070	$926,000	$956,506
Unsecured notes	9,076,500	560,000	1,580,000	1,325,000	5,611,500
Line of credit	244,300	—	244,300	—	—
Share of mortgage debt of unconsolidated joint ventures	848,944	113,737	149,667	570,433	15,107
Operating leases (ground leases)	1,092,007	18,954	35,443	31,958	1,005,652

Total Contractual Obligations	$13,923,850	$822,214	$2,659,480	$2,853,391	$7,588,765

Commitments

      In accordance with the agreement governing the investment in Wright Runstad Associates Limited Partnership (“WRALP”), we agreed, for a period generally continuing until December 31, 2007, to make available to WRALP up to $20.0 million in additional financing or credit support for future development. As of December 31, 2001, no amounts have been funded pursuant to this agreement. However, EOP Partnership has guaranteed WRALP’s current line of credit, which has an outstanding balance of approximately $13.5 million as of December 31, 2001.

      We have agreed to loan amounts in connection with certain development projects as described in “Developments” subfootnote (c) later in this section.

Debt Financing

      The table below summarizes our mortgage debt, unsecured notes and line of credit indebtedness at December 31, 2001 and 2000, including a net unamortized discount on mortgage debt of $(11.8) million and

$(17.8) million, respectively, and a net unamortized premium/(discount) on unsecured notes of $17.5 million and $(3.8) million, respectively, recorded in connection with property acquisitions, mergers and the issuance of unsecured notes.

	December 31,

	2001	2000
(Dollars in thousands)
Balance
Fixed rate	$10,891,325	$8,618,517
Variable rate(1)	1,097,300	184,477

Total	$11,988,625	$8,802,994

Percent of total debt:
Fixed rate	90.8%	97.9%
Variable rate(1)	9.2%	2.1%

Total	100.0%	100.0%

Effective interest rate at end of period:
Fixed rate	7.4%	7.5%
Variable rate(1)(2)	3.3%	7.7%

Effective interest rate	7.0%	7.5%

(1)	The variable rate debt as of December 31, 2001 includes $817 million of fixed rate unsecured notes that were converted to a variable rate based on various spreads over LIBOR through several interest rate swap agreements.

(2)	The variable rate debt bears interest at a rate based on various spreads over LIBOR.

Mortgage Debt

      As of December 31, 2001, total mortgage debt (excluding our share of unconsolidated debt of approximately $848.9 million) consisted of approximately $2.6 billion of fixed rate debt with a weighted average interest rate of approximately 7.7% and $36.0 million of variable rate debt based on LIBOR plus 55 basis points (as of December 31, 2001, the variable rate was approximately 2.6%). Our mortgage debt at December 31, 2001 will mature as follows:

(Dollars in thousands)
Year
2002	$129,523
2003	202,518
2004	447,552
2005	583,372
2006	342,628
Thereafter	956,506

Subtotal	2,662,099
Net discount (net of accumulated amortization of approximately ($5.3) million)	(11,761)

Total	$2,650,338

      The instruments encumbering the properties restrict transfer of the respective properties subject to the terms of the mortgage, prohibit additional liens, require payment of real estate taxes on the properties, maintenance of the properties in good condition, maintenance of insurance on the properties and a requirement to obtain lender consent to enter into material tenant leases.

Line of Credit

      We have a $1.0 billion revolving credit facility that was obtained in May 2000. The line of credit bears interest at LIBOR plus 60 basis points and matures on June 19, 2003. There is also an annual facility fee of $2.0 million payable quarterly. In addition, a competitive bid option, whereby the lenders participating in the credit facility bid on the interest to be charged, is available for up to $350 million of the borrowings under the credit facility. Equity Office has guaranteed outstanding obligations under the line of credit.

Term Loan Facility

      Prior to the closing of the Spieker Merger on July 2, 2001, we obtained a $1.0 billion bridge term facility to finance a portion of the cash portion of the purchase price of the Spieker Merger. This $1.0 billion bridge term facility had a term of 364 days and an interest rate based on LIBOR plus 80 basis points. The $1.0 billion bridge loan facility was repaid and terminated on July 18, 2001 with proceeds from a $1.4 billion unsecured notes offering.

Unsecured Notes

      Unsecured notes increased to approximately $9.1 billion at December 31, 2001 compared to approximately $5.8 billion at December 31, 2000, as a result of approximately $1.9 billion of unsecured notes of Spieker Partnership assumed in the Spieker Merger and $1.4 billion of unsecured notes issued by EOP Partnership. The table below summarizes the unsecured notes outstanding as of December 31, 2001:

	Coupon/	All-in
	Stated	Effective	Face	Maturity
Original Term (in years)	Rate	Rate(a)	Amount	Date

	(Dollars in thousands)
Fixed interest rate:
3(b)	6.38%	6.62%	$200,000	1/15/02
4(b)	6.38%	6.30%	250,000	2/15/02
7(c)	6.95%	5.37%	110,000	12/15/02
5	6.38%	6.76%	300,000	2/15/03
3	7.38%	7.55%	400,000	11/15/03
5	6.50%	6.71%	300,000	1/15/04
5	6.80%	6.10%	200,000	5/01/04
7	7.24%	7.26%	30,000	9/01/04
9	6.90%	6.27%	100,000	12/15/04
8	6.88%	6.40%	125,000	2/01/05
7	6.63%	5.89%	100,000	2/15/05
7	8.00%	6.49%	100,000	7/19/05
8	7.36%	7.69%	50,000	9/1/05
6	8.38%	8.59%	500,000	3/15/06
9	7.44%	7.74%	50,000	9/1/06
10	7.13%	6.74%	100,000	12/1/06
9	7.00%	6.80%	1,500	2/02/07
9	6.88%	6.83%	25,000	4/30/07
9	6.76%	6.76%	300,000	6/15/07
10	7.41%	7.70%	50,000	9/01/07
7	7.75%	7.91%	600,000	11/15/07
10	6.75%	6.97%	150,000	1/15/08
10	6.75%	7.01%	300,000	2/15/08
8(c)(d)	7.25%	7.64%	325,000	11/15/08
10	6.80%	6.94%	500,000	1/15/09
10	7.25%	7.14%	200,000	5/01/09
11	7.13%	6.97%	150,000	7/01/09
10	8.10%	8.22%	360,000	8/01/10
10	7.65%	7.20%	200,000	12/15/10
10(c)	7.00%	6.86%	833,000	7/15/11
20	7.88%	8.08%	25,000	12/01/16
20	7.35%	8.08%	200,000	12/01/17
20	7.25%	7.54%	250,000	2/15/18
30	7.50%	8.24%	150,000	10/01/27
30	7.25%	7.31%	225,000	6/15/28
30	7.50%	7.55%	200,000	4/19/29
30(c)	7.88%	7.94%	300,000	7/15/31

Weighted Average/ Subtotal	7.22%	7.25%	8,259,500

Variable-interest rate(e):
6	6.50%	4.44%	150,000	6/15/04
6	6.50%	4.41%	100,000	6/15/04
7	6.63%	3.41%	300,000	2/15/05
10(c)	7.00%	2.62%	267,000	7/15/11

Weighted Average/ Subtotal	6.71%	3.46%	817,000

Weighted Average/ Subtotal	7.17%	6.91%	9,076,500

Net premium (net of accumulated amortization of approximately $3.0 million)			17,487

Total			$9,093,987

(a)	Includes the cost of terminated interest rate protection and swap agreements, offering and transaction costs and premiums and discounts on certain unsecured notes.

(b)	These notes were repaid upon maturity. In February 2002, we issued $500 million of unsecured notes due February 2012. These notes are guaranteed by Equity Office. The coupon interest rate of the notes is 6.75% per annum with interest payable semiannually. The effective interest rate, which includes amortization of the discount and other offering costs, is approximately 7.0%. Total cash proceeds, net of selling commissions and other expenses, were approximately $235.9 million. Approximately $260.0 million of the aggregate principal amount of the notes was exchanged for $250 million of the aggregate principal amount of our outstanding 6.376% Mandatory Par Put Remarketed Securities(SM) due February 15, 2012, which were subject to mandatory redemption and a remarketing agreement. The remaining net proceeds were used to repay our line of credit and for general business purposes, including working capital.

(c)	The notes are guaranteed by Equity Office.

(d)	The notes are exchangeable into Equity Office Common Shares at an exchange rate of $34.00 per share. If the closing price at the time a holder exercises its exchange right is less than the exchange price of $34.00, the holder will receive, in lieu of Common Shares, cash in an amount equal to 97% of the product of the number of Common Shares into which the principal amount of notes subject to such exercise would otherwise be exchangeable and the current market price per Common Share. Upon exchange of a $1,000 note for Common Shares of Equity Office, EOP Partnership would issue a corresponding number of Units to Equity Office on a one-for-one basis.

(e)	As of December 31, 2001, $817 million of unsecured notes were converted to a variable interest rate based on a spread over the 6-month LIBOR rate through several interest rate swap arrangements.

      We filed a shelf registration statement, which was declared effective by the SEC on August 31, 2000, relating to the issuance from time to time of up to $2.0 billion of unsecured debt securities and warrants exercisable for debt securities in amounts, at initial prices and on terms to be determined at the time of the offering. In November 2000, we issued $1.0 billion of unsecured notes under this registration statement.

      Equity Office and we subsequently filed a shelf registration statement, which was declared effective by the SEC on July 19, 2001, relating to the issuance from time to time of up to an additional $3.0 billion of our unsecured debt securities and warrants exercisable for debt securities in amounts, at initial prices and on terms to be determined at the time of the offering, plus up to $4.0 billion of guarantees by Equity Office. The $1.0 billion unused portion of the August 2000 registration statement was also added to the June 2001 registration statement. In July 2001, we issued $1.4 billion of unsecured notes under this registration statement, all of which were guaranteed by Equity Office. In February 2002, we issued an additional $500 million of unsecured notes under this registration statement, all of which were also guaranteed by Equity Office. As a result of these issuances, $2.1 billion of unsecured debt securities and related guarantees remain available for issuance under the June 2001 shelf registration statement.

Restrictions and Covenants under Unsecured Indebtedness

      Agreements or instruments relating to our unsecured notes and line of credit contain certain financial restrictions and requirements described below. As of December 31, 2001, we were in compliance with each of these financial restrictions and requirements.

      Set forth below are the financial restrictions and requirements to which we are subject under our line of credit agreement:

•	total liabilities to total asset value may not exceed 0.55:1 at any time;

•	EBITDA to interest expense may not be less than 2.00:1;

•	cash flow to fixed charges may not be less than 1.5:1;

•	secured debt to total asset value may not exceed 0.40:1;

•	unsecured debt to unencumbered asset value may not exceed 0.55:1;

•	unencumbered net operating income to unsecured debt service may not be less than 2.0:1;

•	consolidated tangible net worth may not be less than the sum of $7.8 billion and 70% of all net offering proceeds received by Equity Office or EOP Partnership after February 29, 2000;

•	we may not pay any distributions on Common Shares and Units in excess of 90% of annual FFO; and

•	our investments in unimproved assets, interest in taxable REIT subsidiaries, developments, unconsolidated joint ventures, mortgages and securities, in the aggregate, may not exceed 25% of our total asset value.

      Set forth below are the financial restrictions and requirements to which we are subject under our unsecured note indentures:

•	debt to adjusted total assets may not exceed 0.60:1;

•	secured debt to adjusted total assets may not exceed 0.40:1;

•	consolidated income available for debt service to annual debt service charge may not be less than 1.50:1; and

•	total unencumbered assets to unsecured debt may not be less than 1.50:1.

Equity Securities

      A summary of the activity of Equity Office’s Common Shares, redeemable common shares, and EOP Partnership’s Units (exclusive of Units owned by Equity Office) during the year ended 2001 is as follows:

		Redeemable
	Common Shares	Common Shares	Units	Total

Outstanding at December 31, 2000	305,248,752	1,717,844	—	306,966,596
Issued in the Spieker Merger and other acquisitions	101,520,398	—	16,756,144	118,276,542
Share options exercised	3,282,003	—	—	3,282,003
Common Shares issued in exchange for Units	2,172,016	—	(2,172,016)	—
Units redeemed for cash	—	—	(40,888)	(40,888)
Units retired	—	—	(113,829)	(113,829)
Conversion of redeemable Common Shares/Units	1,717,844	(1,717,844)	42,060,891	42,060,891
Restricted shares and share awards issued/ cancelled, net	558,666	—	—	558,666
Issued through the Dividend Reinvestment Program	34,989	—	—	34,989
Conversion of Series B Preferred Shares into Common Shares	14,005	—	—	14,005

Outstanding at December 31, 2001	414,548,673	—	56,490,302	471,038,975

      At December 31, 2001, Equity Office owned a total of 414,548,673 Units. Each limited partner of EOP Partnership, excluding Equity Office, may, subject to certain limitations, require that EOP Partnership redeem its Units. Under the partnership agreement of EOP Partnership, Equity Office has the right to assume directly and satisfy the redemption right of a limited partner by issuing its Common Shares or cash in exchange for any Units tendered for redemption. If Equity Office does not assume EOP Partnership’s obligation to redeem the Units, upon redemption, the limited partner will receive cash from EOP Partnership in an amount equal to the market value of the Common Shares for which the Units would have been redeemed if Equity Office had elected to assume and satisfy EOP Partnership’s obligation by paying Common Shares. Under an assignment and assumption agreement entered into with EOP Partnership on June 29, 2001, if Equity Office elects to assume directly and satisfy the redemption right of a limited partner, EOP Partnership is entitled to make the election as to whether Equity Office issues Common Shares or cash in exchange for Units tendered for redemption.

      In connection with the Spieker Merger, Equity Office issued on July 2, 2001, three new series of preferred shares. A total of 4,250,000 9.45% Series D preferred shares, 6,000,000 7.875% Series E preferred shares and 4,000,000 8.0% Series F preferred shares were issued.

      On July 2, 2001, EOP Partnership issued a corresponding number of Series D, E and F preferred units. All of the Series E and F preferred units were owned by Equity Office at December 31, 2001. In November 2001, Equity Office redeemed all of the 4,250,000 outstanding Series D preferred shares for an aggregate redemption price of approximately $107.4 million. Equity Office has elected to redeem all of the Series D preferred units owned by it in connection with the redemption of its outstanding Series D preferred shares.

Cash Flows

      The following summary discussion of our cash flows is based on the consolidated statements of cash flows in “Item 8. — Financial Statements and Supplementary Data” and is not meant to be an all-inclusive discussion of the changes in our cash flows for the periods presented below.

Years Ended December 31, 2001 and 2000

      Cash and cash equivalents increased by approximately $7.9 million to approximately $61.1 million at December 31, 2001, compared to $53.3 million at December 31, 2000. This increase was the net result of the receipt of approximately $1,241.6 million from operating activities, approximately $1,348.2 million used for investing activities (consisting primarily of approximately $1,077.0 million used for the acquisition of Spieker and approximately $437.7 million used for capital and tenant improvements and lease acquisition costs) and approximately $114.5 million from financing activities.

Years Ended December 31, 2000 and 1999

      Cash and cash equivalents increased by approximately $50.9 million to approximately $53.3 million at December 31, 2000, compared to $2.3 million at December 31, 1999. This increase was the net result of the receipt of approximately $907.3 million from operating activities, approximately $1,311.8 million used for investing activities (consisting primarily of approximately $1,159.4 million used for the acquisition of Cornerstone and approximately $373.2 million used for capital and tenant improvements and lease acquisition costs) and approximately $455.4 million from financing activities.

Market Risk

Qualitative Information About Market Risk

      Our future earnings, cash flows and fair values relevant to financial instruments are dependent upon prevalent market rates for those financial instruments. Market risk is the risk of loss from adverse changes in market prices and interest rates. We manage our market risk by matching projected cash inflows from operating, investing and financing activities with projected cash outflows to fund debt service, acquisitions, capital expenditures, distributions to unit holders and other cash requirements. The majority of our outstanding debt obligations (maturing at various times through 2031) have fixed interest rates which limit the risk of fluctuating interest rates. We utilize certain derivative financial instruments at times to further reduce interest rate risk. Interest rate protection and swap agreements are used to convert some variable rate debt to a fixed rate basis, fixed rate debt to a variable rate basis, or to hedge anticipated financing transactions. Derivatives are used for hedging purposes rather than speculation. We do not enter into financial instruments for trading purposes.

Quantitative Information About Market Risk

General

      Interest and market risk amounts were determined by considering the impact of hypothetical interest rates and equity prices on our financial instruments. These analyses do not consider the effect of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management would likely take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, these analyses assume no changes in our financial structure.

Interest Rate Risk — Debt

      As of December 31, 2001, total outstanding debt was approximately $12.0 billion, of which approximately $1,097.3 million (which includes $817 million of unsecured notes effectively converted to a variable rate through interest rate swaps), or 9.2%, was variable rate debt. If market rates of interest on the variable rate debt increase by 10% (or approximately 20 basis points), the increase in interest expense on the variable rate debt would decrease future earnings and cash flows by approximately $2.2 million annually. If market rates of interest increased by 10%, the fair value of the total outstanding debt would decrease by approximately $272 million. If market rates of interest on the variable rate debt decrease by 10% (or approximately 20 basis points), the decrease in interest expense on the variable rate debt would increase future earnings and cash flows by approximately $2.2 million annually. If market rates of interest decrease by 10%, the fair value of the total outstanding debt would increase by approximately $292 million.

      As of December 31, 2000, total outstanding debt was approximately $8.8 billion, of which approximately $184.5 million, or 2.1%, was variable rate debt. If market rates of interest on the variable rate debt increased by 10% (or approximately 76 basis points), the increase in interest expense on the variable rate debt would have decreased future earnings and cash flows by approximately $1.4 million annually. If market rates of interest increased by 10%, the fair value of the total outstanding debt would have decreased by approximately $84 million. If market rates of interest on the variable rate debt decreased by 10% (or approximately 76 basis points), the decrease in interest expense on the variable rate debt would have increased future earnings and cash flows by approximately $1.4 million annually. If market rates of interest decreased by 10%, the fair value of the total outstanding debt would have increased by approximately $86 million.

Interest Rate Risk — Derivatives

      During the year ended December 31, 2001, we entered into interest rate swap agreements to hedge certain unsecured notes as summarized below. In each case, we are the variable rate payer and the counterparty is the fixed rate payer. The variable interest rate is based on various spreads over LIBOR. The settlement dates correspond to the interest payment dates of the respective unsecured notes being hedged. Each of the interest rate swap agreements terminate on the maturity date of the respective unsecured notes being hedged.

				Maturity Date
	Amount	Estimated	Fixed	of Unsecured
Date	Hedged	Value(1)	Interest Rate	Notes/Swaps

		(Dollars in
		thousands)
June 2001	$400 million	—	6.63%		(2)
July 2001	$500 million	—	7.0%		(3)
October 2001	$100 million	$(1,320)	6.5%	6/15/04
October 2001	$150 million	$(2,105)	6.5%	6/15/04
October 2001	$300 million	$(6,043)	6.63%	2/15/05
December 2001	$267 million	$1,351	7.0%		(4)

(1)	Values are as of December 31, 2001, and may fluctuate based on market interest rates.

(2)	In September 2001, we terminated the interest rate swap agreement on these notes. The total proceeds as a result of the termination that were recorded as additional premium on the $400 million of unsecured notes were approximately $15.8 million. This amount is being amortized over the remaining term of the unsecured notes.

(3)	In September 2001, we terminated the interest rate swap agreement on these notes. The total proceeds as a result of the termination that were recorded as additional premium on the $1.1 billion unsecured notes were approximately $31.6 million.

(4)	In February 2002, we terminated the interest rate swap agreement on these notes. The total proceeds as a result of the termination that were recorded as additional premium on the $1.1 billion unsecured notes were approximately $3.2 million.

      In accordance with FAS 133 Accounting for Derivative Instruments and Hedging Activities, the above interest rate swap agreements and the respective unsecured notes are reflected at market value. Any market adjustment on the swap agreements will be reflected in other assets or other liabilities, and the corresponding market adjustment on the unsecured notes will be reflected as either a discount or premium on unsecured notes. Because the swap agreements are considered a perfectly effective fair value hedge, there will be no effect on net income from the mark to market adjustments.

Market Rate Risk

      In August 2001, we had put option agreements outstanding in connection with the acquisition of certain properties in 1997. We paid approximately $1.4 million in settlement of this put option. We previously recognized approximately $4.1 million as a total potential payment for the put option exercise between the period from August 1999 to August 2000. The difference of approximately $2.7 million between the $4.1 million previously recognized and the $1.4 million actually paid was recognized as a put option settlement during the third quarter 2001.

      During 2001, we recorded a permanent impairment on our investment in marketable securities and reduced the carrying value to a nominal amount, which approximates the current market value. A 10% increase or decrease in the market price of these securities would increase or decrease our investment in these securities by approximately $0.01 million. Changes in the market prices of these securities are required to be reflected as a corresponding adjustment to accumulated other comprehensive income. At December 31, 2001 and 2000, we had an unrealized holding loss on these investments totaling approximately $0.1 million and $28.3 million, which is reflected as accumulated other comprehensive (loss). There will be no impact on earnings or cash flows from market price fluctuations unless we dispose of these investments or write-down the investments upon the determination that these investments have suffered a permanent impairment.

Capital Improvements, Tenant Improvements and Leasing Commissions

Capital Improvements

      Significant renovations and improvements which improve or extend the useful life of our Properties are capitalized. We categorize these capital expenditures as follows:

• Capital Improvements — improvements that enhance the value of the property such as lobby renovations, roof replacement, significant renovations for Americans with Disabilities Act compliance, chiller replacement, elevator upgrades; and

• Development and Redevelopment Costs — include costs associated with the development or redevelopment of a property including tenant improvements, leasing commissions, capitalized interest and operating costs incurred during completion of the property and incurred while the property is made ready for its intended use.

Tenant Improvements and Leasing Commissions

      Costs related to the renovation, alteration or build-out of existing second-generation space, as well as related leasing commissions, are capitalized. These tenant improvements may include, but are not limited to, floor coverings, ceilings, walls, HVAC, mechanical, electrical, plumbing and fire protection systems. We categorize tenant improvements and leasing commissions as follows:

• Revenue enhancing — costs incurred on space which is vacant at the time of acquisition or has been vacant for nine months or more; and

• Non-revenue enhancing — costs incurred in connection with the renewal or retenanting of currently leased space to maintain the revenue being generated by such space.

Cost of Improvements

      The table below details the costs incurred for each type of improvement. These costs exclude similar costs incurred at unconsolidated joint ventures.

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands, except per
	square foot amounts)
Capital Improvements:
Capital improvements	$67,536	$47,858	$70,836
Development and redevelopment costs	159,084	132,509	145,998

Total capital improvements	$226,620	$180,367	$216,834

      The amounts shown below represent the total tenant improvement and leasing commissions for leases which commenced during the period, regardless of when such costs were actually paid, which is a more useful measure of the total tenant improvement and leasing commission costs for the periods presented.

Tenant Improvements and Leasing Commissions:

Revenue enhancing	$24,574	$42,106	$25,983

Per square foot leased	$21.24	$27.80	$22.21

Non-revenue enhancing:
Non-revenue enhancing — renewals	$34,729	$33,739	$34,347
Per square foot leased	$6.71	$6.18	$7.94
Non-revenue enhancing — retenanted	$102,381	$84,009	$55,168
Per square foot leased	$15.90	$13.48	$14.81

Total non-revenue enhancing	$137,110	$117,748	$89,515

Per square foot leased	$11.80	$10.07	$11.12

      The above information includes actual capital improvements incurred and tenant improvements and leasing commissions for leases which commenced during the year for the years ended 2001, 2000 and 1999. The amounts included in the consolidated statements of cash flows represent the cash expenditures made during each of these years. The differences between these amounts represent timing differences between the lease commencement dates and the actual cash expenditures as well as expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other. The reconciliation between the amounts above and the amounts disclosed in the consolidated statements of cash flows is as follows:

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Total capital improvements, tenant improvements and leasing commissions	$388,304	$340,221	$332,332
Timing differences	15,106	12,219	4,807
Expenditures for corporate furniture, fixtures and equipment, software, leasehold improvements and other	34,294	20,711	15,422

Total capital improvements, tenant improvements and leasing commissions on the consolidated statements of cash flows	$437,704	$373,151	$352,561

      The table below details our share of the costs incurred for each type of improvement for unconsolidated joint ventures:

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands, except per
	square foot amounts)
Capital Improvements:

Capital improvements	$4,577	$4,736	$2,383

Development and redevelopment costs	$105,370	$77,789	$78,396

Tenant Improvements and Leasing Commissions:

Revenue enhancing	$1,250	$1,267	$449

Per square foot leased	$25.77	$21.98	$50.36

Non-revenue enhancing:
Non-revenue enhancing — renewals	$1,398	$1,682	$29
Per square foot leased	$5.42	$4.87	$5.14
Non-revenue enhancing — retenanted	$4,047	$8,376	$782
Per square foot leased	$11.41	$21.99	$30.24

Total non-revenue enhancing	$5,445	$10,058	$811

Per square foot leased	$8.89	$13.85	$25.78

Developments

      We currently own directly and through joint ventures several properties in various stages of development or pre-development. These developments are funded with proceeds from working capital and the line of credit. Specifically identifiable direct acquisition, development and construction costs are capitalized, including, where applicable, salaries and related costs, real estate taxes and interest essential to the development of a property. The properties under development and all figures stated below are as of December 31, 2001.

Consolidated Developments:

					EOP Partnership’s

	Estimated				Effective			Total
	Placed				Ownership	Costs	Total	Project	Current
	in Service		Number of	Square	Percentage	Incurred	Estimated	Estimated	Percentage
	Date(a)	Location	Buildings	Feet	(a)	(a)	Costs(a)	Costs(a)	Leased

						(Dollars in thousands)
Wholly-Owned

Tower at Shores Center	4Q/2001	Redwood Shores, CA	2	334,800	100%	$105,488	$116,500	$116,500	30%
EJ Randolph II	2Q/2002	McLean, VA	1	122,000	100%	24,903	35,700	35,700	100%

			3	456,800		130,391	152,200	152,200	49%

Joint Venture

Water’s Edge Phase I(b)	3Q/2002	Los Angeles, CA	2	261,000	87.5%	32,473	74,300	76,500	0%

			2	261,000		32,473	74,300	76,500	0%

Unconsolidated Developments:

					EOP Partnership’s

	Estimated				Effective			Total
	Placed				Ownership	Costs	Total	Project	Current
Wilson/Equity Office	in Service		Number of	Square	Percentage	Incurred	Estimated	Estimated	Percentage
Developments(c)	Date(a)	Location	Buildings	Feet	(a)	(a)	Costs(a)	Costs(a)	Leased

						(Dollars in thousands)
San Rafael Corporate Center	4Q/2001	San Rafael, CA	2	157,700	80%	34,657	48,100	60,100	5%
Foundry Square I, II and IV (f/k/a First and Howard)(d)	3Q/2002 - 3Q/2003	San Francisco, CA	3	1,062,700	(d )	83,895	223,000	372,200	50%
Ferry Building(e)	3Q/2002	San Francisco, CA	1	242,000	(e )	29,921	60,900	99,900	0%
Concar(f)	4Q/2002	San Mateo, CA	2	207,000	80%	17,469	55,200	68,500	99%

			8	1,669,400		165,942	387,200	600,700	45%

Grand Total/Weighted Average			13	2,387,200		$328,806	$613,700	$829,400	41%

Balance Sheet Reconciliation of Developments:
Consolidated developments — costs incurred as reflected above:
Wholly-owned	$130,391
Joint venture	32,473
Minority interests portion of consolidated developments	2,133

Total developments in process on the consolidated balance sheet	$164,997

(a)	The “Estimated Placed in Service Date” represents the date the certificate of occupancy was or is currently anticipated to be obtained. Subsequent to obtaining the certificate of occupancy, the property is expected to undergo a lease-up period.

For consolidated developments, the “Costs Incurred” and the “Total Estimated Costs” are based on our “Effective Ownership Percentages.” The “Total Project Estimated Costs” represent 100% of the estimated costs including any unaffiliated party’s portion.

For unconsolidated developments, the “Effective Ownership Percentage” represents our direct interest in the development and our 49.9% interest in Wilson/ Equity Office (“W/EO”). The “Costs Incurred” and “Total Estimated Costs” are based on our “Effective Ownership Percentage.” The “Total Project Estimated Costs” represent 100% of the estimated costs, including ours, Wilson Investors’ (“WI”) and any unaffiliated party’s portions.

The “Total Estimated Costs” and the “Total Project Estimated Costs” are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

(b)	A third party and we have entered into a joint venture agreement for the purpose of developing, constructing, leasing and managing Water’s Edge Phase I and a potential Phase II development. The total cost for the development of Phase I and land acquisition of Phase II is approximately $91.0 million, which includes $14.5 million allocated to the cost of the Phase II land parcel. We plan to fund approximately $74.3 million of the Phase I total development costs, which consists of our 87.5% of the equity component, and the balance in the form of preferred equity.

(c)	WI and we entered into a joint venture agreement to form W/EO for the purpose of developing, constructing, leasing and managing developments in northern California. W/EO is owned 49.9% by us and 50.1% by WI. William Wilson III, a trustee of Equity Office, through his ownership of WI, owns approximately 22% of W/EO (and approximately 30% of any promote to which WI is entitled under the joint venture agreement). We have agreed to loan up to $25.0 million to WI for its required contribution to W/EO at a 15% return per annum. The current outstanding balance of this loan as of December 31, 2001 is approximately $12.0 million of principal and $2.0 million of accrued interest.

We have created or anticipate creating joint ventures with W/EO and, in certain cases, unaffiliated third parties for the development of various office properties. The costs for these developments are expected to be funded by us and W/EO in a 60%/40% ratio and in some cases by third parties as described within each development’s respective operating agreement. The Board of Trustees of Equity Office has also authorized us to negotiate and enter into an agreement with W/EO providing for the extension of first mortgage financing to the ownership entities of each of these developments at the greater of 6.5% or LIBOR plus 3.25%, generally maturing 36 months after initial funding (or earlier at our option in the event alternative financing sources are available on terms reasonably acceptable to WI and any unaffiliated investors). The aggregate amount of any such financing would generally be capped at 70% of budgeted construction costs. In accordance with the W/EO operating agreement, we are entitled, but not required, to purchase the W/EO interest in each development subsequent to project stabilization.

(d)	Foundry Square is a project with three sites currently under development, each of which has a separate joint venture structure. Our effective ownership percentages are approximately 64%, 68% and 40% for Sites I, II and IV, respectively. Site III is currently held as land available for development.

(e)	In the second quarter 2001 a joint venture between W/EO, other unaffiliated parties and us leased the Ferry Building from the City and County of San Francisco, through its Port Commission ( the “Port”). Under this lease, the Port is paid a stated base rent. In addition, once the lessee has received from the project a cumulative preferred return of 8% (prior to stabilization) and 11% (after stabilization), then 50% of the proceeds from the operation and ownership of the project are paid to the Port as percentage rent.

The joint venture is redeveloping the Ferry Building in a manner to permit the use of federal rehabilitation tax credits (“Historic Tax Credit”). Since the original members of the joint venture could not take full advantage of the Historic Tax Credits, in the fourth quarter 2001, the joint venture admitted a new member who could do so. This investor member will contribute approximately $23.5 million in equity to fund a portion of the “Total Project Estimated Costs” for the project, and will receive a preferred return with an effective annual rate of approximately 3% on its capital investment. The investor member’s interest in the joint venture is subject to put/call rights during the sixth and seventh years after the Ferry Building is placed in service. Upon the purchase of the investor member’s interest pursuant to the put/call, it is estimated that the joint venture will retain approximately $11 million of the capital contributed by the investor member, based on the formula to determine the purchase price for the investor member’s interest and after taking into account the preferred return that will have been paid to the investor member by such time. Through the creation of a master lease, our “Effective Ownership Percentage” in the net cash flow of the Ferry Building project is approximately 80%, after the distribution of the preferred returns.

(f)	Under the terms of the ground lease, the ground lessor is entitled to share, in addition to ground rent, in proceeds from the operation and ownership of this development after a 10% return to the lessee.

      In addition to the developments described above, we own or have under option various land parcels available for development. These sites represent possible future development of up to approximately 11.5 million square feet of office space. The development of these sites will be impacted by the timing and likelihood of success of the entitlement process, both of which are uncertain.

      Consolidated developments in process increased to approximately $165.0 million at December 31, 2001 compared to $70.4 million at December 31, 2000, primarily due to developments acquired in the Spieker Merger and additional expenditures made during the period. Consolidated land available for development increased to approximately $251.7 million at December 31, 2001 from $88.4 million at December 31, 2000, primarily due to land acquired in the Spieker Merger.

Subsequent Event

      In 2000, we formed a joint venture with WI, through its interest in W/EO, and an unaffiliated party to develop, construct, lease and manage Foundry Square I, a 327,000 square foot office building located in San Francisco, California which was scheduled to be completed in third quarter 2003. The building was 94% pre-leased to a single tenant. In March 2002, the tenant terminated its lease for $85 million.

      In March 2002, we entered into contracts with our joint venture partners to acquire the land, improvements and partnership interests in Foundry Square I. WI’s share of the lease termination income and consideration for its joint venture interest is approximately $26 million. Our share of the lease termination fee is approximately $40 million and will be recorded as income in the first quarter of 2002.

      In addition, WI repaid the current approximate $12 million outstanding balance under a $25 million loan commitment we previously made to WI and the accrued interest of approximately $2 million. The remaining amount that WI can draw under the $25.0 million loan commitment is approximately $13 million.

      We had previously accounted for our investment in Foundry Square I under the equity method and will now consolidate our investment, which will be reflected as land available for development. We are currently analyzing our investment opportunities in Foundry Square I, which may include future development or the sale of Foundry Square I.

Impact of New Accounting Standards

      The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 141, Business Combinations. Statement 141 eliminates the pooling-of-interest method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. The requirements of Statement 141 are effective for any business combination accounted for by the purchase method that is completed after June 20, 2001. We adopted the standard which had no material effect on EOP Partnership.

      FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years. We adopted the standard, which had no material effect on EOP Partnership.

      In accordance with Statement of Financial Accounting Standards No. 145, Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective for financial statements issued for fiscal years beginning after May 15, 2002, gains and losses on extinguishments of debt are classified as income from continuing operations rather than as extraordinary items as previously required under Statement 4. As a result of the adoption, extraordinary losses of $9,374, $1,802 and $10,548, for each of the three years ended December 31, 2001, were reclassed to “amortization of deferred financing costs and prepayment expenses”.

Inflation

      Substantially all of our office leases require the tenant to pay, as additional rent, a portion of any increases in real estate taxes (except in the case of certain California leases, which limit the ability of the landlord to pass through to the tenants the effect of increased real estate taxes attributable to a sale of real property interests) and operating expenses over a base amount. In addition, many of our office leases provide for fixed increases in base rent or indexed escalations (based on the Consumer Price Index or other measures). We believe that the majority of inflationary increases in expenses will be offset, in part, by the expense reimbursements and contractual rent increases described above.

Funds From Operations

      We believe FFO, as defined by NAREIT, to be an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance of equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.

      The following table reflects the calculation of FFO for the years ended December 31, 2001, 2000 and 1999:

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate	$541,144	$434,796	$397,789
Add (deduct):
Income taxes	(8,814)	(2,719)	(656)
Income allocated to minority interests for partially owned properties (excluding allocation of gain on sale of real estate of $1,473 in 2000)	(8,685)	(5,370)	(1,981)
Income from investment in unconsolidated joint ventures	69,203	56,251	13,824
Depreciation and amortization (real estate related) (including our share of unconsolidated joint ventures)	605,488	453,909	363,275
Discontinued operations (excluding real estate related depreciation, amortization)	30,497	18,214	16,103
Impairment on assets held for sale	2,536	—	—
Put option settlement	2,655	(2,576)	(5,658)
Preferred distributions, net	(57,041)	(43,348)	(43,603)

Funds from operations	$1,176,983	$909,157	$739,093

Cash flow provided by (used for):
Operating Activities	$1,241,601	$907,343	$720,711
Investing Activities	$(1,348,203)	$(1,311,778)	$(67,138)
Financing Activities	$114,467	$455,353	$(718,315)
Ratio of earnings to combined fixed charges and preferred share distributions	1.7	1.7	1.7

      The White Paper on FFO approved by NAREIT in March 1995 defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of properties (which EOP Partnership believes includes impairments on properties held for sale), plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Subsequently, NAREIT issued National Policy Bulletins clarifying the definition of FFO to include all operating results, both recurring and non-recurring, except those defined as extraordinary under GAAP, including gains or losses from debt restructuring. We believe that FFO is helpful to investors as a measure of the performance of a real estate company because, along with cash flow from operating activities, investing activities and financing activities, it provides investors with an indication of the ability of a company to incur and service debt, to make capital expenditures and to fund other cash needs. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than us. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Item 7A.     Quantitative and Qualitative Disclosures About Market Risk

      Quantitative and qualitative disclosures about market risk are incorporated herein by reference from “Item 7. — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Market Risk.”

Item 8.     Financial Statements and Supplementary Data.

REPORT OF INDEPENDENT AUDITORS

The Partners of EOP Operating Limited Partnership

      We have audited the accompanying consolidated balance sheets of EOP Operating Limited Partnership (“EOP Partnership”) as of December 31, 2001 and 2000, and the related consolidated statements of operations, partners’ capital and net comprehensive income and cash flows for each of the three years in the period ended December 31, 2001. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and the schedule are the responsibility of EOP Partnership’s management. Our responsibility is to express an opinion on these financial statements and the schedule based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of EOP Partnership at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      In 2001, as discussed in Note 2 to the consolidated financial statements, EOP Partnership changed its method of accounting for derivative instruments and hedging activities. Also, as discussed in Note 27 to the consolidated financial statements, in 2002 EOP Partnership adopted the provisions of Statements of Financial Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” and No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.”

Ernst & Young LLP

Chicago, Illinois

February 6, 2002, except for Note 26
as to which the date is February 15, 2002 and
Note 27 as to which the date is January 10, 2003

EOP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED BALANCE SHEETS

	December 31,

	2001	2000

	(Dollars in thousands,
	except per unit amounts)
Assets:
Investment in real estate	$24,399,658	$17,460,534
Developments in process	164,997	70,422
Land available for development	251,696	88,424
Accumulated depreciation	(1,494,301)	(978,055)

Investment in real estate, net of accumulated depreciation	23,322,050	16,641,325
Cash and cash equivalents	61,121	53,256
Tenant and other receivables (net of allowance for doubtful accounts of $7,794 and $1,873, respectively)	120,425	101,784
Deferred rent receivable	269,796	207,088
Escrow deposits and restricted cash	196,289	39,832
Investment in unconsolidated joint ventures	1,321,127	1,164,613
Deferred financing costs (net of accumulated amortization of $36,198 and $21,756, respectively)	77,880	81,854
Deferred leasing costs (net of accumulated amortization of $78,600 and $39,906, respectively)	187,336	151,178
Prepaid expenses and other assets (net of discounts of $67,413 and $78,871, respectively)	252,398	353,323

Total Assets	$25,808,422	$18,794,253

Liabilities, Minority Interests, Redeemable Units and Partners’ Capital:
Mortgage debt (including a net discount of $(11,761) and $(17,825), respectively)	$2,650,338	$2,915,801
Unsecured notes (including a net premium/(discount) of $17,487 and $(3,807), respectively)	9,093,987	5,836,193
Line of credit	244,300	51,000
Accounts payable and accrued expenses	570,744	497,811
Distribution payable	6,060	3,681
Other liabilities	330,277	200,176

Total Liabilities	12,895,706	9,504,662

Commitments and contingencies	—	—
Minority interest — partially owned properties	181,017	197,161

Redeemable Units (0 and 43,778,735 issued and outstanding)	—	1,426,359

Preferred Units, 100,000,000 authorized:
8.98% Series A Cumulative Redeemable Preferred Units, liquidation preference $25.00 per unit, 7,994,000 issued and outstanding	199,850	199,850
5.25% Series B Convertible, Cumulative Redeemable Preferred Units, liquidation preference $50.00 per unit, 5,990,000 and 6,000,000 issued and outstanding, respectively	299,500	300,000
8.625% Series C Cumulative Redeemable Preferred Units, liquidation preference $25.00 per unit, 4,562,900 issued and outstanding	114,073	114,073
7.875% Series E Cumulative Redeemable Preferred Units, liquidation preference $25.00 per unit, 6,000,000 and 0 issued and outstanding, respectively	150,000	—
8.0% Series F Cumulative Redeemable Preferred Units, liquidation preference $25.00 per unit, 4,000,000 and 0 issued and outstanding, respectively	100,000	—
General Partners Capital	93,010	70,490
Limited Partners Capital	11,795,204	7,024,784
Deferred compensation	(19,822)	(14,871)
Accumulated other comprehensive loss	(116)	(28,255)

Total Partners’ Capital	12,731,699	7,666,071

Total Liabilities, Minority Interests, Redeemable Units and Partners’ Capital	$25,808,422	$18,794,253

See accompanying notes.

EOP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands, except per unit amounts)
Revenues:
Rental	$2,384,187	$1,705,353	$1,468,810
Tenant reimbursements	444,503	322,145	279,801
Parking	125,284	109,769	110,140
Other	71,690	47,788	31,679
Fee income	15,085	10,931	8,939
Interest/ dividends	40,214	36,076	14,203

Total revenues	3,080,963	2,232,062	1,913,572

Expenses:
Interest:
Expense incurred	726,930	523,860	412,170
Amortization of deferred financing costs and prepayment expenses	14,996	11,493	15,204
Depreciation	524,632	394,775	334,877
Amortization	41,964	26,420	14,204
Real estate taxes	341,550	265,591	240,956
Insurance	21,840	12,002	9,424
Repairs and maintenance	296,948	230,775	205,909
Property operating	309,255	233,758	195,881
Ground rent	16,812	9,896	6,887
General and administrative	109,672	88,696	80,271
Impairment on securities and other investments	132,684	—	—
Impairment on assets held for sale	2,536	—	—

Total expenses	2,539,819	1,797,266	1,515,783

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate	541,144	434,796	397,789
Income taxes	(8,814)	(2,719)	(656)
Minority interests — partially owned properties	(8,685)	(6,843)	(1,981)
Income from investment in unconsolidated joint ventures	69,203	56,251	13,824
Net gain on sales of real estate	81,662	36,013	59,661

Income from continuing operations	674,510	517,498	468,637
Discontinued operations	22,063	12,738	10,888

Income before extraordinary items and cumulative effect of a change in accounting principle	696,573	530,236	479,525
Extraordinary items	(1,000)	—	—
Cumulative effect of change in accounting principle	(1,142)	—	—

Net income	694,431	530,236	479,525
Put option settlement	2,655	(2,576)	(5,658)
Preferred distributions, net	(57,041)	(43,348)	(43,603)

Net income available for Units	$640,045	$484,312	$430,264

Net income available per weighted average Unit outstanding — basic	$1.57	$1.53	$1.49

Weighted average Units outstanding — basic	408,919,582	316,067,694	288,326,547

Net income available per weighted average Unit and unit equivalent outstanding — diluted	$1.55	$1.52	$1.48

Weighted average Units and unit equivalents outstanding — diluted	411,986,897	318,997,407	291,157,204

Distributions declared per Unit outstanding	$1.90	$1.74	$1.58

See accompanying notes.

EOP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL
AND NET COMPREHENSIVE INCOME

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Partners’ Capital:
Balance, beginning of period	$7,680,942	$6,788,293	$6,979,355
Issuance of Units for Spieker Merger	3,464,625	—	—
Issuance of share options for the Spieker Merger	18,701	—	—
Issuance of Units for Cornerstone Merger	—	1,574,625	—
Redemption of Units for cash	(1,245)	(3,780)	—
Issuance of Units for acquisitions	—	9,685	24,476
Issuance of Units through exercise of share options	72,359	81,956	2,681
Preferred units and other offering costs	(65)	(28)	(827)
Units issued for restricted units, trustee fees and for the dividend reinvestment plan, net of restricted units retired	15,246	12,917	—
Common Shares and Units repurchased by EOP Partnership	—	(119,633)	(51,381)
9.45% Series D Cumulative Redeemable issued in the Spieker Merger	106,250
7.875% Series D Cumulative Redeemable issued in the Spieker Merger	150,000
8.0% Series D Cumulative Redeemable issued in the Spieker Merger	100,000
Preferred units repurchased	(106,250)	(1,077)	—
Reclassification of redeemable units	1,426,359	—	50,000
Adjustment to eliminate limited partners’ equity interest in redemption value	—	(529,966)	(146,311)
Put option settlement	(1,467)	(2,576)	(61,459)
Preferred distributions	(57,041)	(43,348)	(43,603)
Distributions declared to partners	(839,463)	(577,169)	(455,101)

Total	12,028,951	7,189,899	6,297,830

Comprehensive Income:
Net income	694,431	530,236	479,525
Other comprehensive income:
Unrealized holding (losses) gains from investments arising during the period	(2,699)	(39,193)	10,938
Recognition of permanent impairment on marketable securities	30,838	—	—

Comprehensive Income	722,570	491,043	490,463

Balance, end of period	$12,751,521	$7,680,942	$6,788,293

Deferred Compensation:
Balance, beginning of period	$(14,871)	$(10,064)	$(14,997)
Units granted	(17,519)	(13,274)	—
Units retired	3,328	757	—
Amortization of restructed units	9,240	7,710	4,933

Balance, end of period	$(19,822)	$(14,871)	$(10,064)

See accompanying notes.

EOP OPERATING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Operating Activities:
Net income	$694,431	$530,236	$479,525
Adjustments to reconcile net income to net cash provided by operating activities:
Interest/dividend income accrued but not received	(9,852)	(5,934)	—
Amortization of discounts included in interest/dividend income	(2,919)	(958)	—
Amortization of deferred revenue included in other income	(3,073)	(5,715)	(693)
Depreciation and amortization	580,840	436,417	358,989
Amortization of premiums/discounts on unsecured notes and terminated interest rate protection agreements included in interest expense	3,167	3,980	3,690
Impairment on securities and other investments	132,684	—	—
Impairment on assets held for sale	2,536	—	—
Compensation related to restricted shares issued to employees by Equity Office	9,240	7,710	4,933
Income from unconsolidated joint ventures	(69,203)	(56,251)	(13,824)
Net gain on sales of real estate	(81,662)	(36,013)	(59,661)
Extraordinary items	10,374	1,802	10,548
Cumulative effect of a change in accounting principle	1,142	—	—
Provision for doubtful accounts	26,124	6,349	2,697
Income allocation to minority interests	8,685	6,843	1,981
Changes in assets and liabilities:
(Increase) in rents receivable	(22,655)	(41,517)	(19,889)
(Increase) in deferred rent receivables	(75,555)	(72,351)	(52,694)
(Increase) decrease in prepaid expenses and other assets	(5,051)	12,819	429
Increase (decrease) in accounts payable and accrued expenses	21,434	119,470	(29,186)
(Decrease) in due to affiliates	—	—	(1,136)
Increase in other liabilities	20,914	456	35,002

Net cash provided by operating activities	1,241,601	907,343	720,711

EOP OPERATING LIMITED PARTNERSHIP
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)

Investing Activities:
Acquisition of Spieker Properties, L.P.	(1,076,957)	—	—
Acquisition of Cornerstone Properties Limited Partnership	—	(1,159,440)	—
Property acquisitions	(104,748)	(69,914)	(122,419)
Property dispositions	361,353	352,375	452,659
Payments for capital and tenant improvements	(360,065)	(293,711)	(297,496)
Decrease in escrow deposits and restricted cash	28,064	118,386	43,351
Distributions from unconsolidated joint ventures	131,983	174,817	45,536
Investments in unconsolidated joint ventures	(249,893)	(228,924)	(32,110)
Payments of lease acquisition costs	(77,639)	(79,440)	(55,065)
Investments in securities	(683)	(87,075)	(2,000)
Repayments of (investment in) notes receivable	382	(39,056)	(110,594)
Contributions from minority interest partner in partially owned properties	—	204	11,000

Net cash (used for) investing activities	(1,348,203)	(1,311,778)	(67,138)

Financing Activities:
Proceeds from mortgage debt	140,000	270,000	3,374
Principal payments on mortgage debt	(458,731)	(460,111)	(519,671)
Prepayment penalties on early extinguishment of debt	(5,000)	—	(13,566)
Proceeds from unsecured notes	1,386,598	2,180,785	1,195,587
Repayment of unsecured notes	(100,000)	—	—
Proceeds from lines of credit	3,206,050	5,168,975	1,814,500
Principal payments on lines of credit	(3,152,036)	(5,986,516)	(2,577,500)
Payments of loan costs	(10,481)	(39,245)	(11,096)
Termination of interest rate swap agreements	47,369	—	—
Distributions to minority interest in partially owned properties	(5,878)	(13,732)	(2,138)
Repurchase of preferred units, including transaction costs	(106,250)	(890)	—
Payment of offering costs	(65)	(28)	(854)
Proceeds from exercise of share options	71,835	81,956	2,681
Distributions to unitholders	(837,659)	(578,893)	(454,516)
Redemption of Units	(1,245)	(3,780)	(27,391)
Repurchase of Units	—	(119,633)	(23,990)
Put option settlement	(1,467)	—	(59,913)
Payment of preferred distributions	(58,573)	(43,535)	(43,822)

Net cash provided by (used for) financing activities	114,467	455,353	(718,315)

Net increase (decrease) in cash and cash equivalents	7,865	50,918	(64,742)
Cash and cash equivalents at the beginning of the period	53,256	2,338	67,080

Cash and cash equivalents at the end of the period	$61,121	$53,256	$2,338

Supplemental Information:
Interest paid during the period, including capitalized interest of $25,871, $14,764 and $18,030, respectively	$679,537	$498,012	$402,683

EOP OPERATING LIMITED PARTNERSHIP
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Non-Cash Investing and Financing Activities:
Mortgage loans, unsecured notes and line of credit assumed through Spieker Merger	$2,125,610	$—	$—

Net liabilities assumed through Spieker Merger	$125,558	$—	$—

Minority interest in partially owned properties assumed through Spieker Merger	$1,272	$—	$—

Common Shares, share options and Units issued through Spieker Merger	$3,483,326	$—	$—

Preferred units issued through Spieker Merger	$356,250	$—	$—

Mortgage loans and line of credit assumed through Cornerstone Merger	$—	$1,720,449	$—

Net liabilities assumed through Cornerstone Merger	$—	$19,792	$—

Minority interest in partially owned properties assumed through Cornerstone Merger	$—	$174,470	$—

Common Shares, options and Units issued through Cornerstone Merger	$—	$1,574,625	$—

Common Shares, Units and put options issued through property acquisitions	$—	$9,685	$24,476

Escrow deposits used for property acquisitions	$—	$37,105	$192,427

Escrow deposits provided by property dispositions	$(184,458)	$(167,922)	$(95,956)

Mortgage loan assumed/promissory notes issued through property acquisitions	$—	$65,661	$52,550

Mortgage loan assumed by purchaser through property disposition	$—	$(11,369)	$(81,400)

Deferred revenue recorded in connection with receipt of securities	$—	$11,317	$32,276

See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — BUSINESS AND FORMATION OF EOP PARTNERSHIP

      As used herein, “EOP Partnership” means EOP Operating Limited Partnership, a Delaware limited partnership, together with its subsidiaries, and the predecessors thereof (“EOP Partnership Predecessors”). EOP Partnership is a subsidiary of Equity Office Properties Trust (“Equity Office”), a Maryland real estate investment trust. EOP Partnership was organized in 1996 to continue and expand the national office property business organized by Mr. Samuel Zell, Chairman of the Board of Trustees of Equity Office, and to complete the consolidation of the EOP Partnership Predecessors (the “Consolidation”). Equity Office completed its initial public offering (the “IPO”) on July 11, 1997, having sold its common shares of beneficial interest, $0.01 par value per share (“Common Shares”). The net proceeds from the IPO were contributed to EOP Partnership in exchange for units of partnership interest (“Units”). EOP Partnership is a fully integrated, self-administered and self-managed real estate company principally engaged in acquiring, owning, managing, developing and leasing office properties. Equity Office has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes and generally will not be subject to federal income tax if it distributes 100% of its taxable income and complies with a number of organizational and operational requirements. At December 31, 2001, EOP Partnership owned or had an interest in 774 office properties (the “Office Properties”) comprising approximately 128.2 million rentable square feet of office space and 79 industrial properties (the “Industrial Properties”) comprising approximately 6.0 million rentable square feet of industrial space (together with the Office Properties, the “Properties”). The Office Properties were, on a weighted average basis, 91.8% occupied at December 31, 2001, and are located in 149 submarkets in 37 markets in 23 states and the District of Columbia. The Office Properties, by rentable square feet, are located approximately 40.1% in central business districts (“CBDs”) and approximately 59.9% in suburban markets. At December 31, 2001, EOP Partnership also owned five stand-alone parking facilities (the “Parking Facilities”) containing approximately 10,765 parking spaces.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

      The consolidated financial statements represent the financial condition and results of EOP Partnership and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

      The Consolidation and EOP Partnership’s mergers with Spieker Properties, L.P., Cornerstone Properties Limited Partnership and Beacon Partnership L.P. were accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. The fair value of the consideration given in these transactions was used as the valuation basis for the transactions. The assets acquired and liabilities assumed in these transactions were recorded at their fair values as of the closing dates of the transactions. The results of operations of the companies acquired in the mergers for the period from their respective closing dates were included in the consolidated statements of operations.

Investment in Real Estate

      Rental property and improvements, including interest and other costs capitalized during construction, are included in investment in real estate and are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to operations as they are incurred. Significant renovations and improvements, which improve or extend the useful life of the assets, are capitalized. Rental property and improvements, excluding land, are

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are:

Asset Category	Estimated Useful Life

Building	40 years
Building improvements	4-40 years
Tenant improvements	Term of lease
Furniture and fixtures	3-12 years

      Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis) from a rental property is less than its historical net cost basis. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time EOP Partnership has a commitment to sell the property and/or is actively marketing the property for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded.

      The FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets. Statement 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. We adopted the standard and do not expect it to have a material effect on our financial condition.

      Developments in process are carried at cost, which includes land acquisition cost, architectural fees, general contractor fees, capitalized interest, internal costs related directly to the development and other costs related directly to the construction of the property. Depreciation is not recorded until the property is placed in service, which occurs shortly after receipt of a certificate of occupancy.

      Land available for development is carried at cost and is not depreciated. Land available for development includes various vacant land parcels that may have some improvements such as utility service.

Investments in Unconsolidated Joint Ventures

      Investments in unconsolidated joint ventures are accounted for using the equity method of accounting because EOP Partnership does not have control over the activities of the investees. The net equity investment of EOP Partnership is reflected on the consolidated balance sheets, and the consolidated statements of operations include EOP Partnership’s share of net income or loss from the unconsolidated joint ventures. Any difference between the carrying amount of these investments on the consolidated balance sheet of EOP Partnership and the value of the underlying equity is depreciated as an adjustment to income from unconsolidated joint ventures over 40 years. In 2001, EOP Partnership adopted SFAS 142 “Goodwill and Other Intangible Assets” upon its effective date. The adoption did not have a material effect on the consolidated financial statements.

Deferred Leasing and Financing Costs

      Deferred leasing and financing costs, which consist of, but are not limited to, commissions paid to third parties for new or renewal leases, and fees paid to third parties for unsecured note offerings, are recorded at cost. The deferred leasing costs are amortized over the terms of the respective leases and the deferred financing costs are amortized over the terms of the respective financings on a straight-line basis, which approximates the effective yield method.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Revenue Recognition

      Certain leases provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. EOP Partnership records rental income for the full term of each lease on a straight-line basis. Accordingly, a receivable is recorded from tenants for the current difference between the straight-line rent and the rent that is contractually due from the tenant (“Deferred Rent Receivable”). When a property is acquired, the term of existing leases is considered to commence as of the acquisition date for purposes of this calculation. The amounts included in rental income for the years ended December 31, 2001, 2000 and 1999, which had not yet been billed as of such dates, were approximately $69.1 million, $69.8 million and $65.4 million, respectively. Deferred rental revenue is not recognized for income tax purposes.

Cash Equivalents

      Cash equivalents are considered to be all highly liquid investments purchased with a maturity of three months or less at the date of purchase.

Allowance for Doubtful Accounts

      Allowance for doubtful accounts is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements.

Escrow Deposits and Restricted Cash

      Escrow deposits primarily consist of amounts held by lenders to provide for future real estate tax expenditures and tenant improvements, earnest money deposits on acquisitions and net proceeds from tax-deferred dispositions. Restricted cash represents amounts committed for various utility deposits and security deposits. Certain of these amounts may be reduced upon the fulfillment of certain obligations.

Fair Value of Financial Instruments and Other Assets

      Investments in notes receivable approximate their fair value and are included in other assets.

      Management believes that the carrying basis of the mortgage debt, unsecured notes and interest rate swap agreements approximate their respective fair values as of December 31, 2001 and 2000. The fair value of the mortgage debt and the unsecured notes was determined by discounting the spread between the future contractual interest payments and the future interest payments based on a market rate. The fair value of the interest rate swap agreements was determined by third party quotations. In addition, management believes that the carrying values of cash equivalents, restricted cash, escrow deposits, tenant and other rents receivable, accounts payable and accrued expenses are reasonable estimates of their fair value.

Derivatives and Hedging Activities

      EOP Partnership periodically enters into certain interest rate protection and swap agreements to effectively convert or cap floating rate debt to a fixed rate basis, fixed rate debt to a floating rate basis, as well as to hedge anticipated future financing transactions. Net amounts paid or received under these agreements are recognized as an adjustment to interest expense when such amounts are incurred or earned. Settlement amounts paid or received in connection with terminated interest rate protection agreements and interest rate swap agreements are deferred and amortized as an adjustment to interest expense over the remaining term of the related financing transaction on a straight-line basis, which approximates the effective yield method.

      In June 1998, the FASB issued Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities.” The statement requires recording all derivative instruments as assets or liabilities, measured at fair

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives either will be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. FASB Statement Nos. 137 and 138 deferred the standard’s effective date to all fiscal years beginning after June 15, 2000. EOP Partnership adopted the standard on January 1, 2001 and recorded a cumulative effect of a change in accounting principle resulting in a loss of approximately $1.1 million.

Deferred Revenue

      During 2000 and 1999, EOP Partnership received common stock and/or warrants to purchase common stock for allowing companies that provide telecommunication and other services access to the Properties. The securities received from these companies were recorded as deferred revenue at fair value at the time such securities were earned and were included in other liabilities on the balance sheet. The deferred revenue was being amortized into other income over the terms of the respective license agreements. During 2001, it was determined that there was no remaining future benefit period for the unamortized deferred revenue. The unamortized deferred revenue balance as of December 31, 2001 and 2000 was $0 and $37.2 million, respectively. The amount of deferred revenue recognized in other income, net of the write-off of the related securities, for the years ended December 31, 2001, 2000 and 1999 was approximately $3.1 million, $5.7 million and $0.7 million, respectively.

Income Taxes

      EOP Partnership is generally not liable for federal taxes as the partners recognize their proportionate share of EOP Partnership’s income or loss on their tax returns. However, various consolidated entities owned by EOP Partnership are individually subject to certain taxes. The Properties primarily are owned by limited partnerships or limited liability companies, which are substantially pass-through entities. Some of the pass-through entities have corporate general partners or members, which are subject to federal and state income and franchise taxes. In addition, the property management business is owned by a corporation and is subject to federal and state income taxes.

      Equity Office has elected to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, Equity Office generally will not be subject to federal income tax if it distributes 100% of its taxable income for each tax year to its shareholders. REITs are subject to a number of organizational and operational requirements. If Equity Office fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates. Even if Equity Office qualifies for taxation as a REIT, Equity Office may be subject to state and local income taxes and to federal income tax and excise tax on its undistributed income. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. The aggregate cost of land and depreciable property for federal income tax purposes as of December 31, 2001 and 2000 was approximately $15.0 billion and $12.2 billion, respectively.

Minority Interests — partially owned properties

      Minority interests in consolidated Properties are reflected in the consolidated balance sheets as “Minority interests — partially owned properties” and represents the minority interests’ share in the assets and liabilities of the Properties. The earnings or losses from these properties attributable to the minority interests are reflected as “Minority interests — partially owned properties” in the consolidated statements of operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (continued)

Use of Estimates

      The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications

      Certain reclassifications have been made to the previously reported 2000 and 1999 statements in order to provide comparability with the 2001 statements reported herein. These reclassifications have not changed the 2000 or 1999 results or combined partners’ capital and preferred units.

NOTE 3 — MERGERS

Spieker Merger

      On July 2, 2001, Spieker Properties, Inc. (“Spieker”) merged into Equity Office and Spieker Properties, L.P. (“Spieker Partnership”), Spieker’s operating partnership subsidiary, merged into EOP Partnership (collectively, the “Spieker Merger”). The transaction valued Spieker (including the outside interests in Spieker Partnership) at approximately $7.2 billion, which included transaction costs, the assumption of approximately $2.1 billion in debt and the issuance of 14.25 million of EOP Partnership preferred units valued at approximately $356.3 million. EOP Partnership paid approximately $1.1 billion in cash and Equity Office issued approximately 101.5 million Common Shares and EOP Partnership issued approximately 16.7 million Units to third parties, each valued at $29.29 per Common Share/ Unit. EOP Partnership financed the $1.1 billion cash portion of the purchase price using a combination of available cash and a new $1.0 billion bridge loan facility that was entered into before the closing of the merger. The $1.0 billion bridge loan facility had a term of 364 days and an interest rate based on LIBOR plus 80 basis points. The $1.0 billion bridge loan facility was repaid in full with the net proceeds from the issuance of $1.4 billion of unsecured notes in July 2001 and terminated upon the repayment. Through the Spieker Merger, EOP Partnership acquired 391 Office Properties comprising approximately 28.3 million square feet, 98 Industrial Properties comprising approximately 10.1 million square feet and several development properties.

      Shortly after completion of the Spieker Merger, Equity Office expanded its Board of Trustees from 13 to 16 members. The new members are Warren E. Spieker, Jr., previous chairman of Spieker, and Craig G. Vought and John A. Foster, previous Co-Chief Executive Officers of Spieker.

      Certain costs included in the $7.2 billion total cost of the Spieker Merger and the allocation of the total cost to specific assets acquired are based on management’s current best estimate, and are subject to adjustment within one year of the closing date of July 2, 2001.

      EOP Partnership subsequently sold 19 of the industrial properties that were acquired in the Spieker Merger for approximately $213.4 million. There was no gain or loss on the sale of these properties. These industrial properties are located in California and Oregon and consist of approximately 4.1 million square feet.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 3 —	MERGERS — (continued)

      The following tables summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

(Dollars in thousands)

Investment in real estate	$7,168,973
Other assets	47,824

Total assets acquired	7,216,797

Mortgage debt, unsecured notes and lines of credit	(2,125,610)
Other liabilities	(173,382)

Total liabilities assumed	(2,298,992)

Minority interest in partially owned properties	(1,272)

Common Shares, Units and stock options issued	(3,483,326)
Preferred Units issued	(356,250)

Total equity issued	(3,839,576)

Total cash used for Spieker Merger	$(1,076,957)

Cornerstone Merger

      On June 19, 2000, Cornerstone Properties Inc. (“Cornerstone”) merged into Equity Office and Cornerstone Properties Limited Partnership (“Cornerstone Partnership”), Cornerstone’s operating partnership subsidiary, merged into EOP Partnership (collectively, the “Cornerstone Merger”). The transaction, which was accounted for by the purchase method, valued Cornerstone, including the outside interests in Cornerstone Partnership at approximately $4.5 billion, which included transaction costs, the assumption of approximately $1.7 billion in debt, the redemption of 3.0 million shares of Cornerstone preferred stock valued at $18.00 per share, including accrued but unpaid dividends for a total of approximately $57.6 million, the redemption of approximately 58.5 million of Cornerstone common stock valued at $18.00 per share for a total of approximately $1.1 billion, the issuance by Equity Office of approximately 51.2 million Common Shares and the issuance by EOP Partnership of approximately 12.4 million Units valued at $24.68 per Common Share/ Unit. We financed the $1.2 billion in cash from our credit facilities. As a result of the Cornerstone Merger, EOP Partnership acquired an interest in 82 Office Properties containing approximately 18.9 million square feet of office space.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 4 — INVESTMENT IN REAL ESTATE

      Investment in real estate, including Office Properties, Industrial Properties, properties under development and vacant land, was as follows:

	December 31,

	2001	2000

	(Dollars in thousands)
Land	$2,820,079	$1,931,487
Land available for development	251,696	88,424
Building	20,392,703	14,790,576
Building improvements	574,744	276,793
Tenant improvements	552,090	417,661
Furniture and fixtures	60,042	44,017
Developments in process	164,997	70,422

Gross investment in real estate	24,816,351	17,619,380
Accumulated depreciation	(1,494,301)	(978,055)

Net investment in real estate	$23,322,050	$16,641,325

      In addition to the properties acquired in the Spieker Merger, the Three Lafayette Centre office building was acquired in October 2001 for a total cost of approximately $68.7 million from an unaffiliated party. The property is located in Washington, D.C. and comprises approximately 259,441 square feet.

      During 2000, in addition to the Properties acquired in the Cornerstone Merger, several Properties, or the remaining interests therein, were acquired for a total cost of approximately $130.2 million. These Properties comprised approximately 317,616 square feet.

NOTE 5 — DISPOSITIONS

2001

      During 2001, EOP Partnership disposed of eight office properties, four parking facilities, a land parcel and an apartment property in separate transactions to various unaffiliated parties for approximately $327.8 million. The total gain on the sale of these properties was approximately $81.7 million. The sold office properties consisted of approximately 879,388 square feet, the parking facilities contained approximately 3,721 parking spaces and the apartment property contained approximately 161 units.

      EOP Partnership sold 19 industrial properties that were acquired in the Spieker Merger for approximately $213.4 million. There was no gain or loss on the sale of these properties. The sold industrial properties are located in California and Oregon and consist of approximately 4.1 million square feet.

2000

      During 2000, EOP Partnership disposed of seven office properties totaling approximately 964,136 square feet, 11 parking facilities and a partial interest in two Office Properties for approximately $536.0 million and recognized a total net gain on sale of real estate of approximately $36.0 million.

1999

      During 1999, EOP Partnership disposed of four office properties totaling 668,796 square feet, a redevelopment property and partial interests in 12 Office Properties in various transactions for approximately $631.9 million and recognized a total net gain on sale of real estate of approximately $59.7 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 6 — INVESTMENT IN NOTES RECEIVABLE AND PREFERRED STOCK

      The following investments are included in Prepaid Expenses and Other Assets:

      On June 27, 2001, pursuant to an investment agreement between EOP Partnership and MaguirePartners, an unaffiliated entity, EOP Partnership exercised its option to acquire an 87.5% equity interest in Water’s Edge, an office complex to be developed in the Playa Vista master-planned community in west Lost Angeles, California that will consist of approximately 450,000 square feet. The remaining 12.5% interest is owned by MaguirePartners. The consideration for the 87.5% equity interest acquired by EOP Partnership consisted of the contribution of its note receivable from MaguirePartners plus accrued interest of approximately $23.8 million and approximately $3.9 million in cash. The joint venture was formed for the purpose of developing, constructing, leasing and managing Water’s Edge Phase I and acquiring an adjacent parcel for a potential Phase II development. The total cost for the development of Phase I and land acquisition of Phase II is approximately $91 million, which includes $14.5 million allocated to the cost of the Phase II land parcel. EOP Partnership plans to fund approximately $74.3 million of the Phase I total development costs, which represents 87.5% of the equity component with the balance allocated to construction financing in the form of preferred equity.

      During 1999, a 67% share of a $202.2 million mezzanine-level debt position was acquired for approximately $73.9 million as part of a debt restructuring related to the SunAmerica Center office property. The unamortized discount to the face amount of the note of approximately $62.9 million may be amortized to interest income based on the estimated yield of the investment. The note accrues and pays interest at 7.25% per annum and matures in August 2014. In addition, EOP Partnership has the option to acquire 67% of the aggregate face amount of two other subordinate notes from the current holder, an affiliate of the property owner. The aggregate face amount of these notes is $15.0 million.

      In July 1998, 50,000 preferred shares of Capital Trust, Inc. were acquired for approximately $48.5 million. The preferred shares have a liquidation preference of $1,000 each. The discount of $1.5 million is being amortized as additional dividend income over the term of 20 years. The terms of the preferred shares are as follows:

(a) For 60% of the investment, or approximately $30 million of the preferred shares:

•	the coupon rate of 8.25% remains fixed through 2002. Thereafter, the rate will increase to the greater of:

•	10%, increasing by 75 basis points per annum commencing October 1, 2004, or
•	a rate equal to Capital Trust, Inc.’s then dividend per common share divided by $7.00;

•	the conversion price is $7.00 per share;
•	the common share equivalent is fixed at 4,285,714 shares; and
•	the preferred shares are callable through September 30, 2004.

(b) For 40% of the investment, or approximately $20 million of the preferred shares:

•	the coupon rate is 13.0% and is fixed until October 1, 2004 when it will increase by 75 basis points per annum; and
•	the preferred shares are callable at any time.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 7 —	IMPAIRMENT ON SECURITIES, OTHER INVESTMENTS AND ASSETS HELD FOR SALE

      During 2001, an impairment on securities and other investments of approximately $132.7 million was recognized in connection with various investments and other assets. The total impairment consisted of the investment in HQ Global Workplaces, Inc. preferred stock, including accrued but unpaid dividends, of approximately $90.6 million, the investments in several telecom, technology and advertising related companies, investments in two full-service business center joint ventures, and a portion of an investment in an internally developed software system.

      During the latter part of 2001, HQ Global was in default with respect to certain covenant and payment obligations under its senior and mezzanine indebtedness but received forbearance periods from both its senior and mezzanine lenders. HQ Global was unable to restructure its indebtedness during these forbearance periods. Based on these circumstances and other factors, EOP Partnership determined that its investment in HQ Global was not recoverable and, therefore, recorded a permanent impairment on 100% of its investment. Subsequently, in March 2002 HQ Global filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. As of December 31, 2001, HQ Global occupied approximately 0.8 million square feet in the Office Properties. The annualized rent, including expense reimbursements, for this space for 2002 is approximately $22.0 million. As of March 2002, we do not know what impact, if any, that the HQ Global Chapter 11 bankruptcy filing will have on their leases with EOP Partnership.

      EOP Partnership’s telecom, technology and advertising related investments and full-service business center joint venture investments have been experiencing operating losses due, in part, to the current economic environment. These investments were considered to be impaired based on their current fair value as compared to the carrying value. The fair value of the investments was based on internally prepared valuations considering current economic conditions. The impairments represent EOP Partnership’s entire investment in the respective assets, except for the internally developed software system, for which the impairment represented approximately one-half of the investment. These investments and the related impairment are reported under the “Corporate and Other” section for segment reporting purposes.

      During 2001, an impairment on assets held for sale of approximately $2.5 million was recognized in connection with the sale of the St. Louis Parking Garage located in St. Louis, Missouri. The property was sold in January 2002. The sales price less costs to sell was less than the carrying amount of the property as of December 31, 2001. EOP Partnership had a 50% interest in the property and accounted for its investment using the equity method of accounting. EOP Partnership’s share of the net income from the property is included in “Income from Unconsolidated Joint Ventures” and was approximately $1.7 million, $2.0 million and $1.7 million for the years ended December 31, 2001, 2000 and 1999, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 8 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

      The following is a summary of EOP Partnership’s economic ownership in unconsolidated joint ventures. All of the properties are Office Properties except for the St. Louis parking garages and the entities included in the other category.

			Economic
			Interest(1)
			as of
			December 31
		Total Rentable
Property	Location	Square Feet	2001	2000

One Post Office Square	Boston, MA	765,296	50%	50%
75-101 Federal Street	Boston, MA	813,195	51.61%	51.61%
Rowes Wharf	Boston, MA	344,645	39%	39%
Four Oaks Place( square feet not included in EOP Partnership portfolio)	Houston, TX	1,753,281	2.55%	2.55%
10 & 30 South Wacker	Chicago, IL	2,003,288	75%	75%
Bank One Center	Indianapolis, IN	1,057,877	25%	25%
Pasadena Towers	Los Angeles, CA	439,366	25%	25%
Promenade II	Atlanta, GA	774,385	50%	50%
Sun Trust Center	Orlando, FL	640,741	25%	25%
Preston Commons	Dallas, TX	418,604	50%	50%
Sterling Plaza	Dallas, TX	302,747	50%	50%
Bank of America Tower	Seattle, WA	1,537,932	50.1%	50.1%
One Post Street	San Francisco, CA	391,450	50%	50%
Key Center	Seattle, WA	472,929	80%	80%
1301 Avenue of the Americas	New York, NY	1,765,694	84.47%	84.47%
Griffin Towers(2)	Orange County, CA	540,966	90%	—
St. Louis parking garages	St. Louis, MO	—	50%	50%
Properties Under Development
Ferry Building	San Francisco, CA	—	(3)	80%
Foundry Square I, II, and IV	San Francisco, CA	—	(4)	(4)
800-900 Concar	San Mateo, CA	—	80%	80%
San Rafael Corporate Center	San Rafael, CA	157,700	80%	80%
Other
Wright Runstad Associates LP	—	—	30%	28.5%
Wilson/ Equity Office, LLC	—	—	49.9%	49.9%
Regus Equity Business Centers, LLC	—	—	50%	47.5%
HQ Global Workplaces	—	—	50%	—

Total		14,180,096

(1)	The amounts shown above approximate EOP Partnership’s economic ownership interest for the periods presented. Cash flow from operations, capital transactions and net income are allocated to the joint venture partners in accordance with their respective partnership agreements. EOP Partnership’s share of these items is subject to change based on, among other things, the operations of the Property and the timing and amount of capital transactions. EOP Partnership’s legal ownership may differ.

(2)	Griffin Towers was acquired in the Spieker Merger.

(3)	In the second quarter 2001 a joint venture of EOP Partnership, W/EO and other unaffiliated parties leased the Ferry Building from the City and County of San Francisco, through its Port Commission (the “Port”). Under this lease, the Port is paid a stated base rent. In addition, once the lessee has received

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 8 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES — (continued)

from the project a cumulative preferred return of 8% (prior to stabilization) and 11% (after stabilization), then 50% of the proceeds from the operation and ownership of the project are paid to the Port as percentage rent.

The joint venture is redeveloping the Ferry Building in a manner to permit the use of federal rehabilitation tax credits (“Historic Tax Credits”). Since the original members of the joint venture could not take full advantage of the Historic Tax Credits, in the fourth quarter 2001, the joint venture admitted a new member who could do so. This investor member will contribute approximately $23.5 million in equity to fund a portion of the total project estimated costs for the project, and will receive a preferred return with an effective annual rate of approximately 3% on its capital investment. The investor member’s interest in the joint venture is subject to put/ call rights during the sixth and seventh years after the Ferry Building is placed in service. Upon the purchase of the investor member’s interest pursuant to the put/ call, it is estimated that the joint venture will retain approximately $11 million of the capital contributed by the investor member, based on the formula to determine the purchase price for the investor member’s interest and after taking into account the preferred return that will have been paid to the investor member by such time. Through the creation of a master lease, EOP Partnership’s effective ownership percentage in the net cash flow of the Ferry Building project is approximately 80%, after the distribution of the preferred returns.

(4)	Foundry Square is a project with three sites currently under development, each of which has a separate joint venture structure. EOP Partnership’s economic interests are approximately 64%, 68%, and 40% for Sites I, II and IV, respectively. Site III is currently held as land available for development.

      Combined summarized financial information of the unconsolidated joint ventures is as follows:

	December 31,

	2001		2000

	(Dollars in thousands)
Balance Sheets:
Real estate, net	$3,135,250		$2,928,225
Other assets	276,322		239,267

Total Assets	$3,411,572		$3,167,492

Mortgage debt	$1,370,025		$1,333,304
Other liabilities	169,987		138,210
Partners’ and shareholders’ equity	1,871,560		1,695,978

Total Liabilities and Partners’ and Shareholders’ Equity	$3,411,572		$3,167,492

EOP Partnership’s share of equity	$1,194,441		$1,016,213
Net excess of cost of investments over the net book value of underlying net assets, net of accumulated depreciation of $19,984 and $16,905, respectively	$126,686		$148,400

Carrying value of investments in unconsolidated joint ventures	$1,321,127		$1,164,613

EOP Partnership’s share of unconsolidated non-recourse mortgage debt	$848,944	(a)	$834,093

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 8 — INVESTMENT IN UNCONSOLIDATED JOINT VENTURES — (continued)

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Statements of Operations:
Revenues	$509,238	$383,526	$119,566

Expenses:
Interest expense	95,389	74,376	18,787
Depreciation and amortization	86,270	63,376	19,968
Operating expenses	212,202	143,575	44,002

Total expenses	393,861	281,327	82,757

Net income before gain on sale of real estate	115,377	102,199	36,809
Gain on sale of real estate	—	17,915	—
Cumulative effect of a change in accounting principle	(2,279)	—	—

Net income	$113,098	$120,114	$36,809

EOP Partnership’s share of:
Net income	$69,203	$56,251	$13,824

Interest expense and loan cost amortization	$63,105	$41,947	$9,116

Depreciation and amortization (real estate related)	$51,021	$39,730	$15,741

(a)	EOP Partnership’s share of the scheduled payments of principal on mortgage debt for each of the next five years and thereafter through maturity as of December 31, 2001 are as follows:

Year	Dollars in thousands

2002	$113,737
2003	5,780
2004	143,887
2005	520,359
2006	50,074
Thereafter	15,107

Total	$848,944

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 9 — MORTGAGE DEBT

      EOP Partnership had outstanding mortgage debt of approximately $2.7 billion and $2.9 billion as of December 31, 2001 and 2000, respectively. The historical cost, net of accumulated depreciation, of encumbered properties at December 31, 2001 and 2000 was approximately $5.6 billion and $6.3 billion, respectively. During the years ended December 31, 2001 and 2000, the following transactions occurred:

	For the years ended
	December 31,

	2001	2000

	(Dollars in thousands)
Balance at beginning of year(1)	$2,933,626	$1,733,297
Assumed through Spieker Merger	47,204	—
Assumed through Cornerstone Merger	—	1,336,148
Repayments/principal amortization	(426,112)	(460,111)
Proceeds from financings	140,000	270,000
Assumed through property acquisitions	—	65,661
Repaid or assumed by buyer upon sale of property	(32,619)	(11,369)

Balance at end of year(1)	$2,662,099	$2,933,626

(1)	Excludes net (discount)/premium on mortgage debt of approximately $(11,761) and $(17,825) as of December 31, 2001 and 2000, respectively.

Fixed Interest Rate Mortgage Debt

      As of December 31, 2001 and 2000, approximately $2.6 billion and $2.8 billion, respectively, of mortgage debt was at a fixed interest rate. Payments on fixed interest rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 2001 and 2000, the effective interest rates ranged from 6.8% to 8.6% and 6.9% to 8.6%, respectively, and the weighted average effective interest rate was approximately 7.7% and 7.8%, respectively.

Variable Interest Rate Mortgage Debt

      As of December 31, 2001 and 2000, approximately $36.0 million and $133.5 million, respectively, of mortgage debt was at variable interest rates based on spreads over LIBOR. Payments on variable interest rate mortgage debt are generally due in monthly installments of principal and interest or interest only. As of December 31, 2001 and 2000, the weighted average variable effective interest rate was approximately 2.6% and 7.7%, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 9 — MORTGAGE DEBT — (continued)

Repayment Schedule

      Scheduled payments of principal for the next five years and thereafter through maturity as of December 31, 2001 are as follows:

Year	Dollars in thousands

2002	$129,523
2003	202,518
2004	447,552
2005	583,372
2006	342,628
Thereafter	956,506

Subtotal	2,662,099
Net discount (net of accumulated amortization of approximately $(5.3) million)	(11,761)

Total	$2,650,338

NOTE 10 — LINE OF CREDIT AND TERM LOAN

      EOP Partnership has a $1.0 billion revolving credit facility that was obtained in May 2000. The line of credit bears interest at LIBOR plus 60 basis points and matures on June 19, 2003. There is also an annual facility fee of $2.0 million payable quarterly. In addition, a competitive bid option, whereby the lenders participating in the credit facility bid on the interest to be charged, is available for up to $350 million of the borrowings under the credit facility. Agreements or instruments relating to the line of credit contain certain financial restrictions and requirements described below. As of December 31, 2001, EOP Partnership was in compliance with each of these financial restrictions and requirements.

      Set forth below are the financial restrictions and requirements that EOP Partnership is subject to under the line of credit agreement.

•	total liabilities to total asset value may not exceed 0.55:1 at any time;

•	earnings before interest, taxes, depreciation and amortization to interest expense may not be less than 2.00:1;

•	cash flow to fixed charges may not be less than 1.5:1;

•	secured debt to total asset value may not exceed 0.40:1;

•	unsecured debt to unencumbered asset value may not exceed 0.55:1;

•	unencumbered net operating income to unsecured debt service may not be less than 2.0:1;

•	consolidated tangible net worth may not be less than the sum of $7.8 billion and 70% of all net offering proceeds received by Equity Office or EOP Partnership after February 29, 2000;

•	we may not pay any distributions on Common Shares and Units in excess of 90% of annual FFO; and

•	our investments in unimproved assets, interests in taxable REIT subsidiaries, developments, unconsolidated joint ventures, mortgages and securities in the aggregates, may not exceed 25% of our total asset value.

      Prior to the closing of the Spieker Merger on July 2, 2001, EOP Partnership obtained a $1.0 billion bridge term facility to finance a portion of the cash portion of the Spieker Merger. This $1.0 billion bridge term facility had a term of 364 days and an interest rate based on LIBOR plus 80 basis points. The $1.0 billion bridge loan facility was repaid and terminated on July 18, 2001 with proceeds from $1.4 billion unsecured note offering.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 11 — UNSECURED NOTES

      The following notes were outstanding as of December 31, 2001:

	Coupon/	All – in
	Stated	Effective	Face	Maturity
Original Term (in years)	Rate	Rate(a)	Amount	Date

		(Dollars in thousands)
Fixed interest rate:
3(b)	6.38%	6.62%	$200,000	1/15/02
4(b)	6.38%	6.30%	250,000	2/15/02
7(c)	6.95%	5.37%	110,000	12/15/02
5	6.38%	6.76%	300,000	2/15/03
3	7.38%	7.55%	400,000	11/15/03
5	6.50%	6.71%	300,000	1/15/04
5	6.80%	6.10%	200,000	5/01/04
7	7.24%	7.26%	30,000	9/01/04
9	6.90%	6.27%	100,000	12/15/04
8	6.88%	6.40%	125,000	2/01/05
7	6.63%	5.89%	100,000	2/15/05
7	8.00%	6.49%	100,000	7/19/05
8	7.36%	7.69%	50,000	9/1/05
6	8.38%	8.59%	500,000	3/15/06
9	7.44%	7.74%	50,000	9/1/06
10	7.13%	6.74%	100,000	12/1/06
9	7.00%	6.80%	1,500	2/02/07
9	6.88%	6.83%	25,000	4/30/07
9	6.76%	6.76%	300,000	6/15/07
10	7.41%	7.70%	50,000	9/01/07
7	7.75%	7.91%	600,000	11/15/07
10	6.75%	6.97%	150,000	1/15/08
10	6.75%	7.01%	300,000	2/15/08
8(c)(d)	7.25%	7.64%	325,000	11/15/08
10	6.80%	6.94%	500,000	1/15/09
10	7.25%	7.14%	200,000	5/01/09
11	7.13%	6.97%	150,000	7/01/09
10	8.10%	8.22%	360,000	8/01/10
10	7.65%	7.20%	200,000	12/15/10
10(c)	7.00%	6.86%	833,000	7/15/11
20	7.88%	8.08%	25,000	12/01/16
20	7.35%	8.08%	200,000	12/01/17
20	7.25%	7.54%	250,000	2/15/18
30	7.50%	8.24%	150,000	10/01/27
30	7.25%	7.31%	225,000	6/15/28
30	7.50%	7.55%	200,000	4/19/29
30(c)	7.88%	7.94%	300,000	7/15/31

Weighted Average/ Subtotal	7.22%	7.25%	8,259,500

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 11 — UNSECURED NOTES — (continued)

	Coupon/	All – in
	Stated	Effective	Face	Maturity
Original Term (in years)	Rate	Rate(a)	Amount	Date

		(Dollars in thousands)
Variable-interest rate(e)
6	6.50%	4.44%	150,000	6/15/04
6	6.50%	4.41%	100,000	6/15/04
7	6.63%	3.41%	300,000	2/15/05
10(c)	7.00%	2.62%	267,000	7/15/11

Weighted Average/Subtotal	6.71%	3.46%	817,000

Weighted Average/ Subtotal	7.17%	6.91%	9,076,500

Net premium (net of accumulated amortization of approximately $3.0 million)			17,487

Total			$9,093,987

(a)	Includes the cost of terminated interest rate protection and swap agreements, offering and transaction costs and premiums and discounts on certain unsecured notes.

(b)	These notes were repaid upon maturity.

(c)	The notes are guaranteed by Equity Office.

(d)	The notes are exchangeable into Common Shares of Equity Office at an exchange rate of $34.00 per share. If the closing price at the time a holder exercises its exchange right is less than the exchange price of $34.00, the holder will receive, in lieu of Common Shares, cash in an amount equal to 97% of the product of the number of Common Shares into which the principal amount of notes subject to such exercise would otherwise be exchangeable and the current market price per Common Share. Upon exchange of a $1,000 note for Common Shares of Equity Office, EOP Partnership would issue a corresponding number of Units to Equity Office on a one-for-one basis. The notes were issued by EOP Partnership and are guaranteed by Equity Office.

(e)	As of December 31, 2001, $817 million of unsecured notes were converted to a variable interest rate based on a spread over the 6-month LIBOR rate through several interest rate swap arrangements. In accordance with FAS 133 the interest rate swap agreements and the respective unsecured notes are reflected at market value. Any market adjustment on the swap agreements will be reflected in other assets or other liabilities, and the corresponding market adjustment on the unsecured notes will be reflected as either a discount or premium on unsecured notes. Because the swap agreements are considered a perfectly effective fair value hedge, there will be no effect on net income from the mark-to-market adjustment.

      EOP Partnership previously filed a shelf registration statement, which was declared effective by the Securities and Exchange Commission (“SEC”) on August 31, 2000, relating to the issuance from time to time of up to $2.0 billion of unsecured debt securities and warrants exercisable for debt securities in amounts, at initial prices and on terms to be determined at the time of the offering. In November 2000, EOP Partnership issued $1.0 billion of unsecured notes under this registration statement.

      EOP Partnership and Equity Office filed a shelf registration statement, which was declared effective by the SEC on July 19, 2001, relating to the issuance from time to time of up to an additional $3.0 billion of unsecured debt securities of EOP Partnership and warrants exercisable for debt securities in amounts, at initial prices and on terms to be determined at the time of the offering plus up to $4.0 billion of guarantees by Equity Office. The $1.0 billion unused portion of the August 2000 registration statement was also added to the June 2001 registration statement. In July 2001, EOP Partnership issued $1.4 billion of unsecured notes under this

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 11 — UNSECURED NOTES — (continued)

registration statement, all of which were guaranteed by Equity Office. In February 2002, EOP Partnership issued an additional $500 million of unsecured notes under the June 2001 registration statement, all of which were also guaranteed by Equity Office. As a result of these issuances, $2.1 billion of unsecured debt securities and related guarantees remain available for issuance under the June 2001 shelf registration statement.

Restrictions and Covenants

      The indentures relating to the unsecured notes contain certain financial restrictions and requirements described below. As of December 31, 2001, EOP Partnership was in compliance with each of these financial restrictions and requirements.

•	debt to adjusted total assets may not exceed 0.60:1;

•	secured debt to adjusted total assets may not exceed 0.40:1;

•	consolidated income available for debt service to annual debt service charge may not be less than 1.50:1; and

•	total unencumbered assets to unsecured debt may not be less than 1.50:1.

NOTE 12 — MINORITY INTERESTS IN PARTIALLY OWNED PROPERTIES

      Although the financial condition and results of operations of the following Properties are consolidated, there are unaffiliated parties that own an interest in these Properties. These Properties are consolidated since EOP Partnership owns at least 50% of the respective ownership entities and controls the major decisions regarding the respective Properties. All of the Properties are Office Properties except for Fremont Bayside, an Industrial Property. EOP Partnership’s legal ownership of each Property and its economic interest in each Property is substantially the same.

      The amounts shown below approximate EOP Partnership’s economic ownership interest for the period presented. Cash flow from operations, capital transactions and net income are allocated to the minority interests in accordance with their respective partnership agreements. EOP Partnership’s share of these items is

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 12 — MINORITY INTERESTS IN PARTIALLY OWNED PROPERTIES — (continued)

subject to change based on, among other things, the operations of the Property and the timing and amount of capital transactions.

			Economic
			Interest as of
			December 31,
		Total Rentable
Office Property	Location	Square Feet	2001	2000

Plaza at La Jolla Village	San Diego, CA	635,419	66.7%	66.7%
Park Avenue Tower	New York, NY	568,060	94.0%	94.0%
850 Third Avenue	New York, NY	568,867	94.0%	94.0%
222 Berkley Street	Boston , MA	519,608	91.5%	91.5%
500 Boylston Street	Boston, MA	706,864	91.5%	91.5%
120 Montgomery (1)	San Francisco, CA	420,310	100.0%	66.7%
Washington Mutual Tower	Seattle, WA	1,211,182	75.0%	75.0%
Norwest Center	San Antonio, TX	1,117,439	75.0%	75.0%
Waters Edge Phase I (2)	Los Angeles, CA	—	87.5%	—
2951 28th Street (3)	Santa Monica, CA	85,000	98.0%	—
Fremont Bayside (3)	Oakland, CA	103,920	90.0%	—

Total		5,936,669

(1)	EOP Partnership acquired the remaining 33% interest in April 2001.

(2)	This property is currently under development.

(3)	Acquired in the Spieker Merger.

      EOP Partnership has additional Properties that are partially owned by unaffiliated parties where EOP Partnership’s approximate economic ownership is 100%.

NOTE 13 — REDEEMABLE COMMON UNITS

      As of December 31, 2000, 1,717,844 redeemable common units were outstanding which related to Common Shares subject to a put option agreement entered into with an affiliate of the Wright Runstad & Company in connection with the acquisition of certain Properties in December 1997. In September 2001, EOP Partnership paid approximately $1.4 million in settlement of this put option. EOP Partnership previously recognized approximately $4.1 million as a total potential payment for the put option exercise between the period from August 1999 to August 2000. The difference of approximately $2.7 million between the $4.1 million previously recognized and the $1.4 million actually paid was recognized as a put option settlement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 14 — PARTNERS’ CAPITAL

Units

      The following table presents the changes in the issued and outstanding Units since January 1, 2000

	For the years ended
	December 31,

	2001	2000

Outstanding at January 1,	305,248,752	249,864,590
Units issued in the Spieker Merger	118,276,542	—
Units issued in the Cornerstone Merger	—	51,168,041
Issued to Equity Office related to Common Shares issued for share option exercises	3,282,003	3,592,769
Units issued to Equity Office related to Common Shares issued in exchange for redeemable units	—	4,825,210
Conversion of redeemable units	43,778,735	—
Restricted units and share awards issued/cancelled, net	558,666	528,300
Units issued to Equity Office for Common Shares issued through the Dividend Reinvestment Program	34,989	4,695
Units issued to Equity Office for redemption of Series B Preferred Shares	14,005	—
Units redeemed for cash	(40,888)	—
Units retired	(113,829)	—
Units issued to Equity Office for Common Shares issued for payment of Board of Trustees fees	—	7,647
Repurchases(1)	—	(4,742,500)

Outstanding at December 31,	471,038,975	305,248,752

(1)	Pursuant to a previously enacted share repurchase plan, 4,742,500 Common Shares were repurchased and retired between January and February 2000 at an average share price of $25.27, for approximately $119.8 million in the aggregate. In connection with these purchases, EOP Partnership reimbursed Equity Office for the purchase price of the repurchased shares and cancelled a corresponding number of Units. In February 2000, Equity Office suspended its share repurchase plan in anticipation of the Cornerstone Merger.

Ownership of EOP Partnership

      As of December 31, 2001 and 2000, Equity Office had a 1% general partnership interest and an approximate 87.0% and 86.9% limited partnership interest in EOP Partnership, respectively. The remaining limited partners had an approximate 12.0% and 12.1% interest in EOP Partnership, respectively and consists of various individuals and entities that contributed their properties to EOP Partnership in exchange for partnership interests. Each limited partner of EOP Partnership, excluding Equity Office, may, subject to certain limitations, require that EOP Partnership redeem its Units. Under the partnership agreement of EOP Partnership, Equity Office has the right to assume directly and satisfy the redemption right of a limited partner by issuing its Common Shares or cash in exchange for any Units tendered for redemption. If Equity Office does not assume EOP Partnership’s obligation to redeem the Units, upon redemption, the limited partner will receive cash from EOP Partnership in an amount equal to the market value of the Common Shares for which the Units would have been redeemed if Equity Office had elected to assume and satisfy EOP Partnership’s obligation by paying Common Shares. Under an assignment and assumption agreement entered into with EOP Partnership on June 29, 2001, if Equity Office elects to assume directly and satisfy the redemption right

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 14 — PARTNERS’ CAPITAL — (continued)

of a limited partner, EOP Partnership is entitled to make the election as to whether Equity Office issues Common Shares or cash in exchange for Units tendered for redemption.

Distributions

      Distributions are declared and paid quarterly to Unit holders as of the record dates of each declaration. The current quarterly distribution is $0.50 per Unit. For the years ended December 31, 2001, 2000 and 1999, the per unit distributions were $1.90, $1.74 and $1.58, respectively.

Preferred Units

      Listed below is a summary of EOP Partnership’s preferred units. The preferred unitholder, Equity Office, is entitled to receive, when and as authorized by the Board of Trustees of Equity Office, cumulative preferential cash distributions. EOP Partnership is obligated to redeem the preferred units at their liquidation preference plus accrued but unpaid distributions in connection with any redemption by Equity Office of the corresponding series of Equity Office preferred shares.

				Quarterly
	Annual	Liquidation	Current	Distribution
	Distribution	Preference	Balance	Amount	Distribution	Redeemable by	Maturity
Series	Rate	Per Unit	Outstanding	Per Unit	Frequency	Equity Office(1)	Date

			(Dollars in
			thousands)
A	8.98%	$25.00	$199,850	$.56125	Quarterly	on or after 6/15/2002	Perpetual
B(2)	5.25%	50.00	299,500	.65625	Quarterly	2/15/2003 through 2/15/2008	2/15/08
C	8.625%	25.00	114,073	.5390625	Quarterly	on or after 12/8/2003	Perpetual
D(3)	—	—	—	—	Quarterly	—
E(3)	7.875%	25.00	150,000	.4921875	Quarterly	on or after 10/10/2002	Perpetual
F(3)	8.0%	25.00	100,000	.50	Quarterly	on or after 6/4/2003	Perpetual

      The annual per unit distributions are as follows:

	Distributions per unit

	For the years ended December 31,

	2001	2000	1999

Series A	$2.245	$2.245	$2.245
Series B	$2.625	$2.625	$2.625
Series C	$2.15625	$2.15625	$2.15625
Series D(3)	$0.8728125	—	—
Series E	$0.984375	—	—
Series F	$1.00	—	—

(1)	Equity Office may redeem the corresponding series of its preferred shares during these periods solely out of the sale proceeds of other equity shares of Equity Office, except for the portion of the redemption price equal to any accrued but unpaid dividends. Under the partnership agreement of EOP Partnership, sale proceeds from the sale of shares by Equity Office must be contributed to EOP Partnership in exchange for additional units. The number of shares redeemed is limited to the aggregate sales proceeds received from such other equity shares of Equity Office. Equity Office may acquire any outstanding preferred shares that have been transferred to a charitable beneficiary under Article VII of the declaration of trust of Equity Office because they were owned or acquired by a shareholder of Equity Office in violation of the ownership limits. The corresponding Equity Office Series B preferred shares are mandatorily redeemable on February 15, 2008. If Equity Office redeems or acquires any or all of its outstanding preferred shares,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 14 — PARTNERS’ CAPITAL — (continued)

EOP Partnership will redeem and cancel an equal number of EOP Partnership preferred units and provide cash to Equity Office with respect thereto in an amount equal to the amount paid with respect to the Equity Office preferred shares redeemed or acquired by Equity Office. EOP Partnership is not subject to sinking fund requirements pertaining to the preferred units.

(2)	The corresponding Equity Office Series B preferred shares are convertible at any time by the holder into Common Shares at a conversion price of $35.70 per Common Share. Such conversion would require EOP Partnership to issue Units on a one-for-one basis to Equity Office. These shares are non-callable for five years with a mandatory call on February 15, 2008.

(3)	The corresponding Series D, E and F preferred shares were issued in connection with the Spieker Merger. In November 2001, Equity Office redeemed all of its 4,250,000 outstanding corresponding Series D preferred shares at a redemption price of $25.00 per share, plus accrued and unpaid distributions for the period from October 1, 2001 to the redemption date of $0.2821875 per share, or an aggregate redemption price of approximately $107.4 million. In connection with such redemption, Equity Office redeemed all of the Series B preferred units owned by it.

      In March 2001, a holder of 10,000 Series B preferred shares exercised its right to convert its Series B preferred shares into 14,005 Common Shares. A corresponding number of Series B preferred units were converted into Units concurrently with such transaction.

      In January 2000, Equity Office repurchased 6,000 Series A preferred shares and 37,100 Series C preferred shares at an average share price of $20.66 for approximately $0.9 million in the aggregate and the shares were retired. In connection with that purchase, EOP Partnership reimbursed Equity Office for the purchase price of the repurchased shares and cancelled a corresponding number of Series A preferred units and Series C preferred units. The difference between the unit repurchase amount and the carrying amount of the preferred units was classified as a preferred distribution in the consolidated statement of operations for the year ended December 31, 2000.

NOTE 15 — FUTURE MINIMUM RENTS

      Future minimum rental receipts due on noncancelable operating leases at the Office Properties and Industrial Properties as of December 31, 2001 were as follows:

Year	Dollars in thousands

2002	$2,634,672
2003	2,367,972
2004	2,050,712
2005	1,714,897
2006	1,338,228
Thereafter	4,321,143

Total	$14,427,624

      EOP Partnership is subject to the usual business risks associated with the collection of the above scheduled rents. The future minimum rental receipts due on noncancelable operating leases from EOP Partnership’s investment in unconsolidated joint ventures are not included in the above schedule.

NOTE 16 — FUTURE MINIMUM LEASE PAYMENTS

      Certain Office Properties and Industrial Properties are subject to ground leases. Certain of these leases are subject to rental increases based upon the appraised value of the Property at specified dates or certain

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 16 — FUTURE MINIMUM LEASE PAYMENTS — (continued)

financial calculations based on the operations of the respective Property. Future minimum lease obligations under these noncancelable leases as of December 31, 2001 were as follows:

Year	Dollars in thousands

2002	$18,954
2003	18,971
2004	16,472
2005	16,114
2006	15,844
Thereafter	1,005,652

Total	$1,092,007

      Rental expense for the years ended December 31, 2001, 2000 and 1999 was approximately $19.9 million, $12.8 million and $10.6 million, respectively.

NOTE 17 — EXTRAORDINARY ITEM

      The $1.0 million extraordinary loss in 2001 related to costs on certain Office Properties located in Seattle, Washington as a result of the earthquake in February 2001.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 18 — EARNINGS PER UNIT

      The following table sets forth the computation of basic and diluted earnings per Unit and unit equivalent:

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands, except per Unit data)
Numerator:
Net income available for Units before net gain on sales of real estate, discontinued operations, extraordinary items and cumulative effect of a change in accounting principle	$538,462	$437,034	$359,715
Net gain on sales of real estate (excluding allocation to minority interests of $1,473 for the year ended December 31, 2000)	81,662	34,540	59,661
Discontinued operations	22,063	12,738	10,888
Extraordinary items	(1,000)	—	—
Cumulative effect of a change in accounting principle	(1,142)	—	—

Numerator for basic and diluted earnings per Unit — net income available for Units and unit equivalent	$640,045	$484,312	$430,264

Denominator:
Denominator for net income available per weighted average Unit outstanding — basic-weighted average Units outstanding	408,919,582	316,067,694	288,326,547
Effect of dilutive securities:
Units issued upon exercise of Equity Office share options, put options and restricted shares	3,067,315	2,929,713	2,830,657

Denominator for net income available per weighted average Unit and unit equivalent outstanding — diluted-weighted average Units and unit equivalents outstanding	411,986,897	318,997,407	291,157,204

Net Income available per weighted average Unit outstanding- basic:
Net income before net gain on sales of real estate, discontinued operations, extraordinary items and cumulative effect of a change in accounting principle	$1.32	$1.38	$1.24
Net gain on sales of real estate	0.20	0.11	0.21
Discontinued operations	0.05	0.04	0.04
Extraordinary items	—	—	—
Cumulative effect of a change in accounting principle	—	—	—

Net income available per weighted average Unit outstanding- basic	$1.57	$1.53	$1.49

Net Income available per weighted average Unit and unit equivalent outstanding — diluted:
Net income before net gain on sales of real estate, discontinued operations, extraordinary items and cumulative effect of a change in accounting principle	$1.30	$1.37	$1.24
Net gain on sales of real estate	0.20	0.11	0.20
Discontinued operations	0.05	0.04	0.04
Extraordinary items	—	—	—
Cumulative effect of a change in accounting principle	—	—	—

Net income available per weighted average Unit and unit equivalent outstanding — diluted	$1.55	$1.52	$1.48

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 18 — EARNINGS PER UNIT — (continued)

      The following securities were not included in the computation of diluted earnings per Unit and unit equivalent since they would have an antidilutive effect:

		For the years ended December 31,
	Weighted Average
Antidilutive Securities	Exercise Price	2001	2000	1999

Share options	$30.350	4,849,148	—	—
Share options	$30.250	—	3,019,089	—
Share options	$30.040	—	—	3,435,762
Series B Preferred Units	$35.700	5,990,000	6,000,000	6,000,000
Warrants	$39.375	5,000,000	5,000,000	5,000,000

Total		15,839,148	14,019,089	14,435,762

      For additional disclosures regarding employee share options and restricted shares, see Note 23 — Share Option Plan and Share Award Plan.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 19 — SEGMENT INFORMATION

      As discussed in Note 1, EOP Partnership’s primary business is the ownership and operation of Office Properties. Management operates each Office Property as an individual operating segment and has aggregated these operating segments into a single operating segment for financial reporting purposes due to the fact that the individual operating segments have similar economic characteristics. EOP Partnership’s long-term tenants are in a variety of businesses, and no single tenant is significant to EOP Partnership’s business. The property operating revenues generated at the “Corporate and Other” segment consists of revenues earned by the Industrial Properties and the stand-alone parking facilities. The “Other revenues” generated at the “Corporate and Other” segment consist primarily of fee income from the management of office properties owned by third parties and interest and dividend income on various investments.

	For the year ended December 31, 2001

	Office	Corporate
	Properties	and Other	Consolidated

	(Dollars in thousands)
Property operating revenues	$2,974,128	$51,536	$3,025,664
Property operating expenses	(958,935)	(10,658)	(969,593)

Net operating income	2,015,193	40,878	2,056,071

Adjustments to arrive at net income:
Other revenues	3,695	51,604	55,299
Interest expense(1)	(195,571)	(531,359)	(726,930)
Depreciation and amortization	(557,482)	(24,110)	(581,592)
Ground rent	(16,812)	—	(16,812)
General and administrative	(11)	(109,661)	(109,672)
Impairment on securities and other investments	—	(132,684)	(132,684)
Impairment on assets held for sale	—	(2,536)	(2,536)

Total adjustments to arrive at net income	(766,181)	(748,746)	(1,514,927)

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures, net gain on sales of real estate and extraordinary items and discontinued operations	1,249,012	(707,868)	541,144
Income taxes	(1,853)	(6,961)	(8,814)
Minority interests	(8,685)	—	(8,685)
Income from investment in unconsolidated joint ventures	67,216	1,987	69,203
Net gain on sales of real estate and extraordinary items	21,265	59,397	80,662
Discontinued operations	21,666	397	22,063
Cumulative effect of change in accounting principle	(1,142)	—	(1,142)

Net income	$1,347,479	$(653,048)	$694,431

Investment in unconsolidated joint ventures	$1,239,608	$81,519	$1,321,127

Capital and tenant improvements	$325,215	$34,850	$360,065

Total Assets	$24,695,702	$1,112,720	$25,808,422

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 19 — SEGMENT INFORMATION — (continued)

	For the year ended December 31, 2000

	Office	Corporate
	Properties	and Other	Consolidated

	(Dollars in thousands)
Property operating revenues	$2,158,812	$26,243	$2,185,055
Property operating expenses	(734,350)	(7,776)	(742,126)

Net operating income	1,424,462	18,467	1,442,929

Adjustments to arrive at net income:
Other revenues	3,526	43,481	47,007
Interest expense(1)	(163,612)	(360,248)	(523,860)
Depreciation and amortization	(411,802)	(20,886)	(432,688)
Ground rent	(9,877)	(19)	(9,896)
General and administrative	(177)	(88,519)	(88,696)

Total adjustments to arrive at net income	(581,942)	(426,191)	(1,008,133)

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate and discontinued operations	842,520	(407,724)	434,796
Income taxes	(1,696)	(1,023)	(2,719)
Minority interests	(5,385)	(1,458)	(6,843)
Income from investment in unconsolidated joint ventures	53,189	3,062	56,251
Net gain on sales of real estate	13,660	22,353	36,013
Discontinued operations	12,738	—	12,738

Net income	$915,026	$(384,790)	$530,236

Investment in unconsolidated joint ventures	$1,104,525	$60,088	$1,164,613

Capital and tenant improvements	$270,259	$23,452	$293,711

Total Assets	$18,182,977	$611,276	$18,794,253

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 19 — SEGMENT INFORMATION — (continued)

	For the year ended December 31, 1999

	Office	Corporate
	Properties	and Other	Consolidated

	(Dollars in thousands)
Property operating revenues	$1,853,194	$37,236	$1,890,430
Property operating expenses	(644,264)	(7,906)	(652,170)

Net operating income	1,208,930	29,330	1,238,260

Adjustments to arrive at net income:
Other revenues	5,237	17,905	23,142
Interest expense(1)	(126,966)	(285,204)	(412,170)
Depreciation and amortization	(350,754)	(13,531)	(364,285)
Ground rent	(6,837)	(50)	(6,887)
General and administrative	(179)	(80,092)	(80,271)

Total adjustments to arrive at net income	(479,499)	(360,972)	(840,471)

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate and discontinued operations	729,431	(331,642)	397,789
Income taxes	(236)	(420)	(656)
Minority interests	(1,518)	(463)	(1,981)
Income from investment in unconsolidated joint ventures	11,779	2,045	13,824
Net gain on sales of real estate	59,661	—	59,661
Discontinued operations	10,888	—	10,888

Net income	$810,005	$(330,480)	$479,525

Capital and tenant improvements	$267,637	$29,859	$297,496

(1)	Interest expense for the Office Properties does not include allocation of interest expense on the unsecured notes or the line of credit.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 20 — PRO FORMA STATEMENT OF OPERATIONS (UNAUDITED)

      The pro forma data presented below are included to illustrate the effect on EOP Partnership’s operations as a result of the Spieker Merger and the $1.4 billion unsecured notes offering that occurred in July 2001 as if they had happened on January 1, 2000. The pro forma condensed combined statements of operations have been prepared by management of EOP Partnership and do not purport to be indicative of the results which actually would have been obtained had the Spieker Merger and such notes offering been completed on January 1, 2000 or which may be obtained in the future.

	For the years ended
	December 31,

	2001	2000

	(Dollars in thousands, except
	per unit data)
Total revenues	$3,521,915	$3,001,475

Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle available for Units(a)	$737,889	$794,766

Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle per weighted average Unit outstanding — basic	$1.57	$1.83

Weighted average Units outstanding — basic	469,392	435,408

Net income from continuing operations before extraordinary items and cumulative effect of a change in accounting principle per weighted average Unit and unit equivalents outstanding — diluted	$1.56	$1.81

Weighted average Units and unit equivalents outstanding — diluted	472,764	438,876

(a)	Included in these amounts is approximately $133.6 million and $176.1 million of net gains on sales of real estate for the years ended December 31, 2001 and 2000, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 21 — QUARTERLY DATA (UNAUDITED)

      Quarterly data for the last two years are presented in the tables below:

	For the three months ended

	12/31/01	9/30/01	6/30/01	3/31/01

	(Dollars in thousands, except per unit data)
Total Revenues	$885,574	$877,318	$660,104	$657,967

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate	$63,319	$209,098	$133,300	$135,427

Extraordinary items	$(1,000)	$—	$—	$—

Cumulative effect of a change in accounting principle	$—	$—	$—	$(1,142)

Net income	$151,071	$245,078	$150,260	$148,022

Net income available for Units	$134,041	$229,483	$139,383	$137,138

Net income available per weighted average Units outstanding — basic	$0.29	$0.49	$0.40	$0.39

Net income available per weighted average Unit and unit equivalent outstanding — diluted	$0.28	$0.49	$0.40	$0.39

Weighted average Units outstanding — basic	469,384,606	467,350,655	348,782,348	348,476,502

Weighted average Units and unit equivalents outstanding — diluted	472,169,227	471,009,101	351,519,782	351,400,853

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 21 — QUARTERLY DATA (UNAUDITED) — (continued)

	For the three months ended

	12/31/00	9/30/00	6/30/00	3/31/00

	(Dollars in thousands, except per unit data)
Total Revenues	$648,798	$633,124	$488,871	$461,269

Income before income taxes, allocation to minority interests, income from investment in unconsolidated joint ventures and net gain on sales of real estate	$118,020	$116,864	$101,941	$97,971

Net income	$130,999	$130,384	$153,102	$115,751

Net income available for Units	$120,115	$118,985	$141,188	$104,024

Net income available per weighted average Unit outstanding — basic	$0.35	$0.34	$0.49	$0.37

Net income available per weighted average Unit and unit equivalent outstanding — diluted	$0.35	$0.34	$0.48	$0.37

Weighted average Units outstanding — basic	347,341,457	346,087,554	288,805,951	281,380,638

Weighted average Units and unit equivalents outstanding — diluted	350,738,516	349,494,261	291,674,501	283,568,648

NOTE 22 — RELATED PARTY TRANSACTIONS

      Related parties provide various services to EOP Partnership. Fees and reimbursements paid to related parties for the years ended December 31, 2001, 2000 and 1999 were as follows (there was approximately $0.1 million and $0 payable to related parties as of December 31, 2001 and 2000, respectively):

	Paid in years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Interest and prepayment penalty on mortgage notes(1)	$22,256	$7,183	$—
Development fees(2)	11,255	3,770	—
Office rent(3)	2,964	2,601	2,820
Development, management and leasing fees(4)	—	8,090	5,102
Insurance reimbursements and brokerage fees(5)	—	—	3,494
Legal fees and expenses(6)	—	—	2,330
Administrative, accounting and consulting services(7)	—	—	715

Total	$36,475	$21,644	$14,461

(1)	In connection with the Cornerstone Merger, $250 million of mortgage debt was assumed on certain properties payable to Stichting Pensioenfonds Voor de Gezondheid, Geestelijke en Maatcschappellijke Belangen (“PGGM”), of which Jan H.W.R. van der Vlist, a trustee of Equity Office, is a director of real

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 22 — RELATED PARTY TRANSACTIONS — (continued)

estate. In October 2000, EOP Partnership repaid $65 million of mortgage debt encumbering one of the Properties, TransPotomac Plaza(5), upon its maturity. In 2001, the remaining $185 million of mortgage debt encumbering several properties was prepaid. As a result of the prepayment, EOP Partnership paid a $5.0 million prepayment penalty to PGGM.

(2)	EOP Partnership and Wilson Investors (“WI”) entered into a joint venture agreement to form Wilson/ Equity Office, LLC (“W/ EO”) for the purpose of developing, constructing, leasing and managing developments in northern California. W/ EO is owned 49.9% by EOP Partnership and 50.1% by WI. William Wilson III, a trustee of Equity Office, through his ownership of WI, owns approximately 22% of W/ EO (and approximately 30% of any promote to which WI is entitled under the joint venture agreement). EOP Partnership has agreed to loan up to $25 million to WI for its required contribution to W/ EO at a 15% return per annum. The current outstanding balance of this loan as of December 31, 2001 is approximately $12.0 million of principal and $2.0 million of accrued interest. EOP Partnership’s investment in W/ EO as of December 31, 2001 is approximately $32.3 million, which includes an allocation of 2001 income of approximately $0.2 million. In 2000, EOP Partnership was allocated a net loss of approximately $0.7 million on its investment in W/EO.

EOP Partnership has created or anticipates creating joint ventures with W/ EO, certain of which include unaffiliated parties, for the purpose of developing office properties. The total square footage that may be developed is approximately 1.7 million and the total projected estimated cost, including EOP Partnership’s, WI’s and any unaffiliated party’s share, to complete the developments is approximately $600.7 million. EOP Partnership’s share of the cost incurred to date for the properties under development with W/ EO is approximately $165.9 million. William Wilson III did not, in his capacity as trustee, approve the foregoing arrangements with EOP Partnership.

(3)	EOP Partnership leases office space at Two North Riverside Plaza, Chicago, Illinois from Two North Riverside Joint Venture, a partnership composed of trusts established for the benefit of the families of Samuel Zell and Robert Lurie, a deceased former business partner of Mr. Zell. Mr. Zell is the Chairman of the Board of Equity Office. EOP Partnership paid approximately $3.0 million, $2.6 million and $2.8 million during 2001, 2000 and 1999, respectively, to Two North Riverside Plaza Joint Venture and its affiliates for such office space.

(4)	H. Jon Runstad, a former trustee who resigned in July 2000, is a principal of Wright Runstad & Company, the general partner of Wright Runstad Associates Limited Partnership (“WRALP”), which provides property management, leasing and development services. EOP Partnership owns a 30% limited partnership interest in WRALP. During 2000 and 1999, EOP Partnership received distributions of approximately $9.7 million and $2.7 million, respectively, from WRALP. Since December 1997, affiliates of WRALP served as the co-property manager with EOP Partnership and leasing agent for certain Office Properties acquired in December 1997 from WRALP and for several other Office Properties. In addition to the amounts paid above to WRALP for development and management fees, leasing commissions and related expense reimbursements with respect to some of our Properties, an additional $5.0 million and $4.7 million was paid during 2000 and 1999, respectively, to WRALP for the reimbursement of salaries of personnel in connection with such management services.

WRALP owned a 20% interest and EOP Partnership owned an 80% interest in Sunset North Corporate Campus, a three-building office complex located in Bellevue, Washington. WRALP served as developer of the project. In June 2000, EOP Partnership acquired the interest held by WRALP at a price based on a formula set forth in the joint venture agreement.

WRALP owns a 20% interest and EOP Partnership owns an 80% interest in Key Center, an Office Property located in Bellevue, Washington. WRALP served as developer of the project and currently serves as co-property manager with EOP Partnership and the leasing agent.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 22 — RELATED PARTY TRANSACTIONS — (continued)

In September 2000, EOP Partnership purchased the World Trade Center East located in Seattle, Washington, from WRALP. WRALP served as the developer of the project.

In accordance with the agreement governing the investment in WRALP, EOP Partnership agreed to make available to WRALP up to $20.0 million in additional financing or credit support for future development. As of December 31, 2001, no amounts have been funded pursuant to this agreement. However, EOP Partnership has guaranteed WRALP’s line of credit, which has an outstanding balance of approximately $13.5 million as of December 31, 2001.

Wright Runstad & Company leases space in certain Office Properties. The terms of the leases are consistent with terms of unaffiliated tenants’ leases. Total rents and other amounts paid by Wright Runstad & Company under its lease were approximately $0.5 million and $0.3 million for the years ended December 31, 2000 and 1999, respectively.

As mentioned above, Mr. Runstad resigned as a trustee of Equity Office in July 2000. Transactions with WRALP after that date are no longer considered related party transactions.

(5)	Represents amounts paid to EGI Risk Services, Inc. for reimbursement of property insurance premiums to an affiliated company and fees for risk management services, including reviewing, obtaining and/or researching various insurance policies. EGI Risk Services, Inc. was a wholly owned subsidiary of Equity Group Investments, L.L.C. (“EGI”), of which Mr. Samuel Zell, Equity Office’s chairman, is the Chairman of the Board. Effective October 1, 1999, EOP Partnership no longer utilized the services provided by EGI Risk Services, Inc., and its employees have become employees of EOP Partnership.

(6)	Represents amounts primarily paid to Rosenberg & Liebentritt, P.C., a law firm, for legal fees and expenses incurred in connection with acquisition, corporate and leasing activity. A trustee of Equity Office was a principal of this law firm until September 1, 1997. In 1999, Rosenberg & Liebentritt, P.C. dissolved and, as a result, no longer provides legal services to EOP Partnership.

(7)	During 1999, fees were paid to the EGI for miscellaneous consulting services.

      In connection with the Cornerstone Merger, EOP Partnership paid $5.0 million to John S. Moody to enter into a non-compete agreement. Mr. Moody became a trustee of Equity Office at the time of the Cornerstone Merger and is the former president and chief executive officer of Cornerstone.

      EOP Partnership acquired Palo Alto Square, an Office Property located in Palo Alto, California, on October 1, 1999 from a private investment partnership controlled by Mr. Samuel Zell. The acquisition was funded primarily through the issuance of 1,035,389 Units valued at $23.64 per Unit, for a total of approximately $24.5 million, and the assumption of $53.2 million in debt.

      As described in Note 6, EOP Partnership owns preferred shares of Capital Trust, Inc. Mr. Zell is Chairman of the Board of Capital Trust, Inc.

Access Holdings

      Under applicable REIT tax rules in effect before January 1, 2001, certain non-customary services had to be provided by an “independent contractor,” and Equity Office was prohibited under the REIT tax rules from deriving any income from the provision of those services. Pursuant to legislation adopted in 1999, effective January 1, 2001, these rules were changed to permit most REITs, including Equity Office, to provide services to tenants through a taxable REIT subsidiary. In addition, under the REIT tax rules in effect, Equity Office was prohibited from owning more that 10% of the voting stock of a corporation. Effective January 1, 2001, a REIT can own without limit voting stock of a corporation that is a taxable REIT subsidiary.

      In October 2000, five executive officers of Equity Office organized Access Holdings Company, L.L.C. and on August 2000 organized its sister company, AHC II, L.L.C., which EOP Partnership refer to collectively as “Access Holdings,” to provide or arrange for services for tenants that Equity Office could not

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 22 — RELATED PARTY TRANSACTIONS — (continued)

provide under the REIT tax rules then in effect and to make certain investments that Equity Office was precluded from making under the REIT rules then in effect. EOP Partnership made loans totaling approximately $2.3 million in the aggregate at an annual interest rate of 7.0% to certain executive officers of Equity Office to finance their investment in Access Holdings. Of this amount, approximately $0.3 million was used by Access Holdings to purchase the voting interests in various tenant service and management companies owned by affiliates of Mr. Zell and the balance was used to operate Access Holdings. In consideration of the assumption of an outstanding capitalization note in the principal amount of $1.0 million payable by certain affiliates of Mr. Zell to EOP Office Company, Access Holdings also acquired the voting interest in EOP Office Company. EOP Office Company holds various assets, including 109,987 Units, a 10.2% interest in the Sunset North Property and a 30% interest in WRALP.

      In connection with the formation of Access Holdings, Equity Office entered into an option agreement with Access Holdings under which Access Holdings granted Equity Office the right on or after January 1, 2001 to acquire its assets, subject to its liabilities. Equity Office also granted to Access Holdings the right to sell its assets to Equity Office for a period of five years from the date of the tax law change. Neither Equity Office nor Access Holdings was obligated to exercise its respective contractual rights, and there was no assurance prior to January 1, 2001 that either would do so. The parties also entered into marketing and cost — sharing agreements pursuant to which Access Holdings paid an affiliate a total of $1.8 million during 2000. In 2001, Equity Office determined that it was in Equity Office’s best interests to exercise its option to acquire the assets of Access Holdings and, accordingly, submitted the matter to the Conflicts Committee of Equity Office’s Board of Trustees. The Conflicts Committee engaged the services of a third party to perform a valuation analysis of the assets and liabilities of Access Holdings for purposes of calculating the applicable purchase price under the option agreements. That firm delivered its valuation report and, in reliance on such report and on other factors it considered to be relevant, the Conflicts Committee approved the exercise of the option effective as of January 1, 2001 at a purchase price equal to the fair market value of the assets plus the assumption of liabilities and determined the applicable purchase prices under the option agreements to be as follows: (a) $2.3 million for the assets of Access Holdings Company, L.L.C., plus assumption of liabilities of $1.4 million; and (b) $0.2 million for the assets of AHC II Company, L.L.C., plus the assumption of liabilities of $0.1 million. The executive officers of Equity Office repaid their loans from EOP Partnership, collectively totaling approximately $2.3 million, using a portion of the purchase price paid by EOP Partnership for the assets of Access Holdings. These certain executive officers each earned a profit of approximately $52,000 on their investment in Access Holdings.

      As a result of these transactions, EOP Partnership now owns interests through its subsidiaries in several newly organized tenant service entities, interests in certain real properties and minority voting securities of certain former non-controlled subsidiaries engaged in real estate, insurance and management businesses.

Amounts Received from Related Parties

      Allied Riser Communications Corporation (a communications services provider of which a private investment entity controlled by Mr. Zell had an investment), Equity Residential Properties Trust and Warren E. Spieker, Jr., a trustee of Equity Office, separately leased office space in certain Office Properties. Total rents and other amounts paid by these related parties under the terms of their respective leases were approximately $1.6 million, $1.2 million and $1.2 million for the years ended December 31, 2001, 2000 and 1999, respectively.

      EOP Partnership has entered into third-party management contracts and a licensing agreement to manage and license space at certain Properties owned or controlled by affiliates of Mr. Zell. Income recognized by EOP Partnership for providing these management services during 2001 was approximately $1.5 million.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 22 — RELATED PARTY TRANSACTIONS — (continued)

      In addition, EOP Partnership provided real estate tax consulting and risk management services to related parties for which it received approximately $1.7 million, $1.4 million and $1.2 million during 2001, 2000 and 1999, respectively.

NOTE 23 — SHARE OPTION PLAN AND SHARE AWARD PLAN

      The following is a description of Equity Office’s 1997 Share Option and Share Award Plan, as amended, (the “Employee Plan”), which is included in the financial statements because any Common Shares issued pursuant to the Employee Plan will result in EOP Partnership issuing Units to Equity Office, on a one-for-one basis. Equity Office has established the 1997 Share Option and Share Award Plan, as amended (the “Employee Plan”). The purpose of the Employee Plan is to attract and retain highly qualified executive officers, trustees, employees and consultants. Through the Employee Plan, certain officers, trustees, employees and consultants of Equity Office are offered the opportunity to acquire Common Shares pursuant to grants of (i) options to purchase Common Shares (“Options”) and (ii) Share Awards (defined below). The Employee Plan is administered by the Compensation and Option Committee (the “Compensation Committee”), which is appointed by the Board of Trustees. The Compensation Committee determines those officers, trustees, key employees and consultants to whom, and the time or times at which, grants of Options and Share Awards will be made. The Compensation Committee interprets the Employee Plan, adopts rules relating thereto and determines the terms and provisions of Options. In 2001, 2000, and 1999 the Common Shares subject to Options and Share Awards under the Employee Plan were limited to 23,733,869, 19,433,472 and 19,621,220, respectively. The maximum aggregate number of Common Shares that may be granted for all rights under the Plan may not exceed 6.8% of the outstanding Common Shares, calculated on a fully diluted basis and determined annually on the first day of each calendar year. No more than one-half of the maximum aggregate number of Common Shares shall be granted as Share Awards. To the extent that Options expire unexercised or are terminated, surrendered or canceled, the Common Shares allocated to such Options become available for future grants under the Plan, unless the Plan has terminated. The Employee Plan will terminate at such time all of the unissued Common Shares reserved for the Plan have been issued. The Board of Trustees may at any time amend or terminate the Employee Plan, but termination will not affect Options and Share Awards previously granted. Any Options or Share Awards, which vest prior to any such termination, will continue to be exercisable by the holder thereof.

      The Compensation Committee determines the vesting schedule of each Option and the term, which shall not exceed ten years from the date of the grant. As to the Options that have been granted through December 31, 2001, the vesting schedules range from the entire option grant being exercisable as of the grant date to one-third of the Options being exercisable as of the first anniversary of the grant date, an additional one-third being exercisable as of the second anniversary of the grant date and the remaining one-third being exercisable as of the third anniversary of the grant date. The exercise price for all Options under the Employee Plan shall not be less than the fair market value of the underlying Common Shares at the time the Option is granted.

      Each member of the Board of Trustees receives an annual grant of an Option to purchase 10,000 Common Shares (other than Mr. van der Vlist, who receives a grant of an equivalent share appreciation right exercisable for cash). If an individual becomes a member of the board other than at an annual meeting, he or she is entitled to a prorated Option grant based upon the number of days until the next annual meeting of shareholders. In addition, the Employee Plan permits the issuance of Share Awards to executive officers, trustees and key employees upon such terms and conditions as are determined by the Compensation Committee in its sole discretion. A share award is an award of Common Shares which (i) may be fully vested upon issuance (“Share Awards”) or (ii) may be subject to risk of forfeiture under Section 83 of the Internal Revenue Code (“Restricted Share Award”). Generally, members of the Board of Trustees have been granted Share Awards pursuant to the Employee Plan as payment of their board fees. In each case, the number of Share Awards granted to trustees was equal to the dollar value of the fee divided by the fair market value of

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 23 — SHARE OPTION PLAN AND SHARE AWARD PLAN — (continued)

the shares on the date the fee would have been paid. Restricted Share Awards were granted to certain officers and employees in 2001, 2000 and 1999. The Restricted Share Awards vest over a five-year period as follows: 50% on the third anniversary of the initial grant date; 25% on the fourth anniversary of the initial grant date; and the remaining 25% on the fifth anniversary of the initial grant date.

      Equity Office has elected to apply the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”) in the computation of compensation expense. Under APB No. 25’s intrinsic value method, compensation expense is determined by computing the excess of the market price of the shares over the exercise price on the measurement date. For Options, there is no intrinsic value on the measurement date (or grant date), and no compensation expense is recognized. Financial Accounting Standards Board No. 123 (“FASB No. 123”) requires the disclosure of pro forma net income and net income per share as if a fair value based accounting method had been used in the computation of compensation expense. The fair value of the Options computed under FASB No. 123 would be recognized over the vesting period of the Options. The fair value for Options granted in 2001, 2000, and 1999 was estimated at the time the Options were granted using the Black-Scholes option-pricing model with the following weighted average assumptions for 2001, 2000, and 1999, respectively:

Assumptions:	2001	2000	1999

Risk-free interest rate	4.2%	5.1%	6.4%
Dividend yield	6.7%	5.5%	6.8%
Volatility factors of the expected market price of the Common Shares	0.21	0.33	0.19
Weighted average expected life of the Options	5 years	5 years	5 years

      The Black-Scholes option-pricing model was developed for use in estimating the fair value of trade options, which have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Options have characteristics significantly different from traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its Options and may not be representative of the effects on reported net income for future years. For purposes of pro forma disclosures, the estimated fair value of the Options is amortized to expense during the Options’ vesting period.

      The following is the unaudited pro forma information for the years ended December 31, 2001, 2000 and 1999:

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Pro forma net income available to Units before net gain on sales of real estate, extraordinary items and cumulative effect of change in accounting principle	$552,439	$448,905	$368,262
Net gain on sales of real estate, extraordinary items and cumulative effect of change in accounting principle	79,520	34,540	59,661

Pro forma net income available to Units	$631,959	$483,445	$427,923

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 23 — SHARE OPTION PLAN AND SHARE AWARD PLAN — (continued)

	For the years ended December 31,

	2001		2000		1999

Earnings per Unit	Basic	Diluted	Basic	Diluted	Basic	Diluted

Pro forma net income available to Units before net gain on sales of real estate, extraordinary items and cumulative effect of change in accounting principle	$1.36	$1.34	$1.42	$1.40	$1.27	$1.27
Net gain on sales of real estate, extraordinary items, and cumulative effect of change in accounting principle	.19	.19	.11	.11	.21	.20

Pro forma net income per weighted average Unit and unit equivalents (for diluted) outstanding	$1.55	$1.53	$1.53	$1.51	$1.48	$1.47

      The table below summarizes the Option activity of the Employee Plan for the years ended December 31, 2001, 2000 and 1999:

	Common Shares	Weighted Average
	Subject to Options	Exercise Price Per
	or Awards	Common Share

Balance at December 31, 1998	9,432,784	$24.50
Options granted	4,677,971	24.88
Options canceled	(520,314)	24.78
Options exercised	(128,287)	20.90

Balance at December 31, 1999	13,462,154	24.66
Options granted	3,916,460	23.63
Options canceled	(572,114)	24.78
Options exercised	(3,585,129)	22.81

Balance at December 31, 2000	13,221,371	24.82
Options granted	6,785,666	27.26
Options canceled	(438,681)	27.53
Options exercised	(3,282,003)	21.89

Balance at December 31, 2001	16,286,353	$26.41

      The following table summarizes information regarding stock options outstanding at December 31, 2001:

	Options Outstanding			Options Exercisable

		Weighted-average
	Outstanding	remaining		Number exercisable
	at	contractual life	Weighted-average	at	Weighted-average
Range of Exercise Prices	December 31, 2001	(in years)	exercise price	December 31, 2001	exercise price

$12.09 to $19.96	244,962	6.1	$18.70	244,962	$18.70
$21.00 to $24.62	7,909,657	7.0	23.02	6,715,282	22.08
$25.06 to $29.06	598,463	8.0	27.78	407,969	27.83
$29.50 to $29.98	6,775,871	8.2	29.83	2,004,876	29.50
$30.13 to $33.00	757,400	6.4	32.64	669,499	32.90

$12.09 to $33.00	16,286,353	7.5	$26.41	10,042,588	$24.92

      As of December 31, 2001, there were 10,042,588 Options at a weighted average exercise price of $24.92 under the Employee Plan that were exercisable and 6,243,765 Options at a weighted average exercise price of $28.81 that were not exercisable. Expiration dates ranged from April 2002 to September 2011. The remaining

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 23 — SHARE OPTION PLAN AND SHARE AWARD PLAN — (continued)

weighted average contractual life of Options was 7.5 years. The weighted average grant date fair value of Options granted during 2001, 2000 and 1999 was $2.76, $5.63 and $2.91, respectively.

      During 2001 and 2000, there were 602,666 and 555,100 restricted shares issued, respectively. The restricted shares vest over three to five years. The restricted shares issued in 2001 and 2000 were, on average, valued at an average of $20.61 and $23.91 per share, respectively, The restricted shares vest 50% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date and 25% on the fifth anniversary of the grant date. The value of the restricted shares is amortized to compensation expense on a straight-line basis and included in General and Administrative Expense.

NOTE 24 — 401(K) PLAN

      Equity Office established the Equity Office Properties Trust Section 401(k) Savings/ Retirement Plan (the “401(k) Plan”) to cover eligible employees of EOP Partnership and employees of any designated affiliate. The 401(k) Plan permits eligible persons to defer up to 16% of their annual compensation into the 401(k) Plan, subject to certain limitations imposed by the Internal Revenue Code. Employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. EOP Partnership matches dollar for dollar employee contributions to the 401(k) Plan up to 4% of the employee’s annual salary. In addition, EOP Partnership may elect to make a discretionary profit – sharing contribution. EOP Partnership incurred expenses of approximately $3.8 million, $3.6 million and $2.9 million in each of the years ended December 31, 2001, 2000 and 1999, respectively, related to the 401(k) Plan.

NOTE 25 — COMMITMENTS AND CONTINGENCIES

Concentration of Credit Risk

      EOP Partnership maintains its cash and cash equivalents at financial institutions. The combined account balances at each institution typically exceed FDIC insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management of EOP Partnership believes that the risk is not significant.

Environmental

      EOP Partnership, as an owner of real estate, is subject to various environmental laws of federal and local governments. Compliance by EOP Partnership with existing laws has not had a material adverse effect on EOP Partnership’s financial condition and results of operations, and management does not believe it will have such an impact in the future. However, EOP Partnership cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on its current Properties or on properties that it may acquire in the future.

Litigation

      EOP Partnership is not presently subject to material litigation nor, to EOP Partnership’s knowledge, is any litigation threatened against EOP Partnership, other than routine actions for negligence and other claims and administrative proceedings arising in the ordinary course of business, some of which are expected to be covered by liability insurance and all of which collectively are not expected to have a material adverse effect on the liquidity, results of operations, or business or financial condition of EOP Partnership.

Contingencies

      Certain Properties owned in joint ventures with unaffiliated parties have buy/sell options that may be exercised to acquire the other partner’s interest by either EOP Partnership or its joint venture partner if certain conditions are met as set forth in the respective joint venture agreement.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 25 — COMMITMENTS AND CONTINGENCIES — (continued)

      In connection with the acquisition of certain Properties, EOP Partnership has agreed not to sell such Properties in a taxable transaction for a period of time as defined in their respective agreements or EOP Partnership may be obligated to make additional payments to the respective sellers.

Insurance

      EOP Partnership has deductible amounts on insurance policies related to property damage, business interruption, workers compensation, auto liability and general liability losses that may be incurred at the Properties. The following summarizes EOP Partnership deductibles by type of insurance coverage:

Per Occurrence
Insurance Coverage	Deductible Limit

Property damage and business interruption	$50,000 for property damage
5% of building value for earthquake
Workers compensation	$250,000
Automobile liability	$250,000
General liability	$500,000

      EOP Partnership places commercial insurance coverage in excess of the per occurrence deductible amounts above, including acts of terrorism. EOP Partnership’s current coverage for terrorist insurance is up to $200 million in the aggregate or per occurrence and excludes nuclear, chemical or biological acts of terrorism. There can be no assurance, however, that insurance coverage for acts of terrorism will be available in the future.

      EOP Partnership carries earthquake insurance on all the Properties, including those in California and Washington, subject to coverage limitations, which EOP Partnership believes are commercially reasonable. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

Commitments

      In accordance with the agreement governing the investment in WRALP, EOP Partnership agreed, for a period generally continuing until December 31, 2007, to make available to WRALP up to $20.0 million in additional financing or credit support for future development. As of December 31, 2001, no amounts have been funded pursuant to this agreement. However, EOP Partnership has guaranteed WRALP’s line of credit, which has an outstanding balance of approximately $13.5 million as of December 31, 2001. WRALP’s current line of credit matures in July 2003.

NOTE 26 — SUBSEQUENT EVENTS

      1. In January and February, 2002, EOP Partnership sold six office properties consisting of approximately 729,348 square feet and a 50% interest in four parking facilities in separate transactions to various unaffiliated parties for approximately $143.1 million.

      2. In February 2002, EOP Partnership issued $500 million of unsecured notes due February 2012. These notes are guaranteed by Equity Office. The coupon interest rate of the notes is 6.75% per annum with interest payable semiannually. The effective interest rate, which includes amortization of the discount and other offering costs, is approximately 7.0%. Total cash proceeds, net of selling commissions and other expenses, were approximately $235.9 million. Approximately $260.0 million of the aggregate principal amount of the notes was exchanged for $250 million of the aggregate principal amount of EOP Partnership’s outstanding 6.376% Mandatory Par Put Remarketed SecuritiesSM due February 15, 2012, which were subject to mandatory redemption and a remarketing agreement. The remaining net proceeds were used to repay the line of credit and for general business purposes, including working capital.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

NOTE 27 — IMPACT OF NEW ACCOUNTING STANDARDS

      In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective for financial statements issued for fiscal years beginning after December 15, 2001, the net income and gain/(loss) on sales of real estate for properties sold subsequent to December 31, 2001 is reflected in the consolidated statements of operations as “Discontinued operations” for all periods presented.

      In accordance with Statement of Financial Accounting Standards No. 145, Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, effective for financial statements issued for fiscal years beginning after May 15, 2002, gains and losses on extinguishments of debt are classified as income from continuing operations rather than as extraordinary items as previously required under Statement 4. As a result of the adoption, extraordinary losses of $9,374, $1,802 and $10,548, for each of the three years ended December 31, 2001, were reclassed to “amortization of deferred financing costs and prepayment expenses”.

Schedule III — Real Estate and Accumulated Depreciation as of December 31, 2001

(dollars in thousands)

				Encumbrances
Description	Notes	Location	State	at 12/31/01

Office Properties: Atlanta Region
1 200 Galleria		Atlanta	GA	$—
2 Prominence in Buckhead		Atlanta	GA	—
3 One Ninety One Peachtree Tower		Atlanta	GA	—
4 Central Park	(3)	Atlanta	GA	(55,995)
5 Lakeside Office Park		Atlanta	GA	—
6 Paces West	(3)	Atlanta	GA	—
7 Perimeter Center		Atlanta	GA	(204,629)
8 Wachovia Center	(3)	Charlotte	NC	—
9 University Tower	(3)	Durham	NC	—
10 Dominion Tower	(3)	Norfolk	VA	—

Atlanta Region Totals				(260,624)

Boston Region
11 Crosby Corporate Center		Bedford	MA	—
12 Crosby Corporate Center II		Bedford	MA	—
13 125 Summer Street		Boston	MA	(70,981)
14 222 Berkley Street		Boston	MA	—
15 500 Boylston Street		Boston	MA	—
16 Sixty State Street		Boston	MA	(78,616)
17 100 Summer Street		Boston	MA	—
18 150 Federal Street		Boston	MA	—
19 175 Federal Street		Boston	MA	—
20 2 Oliver Street-147 Milk Street		Boston	MA	—
21 225 Franklin Street		Boston	MA	—
22 28 State Street	(3)	Boston	MA	—
23 Center Plaza		Boston	MA	(57,785)
24 Russia Wharf		Boston	MA	—
25 South Station		Boston	MA	—
26 New England Executive Park		Burlington	MA	—
27 The Tower at New England Executive Park		Burlington	MA	—
28 One Memorial Drive		Cambridge	MA	(58,203)
29 One Canal Park		Cambridge	MA	—
30 Riverview I & II		Cambridge	MA	—
31 Ten Canal Park		Cambridge	MA	—
32 Riverside		Newton	MA	—
33 175 Wyman Street		Walthan	MA	—
34 Wellesley Office Park		Wellesley	MA	(52,929)

Boston Region Totals				(318,514)

Chicago Region
35 Northland Plaza		Bloomington	MN	—
36 101 N. Wacker		Chicago	IL	—
37 161 N. Clark	(3)	Chicago	IL	—
38 200 West Adams		Chicago	IL	—
39 30 N. LaSalle Street	(3)	Chicago	IL	—
40 Civic Opera House		Chicago	IL	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

Office Properties: Atlanta Region
1 200 Galleria	$10,282	$58,266	$—	$954
2 Prominence in Buckhead	7,456	63,166	—	11,227
3 One Ninety One Peachtree Tower	46,500	263,500	—	1,297
4 Central Park	9,163	82,463	—	3,373
5 Lakeside Office Park	4,792	43,132	—	2,011
6 Paces West	8,336	75,025	—	3,725
7 Perimeter Center	55,666	429,136	306	25,909
8 Wachovia Center	5,061	45,549	—	1,186
9 University Tower	2,085	18,766	—	1,059
10 Dominion Tower	4,566	41,100	—	2,340

Atlanta Region Totals	153,907	1,120,103	306	53,081

Boston Region
11 Crosby Corporate Center	5,958	53,620	70	1,719
12 Crosby Corporate Center II	9,385	27,584	9	5,294
13 125 Summer Street	18,000	102,000	—	3,520
14 222 Berkley Street	25,593	145,029	—	258
15 500 Boylston Street	39,000	221,000	—	31
16 Sixty State Street	—	256,000	—	2,426
17 100 Summer Street	22,271	200,439	—	33,987
18 150 Federal Street	14,131	127,182	—	11,058
19 175 Federal Street	4,894	44,045	—	1,829
20 2 Oliver Street-147 Milk Street	5,017	45,157	—	2,903
21 225 Franklin Street	34,608	311,471	—	6,691
22 28 State Street	9,513	85,623	—	40,306
23 Center Plaza	18,942	170,480	—	6,017
24 Russia Wharf	3,891	35,023	—	3,198
25 South Station	—	31,074	—	1,206
26 New England Executive Park	15,637	140,729	203	10,506
27 The Tower at New England Executive Park	2,793	31,462	5	10,980
28 One Memorial Drive	14,862	88,216	—	647
29 One Canal Park	2,006	18,054	—	457
30 Riverview I & II	5,938	53,438	6	1,884
31 Ten Canal Park	2,383	21,448	—	62
32 Riverside	24,000	69,849	—	19,709
33 175 Wyman Street	14,600	5,400	3	1,425
34 Wellesley Office Park	16,493	148,434	20	4,488

Boston Region Totals	309,915	2,432,757	316	170,601

Chicago Region
35 Northland Plaza	4,705	42,346	—	1,836
36 101 N. Wacker	10,035	90,319	—	2,883
37 161 N. Clark	15,882	142,936	—	18,234
38 200 West Adams	11,654	104,887	—	6,770
39 30 N. LaSalle Street	12,489	112,401	—	6,418
40 Civic Opera House	12,771	114,942	—	6,277

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

Office Properties: Atlanta Region
1 200 Galleria	$10,282	$59,220	$69,502
2 Prominence in Buckhead	7,456	74,393	81,849
3 One Ninety One Peachtree Tower	46,500	264,797	311,297
4 Central Park	9,163	85,836	94,999
5 Lakeside Office Park	4,792	45,143	49,935
6 Paces West	8,336	78,750	87,086
7 Perimeter Center	55,972	455,045	511,017
8 Wachovia Center	5,061	46,735	51,796
9 University Tower	2,085	19,825	21,910
10 Dominion Tower	4,566	43,440	48,006

Atlanta Region Totals	154,213	1,173,184	1,327,397

Boston Region
11 Crosby Corporate Center	6,028	55,339	61,367
12 Crosby Corporate Center II	9,394	32,878	42,272
13 125 Summer Street	18,000	105,520	123,520
14 222 Berkley Street	25,593	145,287	170,880
15 500 Boylston Street	39,000	221,031	260,031
16 Sixty State Street	—	258,426	258,426
17 100 Summer Street	22,271	234,426	256,697
18 150 Federal Street	14,131	138,240	152,371
19 175 Federal Street	4,894	45,874	50,768
20 2 Oliver Street-147 Milk Street	5,017	48,060	53,077
21 225 Franklin Street	34,608	318,162	352,770
22 28 State Street	9,513	125,929	135,442
23 Center Plaza	18,942	176,497	195,439
24 Russia Wharf	3,891	38,221	42,112
25 South Station	—	32,280	32,280
26 New England Executive Park	15,840	151,235	167,075
27 The Tower at New England Executive Park	2,798	42,442	45,240
28 One Memorial Drive	14,862	88,863	103,725
29 One Canal Park	2,006	18,511	20,517
30 Riverview I & II	5,944	55,322	61,266
31 Ten Canal Park	2,383	21,510	23,893
32 Riverside	24,000	89,558	113,558
33 175 Wyman Street	14,603	6,825	21,428
34 Wellesley Office Park	16,513	152,922	169,435

Boston Region Totals	310,231	2,603,358	2,913,589

Chicago Region
35 Northland Plaza	4,705	44,182	48,887
36 101 N. Wacker	10,035	93,202	103,237
37 161 N. Clark	15,882	161,170	177,052
38 200 West Adams	11,654	111,657	123,311
39 30 N. LaSalle Street	12,489	118,819	131,308
40 Civic Opera House	12,771	121,219	133,990

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

Office Properties: Atlanta Region
1 200 Galleria	$(2,357)	1985	06/19/00	40
2 Prominence in Buckhead	(4,904)	1999	07/13/99	40
3 One Ninety One Peachtree Tower	(10,228)	1991	06/19/00	40
4 Central Park	(10,513)	1986	10/17/95	40
5 Lakeside Office Park	(4,957)	1972-1978	12/19/97	40
6 Paces West	(9,971)	1988	10/31/94	40
7 Perimeter Center	(49,850)	1970-1989	12/19/97	40
8 Wachovia Center	(5,263)	1972/1994	09/01/95	40
9 University Tower	(2,528)	1987/1992	10/16/91	40
10 Dominion Tower	(5,284)	1987	07/25/89	40

Atlanta Region Totals	(105,855)

Boston Region
11 Crosby Corporate Center	(5,663)	1996	12/19/97	40
12 Crosby Corporate Center II	(3,696)	1998	12/19/97	40
13 125 Summer Street	(4,321)	1989	06/19/00	40
14 222 Berkley Street	(5,776)	1991	06/19/00	40
15 500 Boylston Street	(8,518)	1988	06/19/00	40
16 Sixty State Street	(9,912)	1979	06/19/00	40
17 100 Summer Street	(22,491)	1974/1990	03/18/98	40
18 150 Federal Street	(16,210)	1988	12/19/97	40
19 175 Federal Street	(4,836)	1977	12/19/97	40
20 2 Oliver Street-147 Milk Street	(5,539)	1988	12/19/97	40
21 225 Franklin Street	(33,038)	1966/1996	12/19/97	40
22 28 State Street	(20,766)	1968/1997	01/23/95	40
23 Center Plaza	(18,358)	1969	12/19/97	40
24 Russia Wharf	(4,717)	1978-1982	12/19/97	40
25 South Station	(3,306)	1988	12/19/97	40
26 New England Executive Park	(17,063)	1970-1985	12/19/97	40
27 The Tower at New England Executive Park	(3,933)	1971/1999	03/31/98	40
28 One Memorial Drive	(3,400)	1985	06/19/00	40
29 One Canal Park	(2,042)	1987	12/19/97	40
30 Riverview I & II	(5,642)	1985-1986	12/19/97	40
31 Ten Canal Park	(2,176)	1987	12/19/97	40
32 Riverside	(5,031)	2000	12/19/97	40
33 175 Wyman Street	(242)	1999	12/19/97	40
34 Wellesley Office Park	(15,993)	1963-1984	12/19/97	40

Boston Region Totals	(222,669)

Chicago Region
35 Northland Plaza	(4,207)	1985	07/02/98	40
36 101 N. Wacker	(10,099)	1980/1990	12/19/97	40
37 161 N. Clark	(22,826)	1992	07/26/95	40
38 200 West Adams	(12,373)	1985/1996	12/19/97	40
39 30 N. LaSalle Street	(14,242)	1974/1990	06/13/97	40
40 Civic Opera House	(13,574)	1929/1996	12/19/97	40

				Encumbrances
Description	Notes	Location	State	at 12/31/01

41 One North Franklin	(3)	Chicago	IL	—
42 Presidents Plaza		Chicago	IL	—
43 Interco Corporate Tower	(3)	Clayton	MO	—
44 BP Tower	(3)	Cleveland	OH	(85,148)
45 Community Corporate Center	(3)	Columbus	OH	—
46 One Crosswoods Center	(3)	Columbus	OH	—
47 Corporate 500 Centre		Deerfield	IL	(77,248)
48 1700 Higgins	(3)	Des Plaines	IL	—
49 Tri-State International		Lincolnshire	IL	—
50 Norwest Center		Minneapolis	MN	(113,323)
51 U.S. Bancorp Center		Minneapolis	MN	—
52 LaSalle Plaza		Minneapolis	MN	—
53 AT&T Plaza		Oak Brook	IL	—
54 One Lincoln Centre		Oakbrook	IL	—
55 Oakbrook Terrace Tower	(3)	Oakbrook Terrace	IL	—
56 Westbrook Corporate Center		Westchester	IL	(102,973)

Chicago Region Totals				(378,692)

Denver Region
57 One Park Square		Albuquerque	NM	—
58 Metropoint II		Denver	CO	—
59 410 17th Street		Denver	CO	—
60 4949 S. Syracuse		Denver	CO	—
61 Denver Corporate Center II & III	(3)	Denver	CO	—
62 Denver Post Tower		Denver	CO	—
63 Dominion Plaza		Denver	CO	—
64 Metropoint		Denver	CO	—
65 Tabor Center		Denver	CO	—
66 Trinity Place		Denver	CO	—
67 Millennium Plaza		Englewood	CO	—
68 Terrace Building		Englewood	CO	—
69 The Quadrant	(3)	Englewood	CO	—
70 The Solarium		Englewood	CO	—
71 U.S. West Dex Center		Murray	UT	—
72 49 East Thomas Road	(3)	Phoenix	AZ	—
73 One Phoenix Plaza	(3)	Phoenix	AZ	—

Denver Region Totals				—

Houston Region
74 One American Center	(3)	Austin	TX	—
75 One Congress Plaza	(3)	Austin	TX	—
76 San Jacinto Center	(3)	Austin	TX	—
77 9400 NCX	(3)	Dallas	TX	—
78 Colonnade I & II		Dallas	TX	—
79 Colonnade III		Dallas	TX	—
80 Eighty-Eighty Central		Dallas	TX	—
81 Four Forest Plaza	(3)	Dallas	TX	—
82 Lakeside Square		Dallas	TX	—
83 North Central Plaza Three	(3)	Dallas	TX	—
84 Summit Office Park	(3)	Ft. Worth	TX	—
85 2500 CityWest		Houston	TX	—
86 Brookhollow Central		Houston	TX	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

41 One North Franklin	9,830	88,474	—	2,666
42 Presidents Plaza	13,435	120,919	—	4,648
43 Interco Corporate Tower	4,688	42,195	84	3,710
44 BP Tower	17,403	157,260	—	5,232
45 Community Corporate Center	3,019	27,170	—	2,521
46 One Crosswoods Center	1,059	9,530	—	889
47 Corporate 500 Centre	20,100	113,900	—	3,290
48 1700 Higgins	1,323	11,908	64	694
49 Tri-State International	10,925	98,327	290	2,244
50 Norwest Center	39,045	221,255	—	573
51 U.S. Bancorp Center	17,269	99,018	—	10,633
52 LaSalle Plaza	9,681	87,127	—	3,271
53 AT&T Plaza	4,834	43,508	48	1,735
54 One Lincoln Centre	7,350	41,650	—	1,054
55 Oakbrook Terrace Tower	11,950	107,552	486	5,310
56 Westbrook Corporate Center	24,875	223,874	30	7,554

Chicago Region Totals	264,322	2,101,498	1,002	98,442

Denver Region
57 One Park Square	3,634	32,709	—	3,253
58 Metropoint II	1,777	17,865	—	3,207
59 410 17th Street	4,474	40,264	—	3,442
60 4949 S. Syracuse	822	7,401	22	729
61 Denver Corporate Center II & III	4,059	36,534	—	2,431
62 Denver Post Tower	—	52,937	—	6,200
63 Dominion Plaza	5,990	53,911	—	5,135
64 Metropoint	4,375	39,375	—	1,418
65 Tabor Center	12,948	116,536	—	18,283
66 Trinity Place	1,898	17,085	—	1,744
67 Millennium Plaza	4,257	38,314	—	84
68 Terrace Building	1,546	13,865	29	670
69 The Quadrant	4,357	39,215	—	2,032
70 The Solarium	1,951	17,560	—	1,328
71 U.S. West Dex Center	1,725	9,775	51	354
72 49 East Thomas Road	65	588	—	24
73 One Phoenix Plaza	6,192	55,727	—	—

Denver Region Totals	60,070	589,661	102	50,334

Houston Region
74 One American Center	—	70,812	—	7,418
75 One Congress Plaza	6,502	58,521	—	3,560
76 San Jacinto Center	5,075	45,671	—	3,200
77 9400 NCX	3,570	32,130	—	5,583
78 Colonnade I & II	9,044	81,394	—	4,672
79 Colonnade III	6,152	55,368	—	6,441
80 Eighty-Eighty Central	3,760	33,854	—	2,757
81 Four Forest Plaza	4,768	42,911	—	2,866
82 Lakeside Square	5,262	47,369	24	3,693
83 North Central Plaza Three	3,612	32,689	—	2,601
84 Summit Office Park	1,421	12,790	—	2,263
85 2500 CityWest	8,089	72,811	—	2,957
86 Brookhollow Central	7,226	65,053	—	6,963

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

41 One North Franklin	9,830	91,140	100,970
42 Presidents Plaza	13,435	125,567	139,002
43 Interco Corporate Tower	4,772	45,905	50,677
44 BP Tower	17,403	162,492	179,895
45 Community Corporate Center	3,019	29,691	32,710
46 One Crosswoods Center	1,059	10,419	11,478
47 Corporate 500 Centre	20,100	117,190	137,290
48 1700 Higgins	1,387	12,602	13,989
49 Tri-State International	11,215	100,571	111,786
50 Norwest Center	39,045	221,828	260,873
51 U.S. Bancorp Center	17,269	109,651	126,920
52 LaSalle Plaza	9,681	90,398	100,079
53 AT&T Plaza	4,882	45,243	50,125
54 One Lincoln Centre	7,350	42,704	50,054
55 Oakbrook Terrace Tower	12,436	112,862	125,298
56 Westbrook Corporate Center	24,905	231,428	256,333

Chicago Region Totals	265,324	2,199,940	2,465,264

Denver Region
57 One Park Square	3,634	35,962	39,596
58 Metropoint II	1,777	21,072	22,849
59 410 17th Street	4,474	43,706	48,180
60 4949 S. Syracuse	844	8,130	8,974
61 Denver Corporate Center II & III	4,059	38,965	43,024
62 Denver Post Tower	—	59,137	59,137
63 Dominion Plaza	5,990	59,046	65,036
64 Metropoint	4,375	40,793	45,168
65 Tabor Center	12,948	134,819	147,767
66 Trinity Place	1,898	18,829	20,727
67 Millennium Plaza	4,257	38,398	42,655
68 Terrace Building	1,575	14,535	16,110
69 The Quadrant	4,357	41,247	45,604
70 The Solarium	1,951	18,888	20,839
71 U.S. West Dex Center	1,776	10,129	11,905
72 49 East Thomas Road	65	612	677
73 One Phoenix Plaza	6,192	55,727	61,919

Denver Region Totals	60,172	639,995	700,167

Houston Region
74 One American Center	—	78,230	78,230
75 One Congress Plaza	6,502	62,081	68,583
76 San Jacinto Center	5,075	48,871	53,946
77 9400 NCX	3,570	37,713	41,283
78 Colonnade I & II	9,044	86,066	95,110
79 Colonnade III	6,152	61,809	67,961
80 Eighty-Eighty Central	3,760	36,611	40,371
81 Four Forest Plaza	4,768	45,777	50,545
82 Lakeside Square	5,286	51,062	56,348
83 North Central Plaza Three	3,612	35,290	38,902
84 Summit Office Park	1,421	15,053	16,474
85 2500 CityWest	8,089	75,768	83,857
86 Brookhollow Central	7,226	72,016	79,242

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

41 One North Franklin	(10,675)	1991	12/31/92	40
42 Presidents Plaza	(13,301)	1980-1982	12/19/97	40
43 Interco Corporate Tower	(6,131)	1986	05/27/94	40
44 BP Tower	(18,784)	1985	09/04/96, 01/29/98	40
45 Community Corporate Center	(3,767)	1987	06/14/90	40
46 One Crosswoods Center	(1,337)	1984	11/12/93	40
47 Corporate 500 Centre	(4,530)	1986/1990	06/19/00	40
48 1700 Higgins	(1,567)	1986	11/12/93	40
49 Tri-State International	(11,186)	1986	12/19/97	40
50 Norwest Center	(8,190)	1988	06/19/00	40
51 U.S. Bancorp Center	(4,514)	2000	06/19/00	40
52 LaSalle Plaza	(9,886)	1991	11/25/97	40
53 AT&T Plaza	(5,112)	1984	12/19/97	40
54 One Lincoln Centre	(1,779)	1986	06/19/00	40
55 Oakbrook Terrace Tower	(13,740)	1988	04/16/97	40
56 Westbrook Corporate Center	(25,008)	1985-1996	12/19/97	40

Chicago Region Totals	(216,828)

Denver Region
57 One Park Square	(3,398)	1985	07/15/98	40
58 Metropoint II	(1,780)	1999	04/10/00	40
59 410 17th Street	(4,653)	1978	04/30/98	40
60 4949 S. Syracuse	(795)	1982	07/15/98	40
61 Denver Corporate Center II & III	(4,401)	1981/93-97	12/20/90	40
62 Denver Post Tower	(6,498)	1984	04/21/98	40
63 Dominion Plaza	(6,394)	1983	05/14/98	40
64 Metropoint	(3,768)	1987	07/15/98	40
65 Tabor Center	(12,162)	1985	04/30/98	40
66 Trinity Place	(2,023)	1983	04/30/98	40
67 Millennium Plaza	(3,497)	1982	05/19/98	40
68 Terrace Building	(1,388)	1982	07/15/98	40
69 The Quadrant	(5,246)	1985	12/01/92	40
70 The Solarium	(1,805)	1982	07/15/98	40
71 U.S. West Dex Center	(420)	1985	06/19/00	40
72 49 East Thomas Road	(72)	1974/1993	12/11/96	40
73 One Phoenix Plaza	(6,209)	1989	12/04/96	40

Denver Region Totals	(64,509)

Houston Region
74 One American Center	(9,370)	1984	11/01/95	40
75 One Congress Plaza	(8,028)	1987	11/12/93	40
76 San Jacinto Center	(6,177)	1987	12/13/91	40
77 9400 NCX	(5,422)	1981/1995	06/24/94	40
78 Colonnade I & II	(7,984)	1983-1985	09/30/98	40
79 Colonnade III	(5,329)	1998	09/30/98	40
80 Eighty-Eighty Central	(4,120)	1984	10/01/97	40
81 Four Forest Plaza	(5,548)	1985	06/29/89	40
82 Lakeside Square	(6,018)	1987	11/24/97	40
83 North Central Plaza Three	(4,316)	1986/1994	04/21/92	40
84 Summit Office Park	(2,049)	1974/1993	03/01/89	40
85 2500 CityWest	(8,298)	1983	10/01/97	40
86 Brookhollow Central	(8,518)	1979-1981/1995	10/01/97	40

				Encumbrances
Description	Notes	Location	State	at 12/31/01

87 Intercontinental Center	(3)	Houston	TX	—
88 Northborough Tower	(3)	Houston	TX	—
89 San Felipe Plaza	(3)	Houston	TX	(49,519)
90 Computer Associates Tower		Irving	TX	—
91 Texas Commerce Tower		Irving	TX	—
92 One Lakeway Center	(3)	Metairie	LA	—
93 Three Lakeway Center	(3)	Metairie	LA	—
94 Two Lakeway Center	(3)	Metairie	LA	—
95 601 Tchoupitoulas Garage	(7)	New Orleans	LA	—
96 LL&E Tower	(7)	New Orleans	LA	(37,500)
97 Texaco Center	(7)	New Orleans	LA	(42,500)
98 Colonnade I	(3)	San Antonio	TX	—
99 Northwest Center	(3)	San Antonio	TX	—
100 Union Square	(3)	San Antonio	TX	—

Houston Region Totals				(129,519)

Los Angeles Region
101 Stadium Towers		Anaheim	CA	—
102 East Hills Office Park		Anaheim Hills	CA	—
103 Brea Corporate Place		Brea	CA	—
104 Brea Corporate Plaza		Brea	CA	—
105 Brea Financial Commons		Brea	CA	—
106 Brea Park Centre		Brea	CA	—
107 Camino West Corporate Park		Carlsbad	CA	—
108 Carlsbad Airport Plaza		Carlsbad	CA	—
109 La Place Court		Carlsbad	CA	—
110 Pacific Ridge Corporate Centre		Carlsbad	CA	—
111 Pacific View Plaza		Carlsbad	CA	—
112 Cerritos Towne Center		Cerritos	CA	—
113 Corona Corporate Center		Corona	CA	—
114 700 North Brand		Glendale	CA	(24,839)
115 One Pacific Plaza		Huntington Beach	CA	—
116 18301 Von Karman (Apple Building)		Irvine	CA	—
117 18581 Teller		Irvine	CA	—
118 2600 Michelson		Irvine	CA	—
119 Centerpointe Irvine I, II, & III		Irvine	CA	—
120 Fairchild Corporate Center		Irvine	CA	—
121 Inwood Park		Irvine	CA	—
122 Tower 17		Irvine	CA	—
123 1920 Main Plaza	(3)	Irvine	CA	—
124 2010 Main Plaza	(3)	Irvine	CA	—
125 Oakbrook Plaza		Laguna Hills	CA	—
126 Commerce Park		Los Angeles	CA	—
127 Sepulveda Center		Los Angeles	CA	—
128 The Tower in Westwood		Los Angeles	CA	—
129 10880 Wilshire Boulevard		Los Angeles	CA	—
130 10960 Wilshire Boulevard		Los Angeles	CA	—
131 550 S. Hope		Los Angeles	CA	—
132 Two California Plaza	(3)	Los Angeles	CA	—
133 Marina Business Center — Bldg 1-4		Marina Del Rey	CA	—
134 1201 Dove Street		Newport Beach	CA	—
135 Empire Corporate Center		Ontario	CA	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

87 Intercontinen Center	1,602	14,420	70	1,976
88 Northborough Tower	1,355	12,199	37	1,651
89 San Felipe Plaza	13,471	117,984	20	7,651
90 Computer Associates Tower	5,129	46,164	13	300
91 Texas Commerce Tower	5,525	49,728	—	1,035
92 One Lakeway Center	2,804	25,235	—	2,355
93 Three Lakeway Center	4,695	43,661	59	2,883
94 Two Lakeway Center	4,644	41,792	49	3,051
95 601 Tchoupitoulas Garage	1,180	10,620	—	298
96 LL&E Tower	6,186	55,672	46	6,860
97 Texaco Center	6,686	60,177	10	3,636
98 Colonnade I	1,414	12,725	81	1,565
99 Northwest Center	1,948	17,532	—	1,809
100 Union Square	1,582	14,236	9	2,393

Houston Region Totals	122,702	1,173,518	418	92,437

Los Angeles Region
101 Stadium Towers	6,683	37,868	—	213
102 East Hills Office Park	1,202	6,812	—	52
103 Brea Corporate Place	—	35,129	—	57
104 Brea Corporate Plaza	1,902	10,776	—	19
105 Brea Financial Commons	2,640	14,960	—	1
106 Brea Park Centre	2,682	15,198	—	411
107 Camino West Corporate Park	1,030	5,835	—	4
108 Carlsbad Airport Plaza	1,396	7,909	—	—
109 La Place Court	1,506	8,532	—	—
110 Pacific Ridge Corporate Centre	3,266	18,510	—	—
111 Pacific View Plaza	1,205	6,827	—	—
112 Cerritos Towne Center	—	60,368	—	25
113 Corona Corporate Center	758	4,293	—	1
114 700 North Brand	5,970	33,828	—	692
115 One Pacific Plaza	2,328	13,194	—	150
116 18301 Von Karman (Apple Building)	6,027	34,152	—	1,025
117 18581 Teller	1,485	8,415	—	2
118 2600 Michelson	11,291	63,984	—	132
119 Centerpointe Irvine I, II, & III	1,253	7,100	—	207
120 Fairchild Corporate Center	2,363	13,388	—	49
121 Inwood Park	3,543	20,079	—	34
122 Tower 17	7,562	42,849	—	135
123 1920 Main Plaza	5,281	47,526	—	3,461
124 2010 Main Plaza	5,197	46,774	—	1,425
125 Oakbrook Plaza	2,778	15,745	—	2
126 Commerce Park	—	14,700	—	654
127 Sepulveda Center	4,113	23,306	—	61
128 The Tower in Westwood	10,041	56,899	—	199
129 10880 Wilshire Boulevard	—	149,841	—	6,452
130 10960 Wilshire Boulevard	16,841	151,574	—	7,475
131 550 S. Hope	10,016	90,146	—	4,060
132 Two California Plaza	—	156,197	—	48,710
133 Marina Business Center — Bldg 1-4	7,890	44,710	—	139
134 1201 Dove Street	1,998	11,320	—	31
135 Empire Corporate Center	1,332	7,550	—	19

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

87 Intercontinen Center	1,672	16,396	18,068
88 Northborough Tower	1,392	13,850	15,242
89 San Felipe Plaza	13,491	125,635	139,126
90 Computer Associates Tower	5,142	46,464	51,606
91 Texas Commerce Tower	5,525	50,763	56,288
92 One Lakeway Center	2,804	27,590	30,394
93 Three Lakeway Center	4,754	46,544	51,298
94 Two Lakeway Center	4,693	44,843	49,536
95 601 Tchoupitoulas Garage	1,180	10,918	12,098
96 LL&E Tower	6,232	62,532	68,764
97 Texaco Center	6,696	63,813	70,509
98 Colonnade I	1,495	14,290	15,785
99 Northwest Center	1,948	19,341	21,289
100 Union Square	1,591	16,629	18,220

Houston Region Totals	123,120	1,265,955	1,389,075

Los Angeles Region
101 Stadium Towers	6,683	38,081	44,764
102 East Hills Office Park	1,202	6,864	8,066
103 Brea Corporate Place	—	35,186	35,186
104 Brea Corporate Plaza	1,902	10,795	12,697
105 Brea Financial Commons	2,640	14,961	17,601
106 Brea Park Centre	2,682	15,609	18,291
107 Camino West Corporate Park	1,030	5,839	6,869
108 Carlsbad Airport Plaza	1,396	7,909	9,305
109 La Place Court	1,506	8,532	10,038
110 Pacific Ridge Corporate Centre	3,266	18,510	21,776
111 Pacific View Plaza	1,205	6,827	8,032
112 Cerritos Towne Center	—	60,393	60,393
113 Corona Corporate Center	758	4,294	5,052
114 700 North Brand	5,970	34,520	40,490
115 One Pacific Plaza	2,328	13,344	15,672
116 18301 Von Karman (Apple Building)	6,027	35,177	41,204
117 18581 Teller	1,485	8,417	9,902
118 2600 Michelson	11,291	64,116	75,407
119 Centerpointe Irvine I, II, & III	1,253	7,307	8,560
120 Fairchild Corporate Center	2,363	13,437	15,800
121 Inwood Park	3,543	20,113	23,656
122 Tower 17	7,562	42,984	50,546
123 1920 Main Plaza	5,281	50,987	56,268
124 2010 Main Plaza	5,197	48,199	53,396
125 Oakbrook Plaza	2,778	15,747	18,525
126 Commerce Park	—	15,354	15,354
127 Sepulveda Center	4,113	23,367	27,480
128 The Tower in Westwood	10,041	57,098	67,139
129 10880 Wilshire Boulevard	—	156,293	156,293
130 10960 Wilshire Boulevard	16,841	159,049	175,890
131 550 S. Hope	10,016	94,206	104,222
132 Two California Plaza	—	204,907	204,907
133 Marina Business Center — Bldg 1-4	7,890	44,849	52,739
134 1201 Dove Street	1,998	11,351	13,349
135 Empire Corporate Center	1,332	7,569	8,901

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

87 Intercontinen Center	(2,005)	1983/1991	06/28/89	40
88 Northborough Tower	(1,774)	1983/1990	08/03/89	40
89 San Felipe Plaza	(15,867)	1984	09/29/87	40
90 Computer Associates Tower	(3,479)	1988	01/07/99	40
91 Texas Commerce Tower	(3,892)	1985	01/07/99	40
92 One Lakeway Center	(3,723)	1981/1996	11/12/93	40
93 Three Lakeway Center	(5,948)	1987/1996	11/12/93	40
94 Two Lakeway Center	(5,861)	1984/1996	11/12/93	40
95 601 Tchoupitoulas Garage	(1,187)	1982	09/03/97	40
96 LL&E Tower	(7,511)	1987	09/03/97	40
97 Texaco Center	(7,508)	1984	09/03/97	40
98 Colonnade I	(2,002)	1983	12/04/96	40
99 Northwest Center	(2,437)	1984/1994	11/12/93	40
100 Union Square	(2,362)	1986	12/23/92	40

Houston Region Totals	(146,733)

Los Angeles Region
101 Stadium Towers	(446)	1988	07/02/01	40
102 East Hills Office Park	(78)	1988	07/02/01	40
103 Brea Corporate Place	(406)	1987	07/02/01	40
104 Brea Corporate Plaza	(123)	1982	07/02/01	40
105 Brea Financial Commons	(171)	1982-1989	07/02/01	40
106 Brea Park Centre	(174)	1979-1982,1990	07/02/01	40
107 Camino West Corporate Park	(67)	1991	07/02/01	40
108 Carlsbad Airport Plaza	(91)	1987	07/02/01	40
109 La Place Court	(98)	1988	07/02/01	40
110 Pacific Ridge Corporate Centre	(212)	1999	07/02/01	40
111 Pacific View Plaza	(78)	1986	07/02/01	40
112 Cerritos Towne Center	(692)	1989-1998	07/02/01	40
113 Corona Corporate Center	(49)	1990	07/02/01	40
114 700 North Brand	(1,427)	1981	06/19/00	40
115 One Pacific Plaza	(151)	1982,1987	07/02/01	40
116 18301 Von Karman (Apple Building)	(1,395)	1991	06/19/00	40
117 18581 Teller	(96)	1983	07/02/01	40
118 2600 Michelson	(736)	1986	07/02/01	40
119 Centerpointe Irvine I, II, & III	(91)	1979-1980,1994	07/02/01	40
120 Fairchild Corporate Center	(153)	1979	07/02/01	40
121 Inwood Park	(230)	1985,1996	07/02/01	40
122 Tower 17	(500)	1987	07/02/01	40
123 1920 Main Plaza	(6,719)	1988	09/29/94	40
124 2010 Main Plaza	(5,923)	1988	12/13/94	40
125 Oakbrook Plaza	(180)	1984	07/02/01	40
126 Commerce Park	(624)	1977	06/19/00	40
127 Sepulveda Center	(268)	1982	07/02/01	40
128 The Tower in Westwood	(653)	1989	07/02/01	40
129 10880 Wilshire Boulevard	(16,682)	1970/1992	12/19/97	40
130 10960 Wilshire Boulevard	(17,543)	1971/1992	12/19/97	40
131 550 S. Hope	(10,247)	1991	10/06/97	40
132 Two California Plaza	(31,732)	1992	08/23/96	40
133 Marina Business Center — Bldg 1-4	(512)	1982-1984,1998	07/02/01	40
134 1201 Dove Street	(131)	1975,1989	07/02/01	40
135 Empire Corporate Center	(87)	1985,1999	07/02/01	40

Encumbrances
Description	Notes	Location	State	at 12/31/01

136 One Lakeshore Centre		Ontario	CA	—
137 Ontario Corporate Center		Ontario	CA	—
138 Ontario Gateway I		Ontario	CA	—
139 Ontario Gateway II		Ontario	CA	—
140 3800 Chapman		Orange	CA	—
141 500 Orange Tower		Orange	CA	—
142 500-600 City Parkway		Orange	CA	—
143 City Plaza		Orange	CA	—
144 City Tower		Orange	CA	—
145 1100 Executive Tower	(3)	Orange	CA	—
146 3280 E. Foothill Boulevard		Pasadena	CA	—
147 790 Colorado		Pasadena	CA	—
148 Century Square		Pasadena	CA	—
149 Pasadena Financial Center		Pasadena	CA	—
150 Regional Office Center III		Redlands	CA	—
151 Bridge Pointe Corporate Centre I & II		San Diego	CA	—
152 Carmel Valley Centre I & II		San Diego	CA	—
153 Carmel View Office Plaza		San Diego	CA	—
154 Centerpark Plaza One		San Diego	CA	—
155 Centerpark Plaza Two (Ind)		San Diego	CA	—
156 Centerpark Plaza Two (Office)		San Diego	CA	—
157 Centerside II		San Diego	CA	(22,656)
158 Crossroads		San Diego	CA	—
159 Governor Executive Center		San Diego	CA	—
160 La Jolla Centre I & II		San Diego	CA	—
161 Nobel Corporate Plaza		San Diego	CA	—
162 One Pacific Heights		San Diego	CA	—
163 Pacific Corporate Plaza		San Diego	CA	—
164 Pacific Point		San Diego	CA	—
165 Park Plaza		San Diego	CA	—
166 Sorrento Tech I, II, III		San Diego	CA	—
167 Westridge I		San Diego	CA	—
168 Smith Barney Tower	(3)	San Diego	CA	—
169 The Plaza at LaJolla Village	(3)	San Diego	CA	(79,300)
170 Lincoln Town Center		Santa Ana	CA	—
171 2951 28th Street		Santa Monica	CA	—
172 429 Santa Monica		Santa Monica	CA	—
173 Arboretum Courtyard		Santa Monica	CA	—
174 Janss Court		Santa Monica	CA	(16,834)
175 Santa Monica Business Park		Santa Monica	CA	(8,878)
176 Santa Monica Gateway		Santa Monica	CA	—
177 Searise Office Tower		Santa Monica	CA	—
178 Wilshire Palisades		Santa Monica	CA	(27,155)
179 Bixby Ranch		Seal Beach	CA	(26,857)

Los Angeles Region Totals				(206,519)

New York Region
180 527 Madison Avenue		New York	NY	—
181 850 Third Avenue	(3)(5)	New York	NY	(56,751)
182 Park Avenue Tower	(5)	New York	NY	(131,165)
183 Tower 56		New York	NY	(23,006)
184 Worldwide Plaza		New York	NY	(236,076)

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

136 One Lakeshore Centre	2,907	16,473	—	(2)
137 Ontario Corporate Center	1,383	7,839	—	20
138 Ontario Gateway I	830	4,703	—	17
139 Ontario Gateway II	729	4,134	—	76
140 3800 Chapman	3,019	17,107	—	3
141 500 Orange Tower	12,944	28,913	—	2,710
142 500-600 City Parkway	7,296	41,342	—	341
143 City Plaza	6,809	38,584	—	221
144 City Tower	10,440	59,160	—	290
145 1100 Executive Tower	4,622	41,599	—	1,497
146 3280 E. Foothill Boulevard	3,396	19,246	—	348
147 790 Colorado	2,355	13,343	—	12
148 Century Square	6,787	38,457	—	—
149 Pasadena Financial Center	4,779	27,084	—	67
150 Regional Office Center III	730	4,136	—	41
151 Bridge Pointe Corporate Centre I & II	13,058	73,997	—	4
152 Carmel Valley Centre I & II	3,898	22,087	—	—
153 Carmel View Office Plaza	1,917	10,864	—	—
154 Centerpark Plaza One	1,455	8,245	—	—
155 Centerpark Plaza Two (Ind)	1,305	7,395	—	14
156 Centerpark Plaza Two (Office)	879	4,983	—	—
157 Centerside II	5,777	32,737	—	458
158 Crossroads	2,400	13,600	—	131
159 Governor Executive Center	1,605	9,095	—	5
160 La Jolla Centre I & II	12,904	73,122	—	79
161 Nobel Corporate Plaza	3,697	20,948	—	153
162 One Pacific Heights	3,072	17,408	—	240
163 Pacific Corporate Plaza	2,100	11,900	—	—
164 Pacific Point	2,700	15,300	—	—
165 Park Plaza	2,203	12,484	—	—
166 Sorrento Tech I, II, III	1,875	10,625	—	—
167 Westridge I	1,500	8,500	—	(81)
168 Smith Barney Tower	2,658	23,919	—	3,815
169 The Plaza at LaJolla Village	10,916	98,243	19	3,649
170 Lincoln Town Center	4,403	24,950	—	270
171 2951 28th Street	3,612	20,465	—	14
172 429 Santa Monica	2,523	14,298	—	79
173 Arboretum Courtyard	6,573	37,245	—	—
174 Janss Court	4,350	24,650	—	75
175 Santa Monica Business Park	—	242,155	—	469
176 Santa Monica Gateway	1,867	8,686	—	3,374
177 Searise Office Tower	4,380	24,818	—	205
178 Wilshire Palisades	9,763	55,323	—	1,328
179 Bixby Ranch	6,450	36,550	—	606

Los Angeles Region Totals	320,445	2,613,006	19	96,425

New York Region
180 527 Madison Avenue	9,155	51,877	—	1,283
181 850 Third Avenue	9,606	86,453	30	3,439
182 Park Avenue Tower	48,976	195,904	719	5,132
183 Tower 56	6,853	38,832	—	989
184 Worldwide Plaza	124,919	499,676	—	1,023

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

136 One Lakeshore Centre	2,907	16,471	19,378
137 Ontario Corporate Center	1,383	7,859	9,242
138 Ontario Gateway I	830	4,720	5,550
139 Ontario Gateway II	729	4,210	4,939
140 3800 Chapman	3,019	17,110	20,129
141 500 Orange Tower	12,944	31,623	44,567
142 500-600 City Parkway	7,296	41,683	48,979
143 City Plaza	6,809	38,805	45,614
144 City Tower	10,440	59,450	69,890
145 1100 Executive Tower	4,622	43,096	47,718
146 3280 E. Foothill Boulevard	3,396	19,594	22,990
147 790 Colorado	2,355	13,355	15,710
148 Century Square	6,787	38,457	45,244
149 Pasadena Financial Center	4,779	27,151	31,930
150 Regional Office Center III	730	4,177	4,907
151 Bridge Pointe Corporate Centre I & II	13,058	74,001	87,059
152 Carmel Valley Centre I & II	3,898	22,087	25,985
153 Carmel View Office Plaza	1,917	10,864	12,781
154 Centerpark Plaza One	1,455	8,245	9,700
155 Centerpark Plaza Two (Ind)	1,305	7,409	8,714
156 Centerpark Plaza Two (Office)	879	4,983	5,862
157 Centerside II	5,777	33,195	38,972
158 Crossroads	2,400	13,731	16,131
159 Governor Executive Center	1,605	9,100	10,705
160 La Jolla Centre I & II	12,904	73,201	86,105
161 Nobel Corporate Plaza	3,697	21,101	24,798
162 One Pacific Heights	3,072	17,648	20,720
163 Pacific Corporate Plaza	2,100	11,900	14,000
164 Pacific Point	2,700	15,300	18,000
165 Park Plaza	2,203	12,484	14,687
166 Sorrento Tech I, II, III	1,875	10,625	12,500
167 Westridge I	1,500	8,419	9,919
168 Smith Barney Tower	2,658	27,734	30,392
169 The Plaza at LaJolla Village	10,935	101,892	112,827
170 Lincoln Town Center	4,403	25,220	29,623
171 2951 28th Street	3,612	20,479	24,091
172 429 Santa Monica	2,523	14,377	16,900
173 Arboretum Courtyard	6,573	37,245	43,818
174 Janss Court	4,350	24,725	29,075
175 Santa Monica Business Park	—	242,624	242,624
176 Santa Monica Gateway	1,867	12,060	13,927
177 Searise Office Tower	4,380	25,023	29,403
178 Wilshire Palisades	9,763	56,651	66,414
179 Bixby Ranch	6,450	37,156	43,606

Los Angeles Region Totals	320,464	2,709,431	3,029,895

New York Region
180 527 Madison Avenue	9,155	53,160	62,315
181 850 Third Avenue	9,636	89,892	99,528
182 Park Avenue Tower	49,695	201,036	250,731
183 Tower 56	6,853	39,821	46,674
184 Worldwide Plaza	124,919	500,699	625,618

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

136 One Lakeshore Centre	(189)	1990	07/02/01	40
137 Ontario Corporate Center	(90)	1989	07/02/01	40
138 Ontario Gateway I	(54)	1984	07/02/01	40
139 Ontario Gateway II	(47)	1986	07/02/01	40
140 3800 Chapman	(196)	1984	07/02/01	40
141 500 Orange Tower	(3,898)	1988	01/01/01	40
142 500-600 City Parkway	(478)	1974-1978,1998	07/02/01	40
143 City Plaza	(442)	1970	07/02/01	40
144 City Tower	(678)	1988	07/02/01	40
145 1100 Executive Tower	(5,155)	1987	12/15/94	40
146 3280 E. Foothill Boulevard	(221)	1982	07/02/01	40
147 790 Colorado	(153)	1981	07/02/01	40
148 Century Square	(441)	1984	07/02/01	40
149 Pasadena Financial Center	(313)	1984,1996	07/02/01	40
150 Regional Office Center III	(47)	1988	07/02/01	40
151 Bridge Pointe Corporate Centre I & II	(848)	1998-2000	07/02/01	40
152 Carmel Valley Centre I & II	(254)	1987-1989	07/02/01	40
153 Carmel View Office Plaza	(124)	1985	07/02/01	40
154 Centerpark Plaza One	(94)	1984	07/02/01	40
155 Centerpark Plaza Two (Ind)	(85)	1989	07/02/01	40
156 Centerpark Plaza Two (Office)	(57)	1989	07/02/01	40
157 Centerside II	(1,350)	1987	06/19/00	40
158 Crossroads	(536)	1983	06/19/00	40
159 Governor Executive Center	(104)	1988	07/02/01	40
160 La Jolla Centre I & II	(838)	1986-1989	07/02/01	40
161 Nobel Corporate Plaza	(240)	1985	07/02/01	40
162 One Pacific Heights	(199)	1989	07/02/01	40
163 Pacific Corporate Plaza	(136)	1988	07/02/01	40
164 Pacific Point	(175)	1988	07/02/01	40
165 Park Plaza	(143)	1982	07/02/01	40
166 Sorrento Tech I, II, III	(122)	1985	07/02/01	40
167 Westridge I	(97)	1980	07/02/01	40
168 Smith Barney Tower	(4,369)	1987	04/28/97	40
169 The Plaza at LaJolla Village	(12,068)	1987-1990	03/10/94	40
170 Lincoln Town Center	(1,010)	1987	06/19/00	40
171 2951 28th Street	(234)	1971	07/02/01	40
172 429 Santa Monica	(562)	1982	06/19/00	40
173 Arboretum Courtyard	(427)	1999	07/02/01	40
174 Janss Court	(955)	1989	06/19/00	40
175 Santa Monica Business Park	(2,782)	1979-1981	07/02/01	40
176 Santa Monica Gateway	(101)	2000	07/02/01	40
177 Searise Office Tower	(967)	1975	06/19/00	40
178 Wilshire Palisades	(2,153)	1981	06/19/00	40
179 Bixby Ranch	(1,455)	1987	06/19/00	40

Los Angeles Region Totals	(143,652)

New York Region
180 527 Madison Avenue	(2,083)	1986	06/19/00	40
181 850 Third Avenue	(11,093)	1960/1996	03/20/95	40
182 Park Avenue Tower	(17,811)	1986	07/15/98	40
183 Tower 56	(1,557)	1983	06/19/00	40
184 Worldwide Plaza	(40,207)	1989	10/01/98	40

Encumbrances
Description	Notes	Location	State	at 12/31/01

185 Shelton Pointe	(3)	Shelton	CT	—
186 177 Broad Street	(3)	Stamford	CT	—
187 300 Atlantic Street	(3)	Stamford	CT	—
188 Canterbury Green	(3)(4)	Stamford	CT	(19,180)
189 Four Stamford Plaza	(3)	Stamford	CT	(15,947)
190 One and Two Stamford Plaza	(3)	Stamford	CT	—
191 Three Stamford Plaza	(3)	Stamford	CT	(16,689)

New York Region Totals				(498,814)

San Francisco Region
192 Golden Bear Center		Berkeley	CA	(19,127)
193 Sierra Point		Brisbane	CA	—
194 Airport Service Center		Burlingame	CA	—
195 Bay Park Plaza I & II		Burlingame	CA	—
196 One Bay Plaza		Burlingame	CA	—
197 One & Two Corporate Center		Concord	CA	—
198 5813 Shellmound Street/ 5855 Christie Ave.		Emeryville	CA	—
199 Watergate Office Towers		Emeryville	CA	—
200 Parkshore Plaza II		Folsom	CA	—
201 Parkshore Plaza I		Folsum	CA	—
202 Bayside Corporate Center		Foster City	CA	—
203 Metro Center		Foster City	CA	—
204 Parkside Towers	(6)	Foster City	CA	—
205 Vintage Industrial Park		Foster City	CA	—
206 Vintage Park Office		Foster City	CA	—
207 Lafayette Terrace		Lafayette	CA	—
208 Drake’s Landing		Larkspur	CA	—
209 Larkspur Landing Office Park		Larkspur	CA	—
210 Wood Island Office Complex		Larkspur	CA	—
211 2180 Sand Hill Road		Menlo Park	CA	—
212 PeopleSoft Plaza		Pleasanton	CA	—
213 Redwood Shores		Redwood City	CA	—
214 Seaport Centre		Redwood City	CA	—
215 Seaport Plaza		Redwood City	CA	—
216 555 Twin Dolphin Plaza		Redwood Shores	CA	—
217 Douglas Corporate Center		Roseville	CA	—
218 Johnson Ranch Corp Centre I & II		Roseville	CA	—
219 Roseville Corporate Center		Roseville	CA	—
220 3600-3620 American River Drive		Sacramento	CA	—
221 455 University Avenue		Sacramento	CA	—
222 555 University Avenue		Sacramento	CA	—
223 575 & 601 University Avenue		Sacramento	CA	—
224 655 University Avenue		Sacramento	CA	—
225 701 University Avenue		Sacramento	CA	—
226 740 University Avenue		Sacramento	CA	—
227 8880 Cal Center Drive		Sacramento	CA	—
228 Exposition Centre		Sacramento	CA	(4,765)
229 Fidelity Plaza		Sacramento	CA	—
230 Gateway Oaks I		Sacramento	CA	—
231 Gateway Oaks II		Sacramento	CA	—
232 Gateway Oaks III		Sacramento	CA	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

185 Shelton Pointe	1,514	13,625	—	835
186 177 Broad Street	2,562	23,056	—	634
187 300 Atlantic Street	4,632	41,691	—	2,442
188 Canterbury Green	—	41,987	92	1,530
189 Four Stamford Plaza	4,471	40,238	24	1,394
190 One and Two Stamford Plaza	8,268	74,409	—	4,155
191 Three Stamford Plaza	3,957	35,610	—	711

New York Region Totals	224,913	1,143,358	865	23,567

San Francisco Region
192 Golden Bear Center	4,500	25,500	—	166
193 Sierra Point	3,198	18,120	—	—
194 Airport Service Center	855	4,845	—	11
195 Bay Park Plaza I & II	12,906	73,133	—	337
196 One Bay Plaza	8,642	48,973	—	557
197 One & Two Corporate Center	6,379	36,146	—	430
198 5813 Shellmound Street/ 5855 Christie Ave.	870	4,930	—	8
199 Watergate Office Towers	46,568	263,885	—	4,915
200 Parkshore Plaza II	4,082	23,130	—	—
201 Parkshore Plaza I	2,916	16,524	—	5
202 Bayside Corporate Center	2,836	16,069	—	—
203 Metro Center	—	282,329	—	1,043
204 Parkside Towers	36,000	66,600	—	—
205 Vintage Industrial Park	21,527	121,988	—	132
206 Vintage Park Office	5,719	32,406	—	156
207 Lafayette Terrace	1,422	8,057	—	—
208 Drake’s Landing	5,735	32,499	—	868
209 Larkspur Landing Office Park	8,316	47,126	—	1,474
210 Wood Island Office Complex	3,735	21,163	—	37
211 2180 Sand Hill Road	3,408	19,314	—	12
212 PeopleSoft Plaza	7,039	39,887	—	595
213 Redwood Shores	4,166	23,608	—	66
214 Seaport Centre	24,000	136,000	—	101
215 Seaport Plaza	10,132	26,440	—	4,780
216 555 Twin Dolphin Plaza	11,790	66,810	—	277
217 Douglas Corporate Center	2,391	13,550	—	60
218 Johnson Ranch Corp Centre I & II	4,380	24,819	—	48
219 Roseville Corporate Center	3,008	17,046	—	—
220 3600-3620 American River Drive	2,209	12,518	—	76
221 455 University Avenue	465	2,634	—	—
222 555 University Avenue	939	5,323	—	87
223 575 & 601 University Avenue	1,159	6,569	—	112
224 655 University Avenue	672	3,806	—	34
225 701 University Avenue	934	5,294	—	27
226 740 University Avenue	212	1,199	—	—
227 8880 Cal Center Drive	2,393	13,560	—	99
228 Exposition Centre	1,200	7,800	—	81
229 Fidelity Plaza	1,149	6,513	—	2
230 Gateway Oaks I	2,391	13,546	—	81
231 Gateway Oaks II	1,341	7,600	—	131
232 Gateway Oaks III	936	5,305	—	38

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

185 Shelton Pointe	1,514	14,460	15,974
186 177 Broad Street	2,562	23,690	26,252
187 300 Atlantic Street	4,632	44,133	48,765
188 Canterbury Green	92	43,517	43,609
189 Four Stamford Plaza	4,495	41,632	46,127
190 One and Two Stamford Plaza	8,268	78,564	86,832
191 Three Stamford Plaza	3,957	36,321	40,278

New York Region Totals	225,778	1,166,925	1,392,703

San Francisco Region
192 Golden Bear Center	4,500	25,666	30,166
193 Sierra Point	3,198	18,120	21,318
194 Airport Service Center	855	4,856	5,711
195 Bay Park Plaza I & II	12,906	73,470	86,376
196 One Bay Plaza	8,642	49,530	58,172
197 One & Two Corporate Center	6,379	36,576	42,955
198 5813 Shellmound Street/ 5855 Christie Ave.	870	4,938	5,808
199 Watergate Office Towers	46,568	268,800	315,368
200 Parkshore Plaza II	4,082	23,130	27,212
201 Parkshore Plaza I	2,916	16,529	19,445
202 Bayside Corporate Center	2,836	16,069	18,905
203 Metro Center	—	283,372	283,372
204 Parkside Towers	36,000	66,600	102,600
205 Vintage Industrial Park	21,527	122,120	143,647
206 Vintage Park Office	5,719	32,562	38,281
207 Lafayette Terrace	1,422	8,057	9,479
208 Drake’s Landing	5,735	33,367	39,102
209 Larkspur Landing Office Park	8,316	48,600	56,916
210 Wood Island Office Complex	3,735	21,200	24,935
211 2180 Sand Hill Road	3,408	19,326	22,734
212 PeopleSoft Plaza	7,039	40,482	47,521
213 Redwood Shores	4,166	23,674	27,840
214 Seaport Centre	24,000	136,101	160,101
215 Seaport Plaza	10,132	31,220	41,352
216 555 Twin Dolphin Plaza	11,790	67,087	78,877
217 Douglas Corporate Center	2,391	13,610	16,001
218 Johnson Ranch Corp Centre I & II	4,380	24,867	29,247
219 Roseville Corporate Center	3,008	17,046	20,054
220 3600-3620 American River Drive	2,209	12,594	14,803
221 455 University Avenue	465	2,634	3,099
222 555 University Avenue	939	5,410	6,349
223 575 & 601 University Avenue	1,159	6,681	7,840
224 655 University Avenue	672	3,840	4,512
225 701 University Avenue	934	5,321	6,255
226 740 University Avenue	212	1,199	1,411
227 8880 Cal Center Drive	2,393	13,659	16,052
228 Exposition Centre	1,200	7,881	9,081
229 Fidelity Plaza	1,149	6,515	7,664
230 Gateway Oaks I	2,391	13,627	16,018
231 Gateway Oaks II	1,341	7,731	9,072
232 Gateway Oaks III	936	5,343	6,279

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

185 Shelton Pointe	(1,863)	1985/1993	11/26/91	40
186 177 Broad Street	(2,720)	1989	01/29/97	40
187 300 Atlantic Street	(5,132)	1987/1996	03/30/93	40
188 Canterbury Green	(5,205)	1987	12/15/92	40
189 Four Stamford Plaza	(4,949)	1979/1994	08/31/94	40
190 One and Two Stamford Plaza	(9,617)	1986/1994	03/30/93	40
191 Three Stamford Plaza	(4,290)	1980/1994	12/15/92	40

New York Region Totals	(106,527)

San Francisco Region
192 Golden Bear Center	(985)	1986	06/19/00	40
193 Sierra Point	(208)	1979,1983	07/02/01	40
194 Airport Service Center	(56)	1978	07/02/01	40
195 Bay Park Plaza I & II	(2,864)	1985-1998	06/19/00	40
196 One Bay Plaza	(1,935)	1979	06/19/00	40
197 One & Two Corporate Center	(1,468)	1985-1987	06/19/00	40
198 5813 Shellmound Street/ 5855 Christie Ave.	(56)	1970-1971	07/02/01	40
199 Watergate Office Towers	(3,024)	1973-2001	07/02/01	40
200 Parkshore Plaza II	(265)	1999	07/02/01	40
201 Parkshore Plaza I	(189)	1999	07/02/01	40
202 Bayside Corporate Center	(184)	1986-1987	07/02/01	40
203 Metro Center	(3,235)	1985-1988	07/02/01	40
204 Parkside Towers	—	2001	07/02/01	40
205 Vintage Industrial Park	(1,398)	1985-1990	07/02/01	40
206 Vintage Park Office	(372)	1985-1990	07/02/01	40
207 Lafayette Terrace	(92)	1985	07/02/01	40
208 Drake’s Landing	(372)	1986	07/02/01	40
209 Larkspur Landing Office Park	(540)	1981-1982	07/02/01	40
210 Wood Island Office Complex	(242)	1978	07/02/01	40
211 2180 Sand Hill Road	(221)	1976	07/02/01	40
212 PeopleSoft Plaza	(1,548)	1984	06/19/00	40
213 Redwood Shores	(271)	1986	07/02/01	40
214 Seaport Centre	(5,250)	1988	06/19/00	40
215 Seaport Plaza	(384)	2000	06/19/00	40
216 555 Twin Dolphin Plaza	(769)	1989	07/02/01	40
217 Douglas Corporate Center	(156)	1990	07/02/01	40
218 Johnson Ranch Corp Centre I & II	(284)	1990-1998	07/02/01	40
219 Roseville Corporate Center	(195)	1999	07/02/01	40
220 3600-3620 American River Drive	(145)	1977-1979, 1997	07/02/01	40
221 455 University Avenue	(30)	1973	07/02/01	40
222 555 University Avenue	(61)	1974	07/02/01	40
223 575 & 601 University Avenue	(75)	1977	07/02/01	40
224 655 University Avenue	(44)	1979	07/02/01	40
225 701 University Avenue	(61)	1990	07/02/01	40
226 740 University Avenue	(14)	1973	07/02/01	40
227 8880 Cal Center Drive	(157)	1989	07/02/01	40
228 Exposition Centre	(308)	1984	06/19/00	40
229 Fidelity Plaza	(75)	1980	07/02/01	40
230 Gateway Oaks I	(156)	1990	07/02/01	40
231 Gateway Oaks II	(87)	1992	07/02/01	40
232 Gateway Oaks III	(61)	1996	07/02/01	40

Encumbrances
Description	Notes	Location	State	at 12/31/01

233 Gateway Oaks IV		Sacramento	CA	—
234 Point West Commercentre		Sacramento	CA	—
235 Point West Corporate Center I & II		Sacramento	CA	—
236 Point West I — Response Road		Sacramento	CA	—
237 Point West III — River Park Dr		Sacramento	CA	—
238 The Orchard		Sacramento	CA	—
239 Wells Fargo Center		Sacramento	CA	—
240 Bayhill Office Center		San Bruno	CA	(92,786)
241 Skyway Landing I & II		San Carlos	CA	—
242 120 Montgomery		San Francisco	CA	—
243 150 California		San Francisco	CA	—
244 201 California		San Francisco	CA	(40,492)
245 Bayside Plaza		San Francisco	CA	(14,692)
246 201 Mission Street	(3)	San Francisco	CA	—
247 301 Howard Building		San Francisco	CA	—
248 580 California	(3)	San Francisco	CA	(58,041)
249 60 Spear Street Building	(3)	San Francisco	CA	—
250 One Maritime Plaza	(3)	San Francisco	CA	—
251 One Market	(3)	San Francisco	CA	(182,765)
252 Peninsula Office Park		San Mateo	CA	(81,659)
253 San Mateo BayCenter I		San Mateo	CA	—
254 San Mateo BayCenter II		San Mateo	CA	(11,023)
255 San Mateo BayCenter III		San Mateo	CA	—
256 Norris Tech Center		San Ramon	CA	—
257 One & Two ADP Plaza		San Ramon	CA	—
258 Fountaingrove Center		Santa Rosa	CA	—
259 Dubuque Business Center		South San Francisco	CA	—
260 Treat Towers		Walnut Creek	CA	—

San Francisco Region Totals				(505,350)

San Jose Region
261 Pruneyard Office Towers		Campbell	CA	—
262 Cupertino Business Center		Cupertino	CA	—
263 1900 McCarthy		Milpitas	CA	—
264 California Circle II		Milpitas	CA	—
265 Oak Creek I & II		Milpitas	CA	—
266 Shoreline Technology Park		Mountain View	CA	—
267 Meier Mountain View		Mountain View	CA	—
268 Ravendale at Central		Mountain View	CA	—
269 Embarcadero Place		Palo Alto	CA	(35,351)
270 Palo Alto Square		Palo Alto	CA	—
271 Xerox Campus		Palo Alto	CA	—
272 Foothill Research Center		Palo Alto	CA	—
273 Lockheed		Palo Alto	CA	—
274 10 Almaden		San Jose	CA	—
275 1740 Technology		San Jose	CA	(19,182)
276 2290 North First Street		San Jose	CA	—
277 Aspect Telecommunications		San Jose	CA	—
278 Central Park Plaza		San Jose	CA	—
279 Metro Plaza		San Jose	CA	—
280 Ridder Park		San Jose	CA	—
281 Skyport	(6)	San Jose	CA	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

233 Gateway Oaks IV	1,658	9,395	—	—
234 Point West Commercentre	2,321	13,154	—	35
235 Point West Corporate Center I & II	3,653	14,779	—	288
236 Point West I — Response Road	774	4,384	—	3
237 Point West III — River Park Dr	1,141	6,467	—	12
238 The Orchard	1,226	6,948	—	58
239 Wells Fargo Center	17,819	100,976	—	284
240 Bayhill Office Center	24,010	136,055	—	470
241 Skyway Landing I & II	15,535	35,994	—	13,520
242 120 Montgomery	17,604	99,756	—	1,120
243 150 California	12,567	46,184	—	6,483
244 201 California	10,520	59,611	—	734
245 Bayside Plaza	4,108	23,280	—	252
246 201 Mission Street	8,871	79,837	—	2,913
247 301 Howard Building	6,547	58,920	—	4,297
248 580 California	7,491	67,421	8	3,505
249 60 Spear Street Building	2,125	19,126	15	1,614
250 One Maritime Plaza	11,531	103,776	—	10,551
251 One Market	34,814	313,330	—	32,054
252 Peninsula Office Park	27,275	154,561	—	884
253 San Mateo BayCenter I	5,382	30,498	—	159
254 San Mateo BayCenter II	6,245	35,389	—	74
255 San Mateo BayCenter III	3,357	19,023	—	158
256 Norris Tech Center	5,700	32,300	—	176
257 One & Two ADP Plaza	7,460	42,273	—	270
258 Fountaingrove Center	2,898	16,424	—	109
259 Dubuque Business Center	3,225	18,275	—	64
260 Treat Towers	18,512	104,899	—	87

San Francisco Region Totals	526,889	3,255,599	23	97,020

San Jose Region
261 Pruneyard Office Towers	16,502	154,783	—	1,699
262 Cupertino Business Center	2,910	16,490	—	8
263 1900 McCarthy	1,998	11,319	—	33
264 California Circle II	1,764	9,997	—	—
265 Oak Creek I & II	1,309	7,417	—	—
266 Shoreline Technology Park	31,575	190,894	—	531
267 Meier Mountain View	13,950	79,050	—	12
268 Ravendale at Central	2,550	14,450	—	—
269 Embarcadero Place	10,500	59,500	—	—
270 Palo Alto Square	—	78,143	161	876
271 Xerox Campus	—	132,810	—	—
272 Foothill Research Center	—	104,894	—	—
273 Lockheed	—	27,712	—	—
274 10 Almaden	12,583	71,303	—	226
275 1740 Technology	8,766	49,673	—	614
276 2290 North First Street	2,431	13,776	—	51
277 Aspect Telecommunications	2,925	16,575	—	—
278 Central Park Plaza	11,181	63,358	—	295
279 Metro Plaza	18,029	102,164	—	317
280 Ridder Park	2,012	11,402	—	—
281 Skyport	13,977	179,076	—	19,971

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

233 Gateway Oaks IV	1,658	9,395	11,053
234 Point West Commercentre	2,321	13,189	15,510
235 Point West Corporate Center I & II	3,653	15,067	18,720
236 Point West I — Response Road	774	4,387	5,161
237 Point West III — River Park Dr	1,141	6,479	7,620
238 The Orchard	1,226	7,006	8,232
239 Wells Fargo Center	17,819	101,260	119,079
240 Bayhill Office Center	24,010	136,525	160,535
241 Skyway Landing I & II	15,535	49,514	65,049
242 120 Montgomery	17,604	100,876	118,480
243 150 California	12,567	52,667	65,234
244 201 California	10,520	60,345	70,865
245 Bayside Plaza	4,108	23,532	27,640
246 201 Mission Street	8,871	82,750	91,621
247 301 Howard Building	6,547	63,217	69,764
248 580 California	7,499	70,926	78,425
249 60 Spear Street Building	2,140	20,740	22,880
250 One Maritime Plaza	11,531	114,327	125,858
251 One Market	34,814	345,384	380,198
252 Peninsula Office Park	27,275	155,445	182,720
253 San Mateo BayCenter I	5,382	30,657	36,039
254 San Mateo BayCenter II	6,245	35,463	41,708
255 San Mateo BayCenter III	3,357	19,181	22,538
256 Norris Tech Center	5,700	32,476	38,176
257 One & Two ADP Plaza	7,460	42,543	50,003
258 Fountaingrove Center	2,898	16,533	19,431
259 Dubuque Business Center	3,225	18,339	21,564
260 Treat Towers	18,512	104,986	123,498

San Francisco Region Totals	526,912	3,352,619	3,879,531

San Jose Region
261 Pruneyard Office Towers	16,502	156,482	172,984
262 Cupertino Business Center	2,910	16,498	19,408
263 1900 McCarthy	1,998	11,352	13,350
264 California Circle II	1,764	9,997	11,761
265 Oak Creek I & II	1,309	7,417	8,726
266 Shoreline Technology Park	31,575	191,425	223,000
267 Meier Mountain View	13,950	79,062	93,012
268 Ravendale at Central	2,550	14,450	17,000
269 Embarcadero Place	10,500	59,500	70,000
270 Palo Alto Square	161	79,019	79,180
271 Xerox Campus	—	132,810	132,810
272 Foothill Research Center	—	104,894	104,894
273 Lockheed	—	27,712	27,712
274 10 Almaden	12,583	71,529	84,112
275 1740 Technology	8,766	50,287	59,053
276 2290 North First Street	2,431	13,827	16,258
277 Aspect Telecommunications	2,925	16,575	19,500
278 Central Park Plaza	11,181	63,653	74,834
279 Metro Plaza	18,029	102,481	120,510
280 Ridder Park	2,012	11,402	13,414
281 Skyport	13,977	199,047	213,024

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

233 Gateway Oaks IV	(108)	1998	07/02/01	40
234 Point West Commercentre	(153)	1983	07/02/01	40
235 Point West Corporate Center I & II	(171)	1984	07/02/01	40
236 Point West I — Response Road	(50)	1976	07/02/01	40
237 Point West III — River Park Dr	(74)	1978	07/02/01	40
238 The Orchard	(80)	1987	07/02/01	40
239 Wells Fargo Center	(4,615)	1987	06/19/00	40
240 Bayhill Office Center	(5,250)	1982-1987	06/19/00	40
241 Skyway Landing I & II	(412)	2000	07/02/01	40
242 120 Montgomery	(3,870)	1955	06/19/00	40
243 150 California	(2,858)	2000	12/19/97	40
244 201 California	(2,380)	1980	06/19/00	40
245 Bayside Plaza	(897)	1985	06/19/00	40
246 201 Mission Street	(9,973)	1981	04/30/97	40
247 301 Howard Building	(6,517)	1988	04/29/98	40
248 580 California	(9,203)	1984	12/21/95	40
249 60 Spear Street Building	(2,422)	1967/1987	09/29/87	40
250 One Maritime Plaza	(13,867)	1967/1990	04/21/97	40
251 One Market	(44,981)	1976/1995	11/22/94	40
252 Peninsula Office Park	(5,985)	1971-1998	06/19/00	40
253 San Mateo BayCenter I	(352)	1984	07/02/01	40
254 San Mateo BayCenter II	(405)	1984	07/02/01	40
255 San Mateo BayCenter III	(220)	1987	07/02/01	40
256 Norris Tech Center	(1,298)	1984-1990	06/19/00	40
257 One & Two ADP Plaza	(1,657)	1987-1989	06/19/00	40
258 Fountaingrove Center	(189)	1986-1991	07/02/01	40
259 Dubuque Business Center	(209)	1985-1986	07/02/01	40
260 Treat Towers	(1,202)	1998-1999	07/02/01	40

San Francisco Region Totals	(147,235)

San Jose Region
261 Pruneyard Office Towers	(6,089)	1971-1999	06/19/00	40
262 Cupertino Business Center	(189)	1974-1975	07/02/01	40
263 1900 McCarthy	(130)	1984	07/02/01	40
264 California Circle II	(115)	1984	07/02/01	40
265 Oak Creek I & II	(85)	1982	07/02/01	40
266 Shoreline Technology Park	(19,001)	1985-1991	12/19/97	40
267 Meier Mountain View	(906)	1972-1980	07/02/01	40
268 Ravendale at Central	(166)	1980	07/02/01	40
269 Embarcadero Place	(2,293)	1984	06/19/00	40
270 Palo Alto Square	(5,852)	1971/1985	10/01/99	23
271 Xerox Campus	(1,561)	1991	07/02/01	40
272 Foothill Research Center	(1,265)	1991	07/02/01	40
273 Lockheed	(326)	1991	07/02/01	40
274 10 Almaden	(2,762)	1989	06/19/00	40
275 1740 Technology	(569)	1986,1994	07/02/01	40
276 2290 North First Street	(159)	1984	07/02/01	40
277 Aspect Telecommunications	(190)	1989	07/02/01	40
278 Central Park Plaza	(726)	1984-1985	07/02/01	40
279 Metro Plaza	(1,178)	1986-1987	07/02/01	40
280 Ridder Park	(131)	1966	07/02/01	40
281 Skyport	(226)	2001	07/02/01	40

Encumbrances
Description	Notes	Location	State	at 12/31/01

282 Concourse		San Jose	CA	—
283 Creekside		San Jose	CA	—
284 Gateway Office II		San Jose	CA	—
285 Gateway Office III		San Jose	CA	—
286 North First Office Center		San Jose	CA	—
287 San Jose Gateway		San Jose	CA	—
288 The Alameda		San Jose	CA	—
289 2727 Augustine		Santa Clara	CA	—
290 3001 Stender Way		Santa Clara	CA	—
291 3045 Stender Way		Santa Clara	CA	—
292 3281-3285 Scott Boulevard		Santa Clara	CA	—
293 Applied Materials I & II		Santa Clara	CA	—
294 Meier Central North		Santa Clara	CA	—
295 Meier Central South		Santa Clara	CA	—
296 Patrick Henry Drive		Santa Clara	CA	—
297 Santa Clara Office Center I		Santa Clara	CA	—
298 Santa Clara Office Center II		Santa Clara	CA	—
299 Santa Clara Office Center III		Santa Clara	CA	—
300 Santa Clara Office Center IV		Santa Clara	CA	—
301 Lake Marriott Business Park		Santa Clara	CA	—
302 Sunnyvale Business Center		Sunnyvale	CA	—
303 Borregas Avenue		Sunnyvale	CA	—
304 Meier Sunnyvale		Sunnyvale	CA	—

San Jose Region Totals				(54,533)

Seattle Region
305 Calais Office Center		Anchorage	AK	—
306 10700 Building		Bellevue	WA	—
307 110 Atrium Place		Bellevue	WA	(20,374)
308 Bellefield Office Park		Bellevue	WA	—
309 Bellevue Gateway I		Bellevue	WA	—
310 Bellevue Gateway II		Bellevue	WA	—
311 Eastgate Office Park		Bellevue	WA	—
312 Gateway 405 Building		Bellevue	WA	—
313 I-90 Bellevue		Bellevue	WA	—
314 Lincoln Executive Center I		Bellevue	WA	—
315 Lincoln Executive Center II & III		Bellevue	WA	—
316 Main Street Building		Bellevue	WA	—
317 Plaza Center		Bellevue	WA	—
318 Plaza East		Bellevue	WA	—
319 Sunset North		Bellevue	WA	—
320 City Center Bellevue		Bellevue	WA	—
321 One Bellevue Center		Bellevue	WA	—
322 Rainier Plaza		Bellevue	WA	—
323 North Creek Parkway Center		Bothell	WA	—
324 ABAM Building		Federal Way	WA	—
325 Federal Way Office Building		Federal Way	WA	—
326 Washington Park		Federal Way	WA	—
327 4000 Kruse Way Place		Lake Oswego	OR	—
328 4004 Kruse Way Place		Lake Oswego	OR	—
329 4800 Meadows		Lake Oswego	OR	—
330 4900-5000 Meadows		Lake Oswego	OR	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

282 Concourse	49,279	279,248	—	628
283 Creekside	9,631	54,576	—	311
284 Gateway Office II	16,286	92,288	—	481
285 Gateway Office III	6,409	36,315	—	72
286 North First Office Center	6,395	36,239	—	46
287 San Jose Gateway	7,873	44,616	—	1,725
288 The Alameda	1,129	6,399	—	—
289 2727 Augustine	3,000	17,000	—	—
290 3001 Stender Way	2,263	12,823	—	—
291 3045 Stender Way	1,050	5,950	—	—
292 3281-3285 Scott Boulevard	1,275	7,225	—	—
293 Applied Materials I & II	5,100	28,900	—	—
294 Meier Central North	2,880	16,320	—	—
295 Meier Central South	5,265	29,835	—	86
296 Patrick Henry Drive	2,475	14,025	—	—
297 Santa Clara Office Center I	2,010	11,391	—	—
298 Santa Clara Office Center II	2,870	16,261	—	—
299 Santa Clara Office Center III	2,031	11,509	—	69
300 Santa Clara Office Center IV	186	1,057	—	—
301 Lake Marriott Business Park	9,091	84,967	247	2,331
302 Sunnyvale Business Center	4,890	44,010	—	44
303 Borregas Avenue	1,095	6,205	—	—
304 Meier Sunnyvale	495	2,805	—	—

San Jose Region Totals	297,940	2,254,750	408	30,426

Seattle Region
305 Calais Office Center	—	16,631	—	1,850
306 10700 Building	—	15,958	—	82
307 110 Atrium Place	6,333	35,888	—	202
308 Bellefield Office Park	12,232	69,312	—	616
309 Bellevue Gateway I	3,593	20,360	—	476
310 Bellevue Gateway II	2,016	11,423	—	12
311 Eastgate Office Park	6,468	36,650	—	655
312 Gateway 405 Building	1,011	5,727	—	60
313 I-90 Bellevue	3,725	21,108	—	70
314 Lincoln Executive Center I	3,235	18,329	—	16
315 Lincoln Executive Center II & III	4,918	27,868	—	41
316 Main Street Building	1,398	7,922	—	216
317 Plaza Center	16,680	94,521	—	138
318 Plaza East	4,687	26,561	—	262
319 Sunset North	17,031	79,491	—	11,799
320 City Center Bellevue	10,349	93,142	—	2,648
321 One Bellevue Center	—	56,223	—	1,338
322 Rainier Plaza	—	79,928	—	1,690
323 North Creek Parkway Center	4,500	25,500	—	48
324 ABAM Building	804	4,555	—	—
325 Federal Way Office Building	173	979	—	—
326 Washington Park	896	5,075	—	—
327 4000 Kruse Way Place	4,475	25,360	—	274
328 4004 Kruse Way Place	1,888	10,698	—	105
329 4800 Meadows	—	17,448	—	—
330 4900-5000 Meadows	—	30,528	—	31

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

282 Concourse	49,279	279,876	329,155
283 Creekside	9,631	54,887	64,518
284 Gateway Office II	16,286	92,769	109,055
285 Gateway Office III	6,409	36,387	42,796
286 North First Office Center	6,395	36,285	42,680
287 San Jose Gateway	7,873	46,341	54,214
288 The Alameda	1,129	6,399	7,528
289 2727 Augustine	3,000	17,000	20,000
290 3001 Stender Way	2,263	12,823	15,086
291 3045 Stender Way	1,050	5,950	7,000
292 3281-3285 Scott Boulevard	1,275	7,225	8,500
293 Applied Materials I & II	5,100	28,900	34,000
294 Meier Central North	2,880	16,320	19,200
295 Meier Central South	5,265	29,921	35,186
296 Patrick Henry Drive	2,475	14,025	16,500
297 Santa Clara Office Center I	2,010	11,391	13,401
298 Santa Clara Office Center II	2,870	16,261	19,131
299 Santa Clara Office Center III	2,031	11,578	13,609
300 Santa Clara Office Center IV	186	1,057	1,243
301 Lake Marriott Business Park	9,338	87,298	96,636
302 Sunnyvale Business Center	4,890	44,054	48,944
303 Borregas Avenue	1,095	6,205	7,300
304 Meier Sunnyvale	495	2,805	3,300

San Jose Region Totals	298,348	2,285,176	2,583,524

Seattle Region
305 Calais Office Center	—	18,481	18,481
306 10700 Building	—	16,040	16,040
307 110 Atrium Place	6,333	36,090	42,423
308 Bellefield Office Park	12,232	69,928	82,160
309 Bellevue Gateway I	3,593	20,836	24,429
310 Bellevue Gateway II	2,016	11,435	13,451
311 Eastgate Office Park	6,468	37,305	43,773
312 Gateway 405 Building	1,011	5,787	6,798
313 I-90 Bellevue	3,725	21,178	24,903
314 Lincoln Executive Center I	3,235	18,345	21,580
315 Lincoln Executive Center II & III	4,918	27,909	32,827
316 Main Street Building	1,398	8,138	9,536
317 Plaza Center	16,680	94,659	111,339
318 Plaza East	4,687	26,823	31,510
319 Sunset North	17,031	91,290	108,321
320 City Center Bellevue	10,349	95,790	106,139
321 One Bellevue Center	—	57,561	57,561
322 Rainier Plaza	—	81,618	81,618
323 North Creek Parkway Center	4,500	25,548	30,048
324 ABAM Building	804	4,555	5,359
325 Federal Way Office Building	173	979	1,152
326 Washington Park	896	5,075	5,971
327 4000 Kruse Way Place	4,475	25,634	30,109
328 4004 Kruse Way Place	1,888	10,803	12,691
329 4800 Meadows	—	17,448	17,448
330 4900-5000 Meadows	—	30,559	30,559

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

282 Concourse	(3,204)	1980-2000	07/02/01	40
283 Creekside	(641)	1986	07/02/01	40
284 Gateway Office II	(1,061)	1983-1984	07/02/01	40
285 Gateway Office III	(416)	1998	07/02/01	40
286 North First Office Center	(416)	1985-1986	07/02/01	40
287 San Jose Gateway	(513)	1981	07/02/01	40
288 The Alameda	(73)	1972	07/02/01	40
289 2727 Augustine	(195)	1975	07/02/01	40
290 3001 Stender Way	(147)	1978	07/02/01	40
291 3045 Stender Way	(68)	1975	07/02/01	40
292 3281-3285 Scott Boulevard	(83)	1981	07/02/01	40
293 Applied Materials I & II	(331)	1979	07/02/01	40
294 Meier Central North	(187)	1972-1980	07/02/01	40
295 Meier Central South	(343)	1972-1980	07/02/01	40
296 Patrick Henry Drive	(161)	1981	07/02/01	40
297 Santa Clara Office Center I	(131)	1981	07/02/01	40
298 Santa Clara Office Center II	(186)	1978	07/02/01	40
299 Santa Clara Office Center III	(132)	1980	07/02/01	40
300 Santa Clara Office Center IV	(12)	1979	07/02/01	40
301 Lake Marriott Business Park	(8,861)	1981	12/19/97	40
302 Sunnyvale Business Center	(4,450)	1990	12/19/97	40
303 Borregas Avenue	(71)	1978	07/02/01	40
304 Meier Sunnyvale	(32)	1979	07/02/01	40

San Jose Region Totals	(65,633)

Seattle Region
305 Calais Office Center	(2,314)	1975	12/17/97	40
306 10700 Building	(183)	1981	07/02/01	40
307 110 Atrium Place	(1,412)	1981	06/19/00	40
308 Bellefield Office Park	(798)	1980	07/02/01	40
309 Bellevue Gateway I	(233)	1985	07/02/01	40
310 Bellevue Gateway II	(132)	1988	07/02/01	40
311 Eastgate Office Park	(420)	1985	07/02/01	40
312 Gateway 405 Building	(66)	1986	07/02/01	40
313 I-90 Bellevue	(242)	1986	07/02/01	40
314 Lincoln Executive Center I	(210)	1983-1985	07/02/01	40
315 Lincoln Executive Center II & III	(319)	1983-1985	07/02/01	40
316 Main Street Building	(91)	1980	07/02/01	40
317 Plaza Center	(1,083)	1978-1983	07/02/01	40
318 Plaza East	(304)	1988	07/02/01	40
319 Sunset North	(5,762)	1999	06/30/00	40
320 City Center Bellevue	(7,190)	1987	01/28/99	40
321 One Bellevue Center	(6,269)	1983	12/17/97	40
322 Rainier Plaza	(8,568)	1986	12/17/97	40
323 North Creek Parkway Center	(292)	1987	07/02/01	40
324 ABAM Building	(52)	1985	07/02/01	40
325 Federal Way Office Building	(11)	1981	07/02/01	40
326 Washington Park	(58)	1990	07/02/01	40
327 4000 Kruse Way Place	(285)	1981-1986	07/02/01	40
328 4004 Kruse Way Place	(126)	1996	07/02/01	40
329 4800 Meadows	(200)	1998	07/02/01	40
330 4900-5000 Meadows	(350)	1990	07/02/01	40

Encumbrances
Description	Notes	Location	State	at 12/31/01

331 4949 Meadows		Lake Oswego	OR	—
332 Kruse Oaks I		Lake Oswego	OR	—
333 Kruse Way Plaza I, II		Lake Oswego	OR	—
334 Kruse Woods		Lake Oswego	OR	—
335 Island Corporate Center		Mercer Island	WA	(12,375)
336 5550 Macadam Building		Portland	OR	—
337 Benjamin Franklin Plaza		Portland	OR	—
338 Lincoln Center		Portland	OR	—
339 One Pacific Square		Portland	OR	—
340 River Forum I & II		Portland	OR	—
341 RiverSide Centre (Oregon)		Portland	OR	—
342 1001 Fifth Avenue		Portland	OR	—
343 Redmond Heights Tech Center		Redmond	WA	—
344 Southgate Office Plaza I & II		Renton	WA	—
345 Washington Mutual Tower		Seattle	WA	(78,380)
346 World Trade Center East		Seattle	WA	—
347 1111 Third Avenue		Seattle	WA	—
348 Nordstrom Medical Tower		Seattle	WA	—
349 Second and Seneca Buildings		Seattle	WA	—
350 Second and Spring Building		Seattle	WA	—
351 Wells Fargo Center		Seattle	WA	—
352 Nimbus Corporate Center		Tigard	OR	—

Seattle Region Totals				(111,129)

Washington D.C. Region
353 Polk and Taylor Buildings		Arlington	VA	—
354 Four and Five Valley Square		Blue Bell	PA	—
355 One Valley Square		Blue Bell	PA	—
356 Three Valley Square		Blue Bell	PA	—
357 Two Valley Square		Blue Bell	PA	—
358 Four Falls Corporate Center		Conshohocken	PA	—
359 Centerpointe I & II		Fairfax	VA	—
360 Fair Oaks Plaza		Fairfax	VA	—
361 Northridge I	(9)	Herndon	VA	(13,572)
362 Oak Hill Plaza		King of Prussia	PA	—
363 Walnut Hill Plaza		King of Prussia	PA	(14,056)
364 John Marshall III		McLean	VA	—
365 E.J. Randolph	(9)	McLean	VA	(14,965)
366 John Marshall I		McLean	VA	(18,662)
367 1601 Market Street	(3)	Philadelphia	PA	—
368 1700 Market Street		Philadelphia	PA	—
369 Reston Town Center Garage	(3)	Reston	VA	—
370 Reston Town Center	(3)	Reston	VA	(117,624)
371 1300 North 17th Street		Rosslyn	VA	—
372 1616 N. Fort Myer Drive		Rosslyn	VA	—
373 1111 19th Street	(3)	Washington	D.C.	—
374 1333 H Street		Washington	D.C.	—
375 1620 L Street	(3)	Washington	D.C.	—
376 Market Square		Washington	D.C.	—
377 One Lafayette Centre		Washington	D.C.	—
378 Three Lafayette		Washington	D.C.	—
379 Two Lafayette Centre		Washington	D.C.	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

331 4949 Meadows	—	26,941	—	—
332 Kruse Oaks I	—	14,648	—	3,771
333 Kruse Way Plaza I, II	2,866	16,239	—	14
334 Kruse Woods	10,812	80,977	—	274
335 Island Corporate Center	2,700	15,300	—	176
336 5550 Macadam Building	870	4,929	—	78
337 Benjamin Franklin Plaza	7,505	42,529	—	754
338 Lincoln Center	18,474	104,686	—	924
339 One Pacific Square	4,451	25,221	—	167
340 River Forum I & II	4,038	22,881	—	116
341 RiverSide Centre (Oregon)	—	14,533	—	130
342 1001 Fifth Avenue	5,383	48,634	—	5,171
343 Redmond Heights Tech Center	2,371	13,438	—	21
344 Southgate Office Plaza I & II	4,794	27,163	—	—
345 Washington Mutual Tower	51,000	289,000	—	556
346 World Trade Center East	—	38,567	—	229
347 1111 Third Avenue	9,900	89,571	—	3,461
348 Nordstrom Medical Tower	1,700	15,450	—	401
349 Second and Seneca Buildings	10,922	98,927	—	2,573
350 Second and Spring Building	1,968	17,716	—	2,477
351 Wells Fargo Center	21,361	193,529	—	4,006
352 Nimbus Corporate Center	12,934	73,291	—	254

Seattle Region Totals	280,461	2,111,355	—	48,182

Washington D.C. Region
353 Polk and Taylor Buildings	16,943	152,483	—	8,681
354 Four and Five Valley Square	866	7,793	—	1,666
355 One Valley Square	717	6,457	—	765
356 Three Valley Square	1,012	9,111	—	1,221
357 Two Valley Square	879	7,913	—	767
358 Four Falls Corporate Center	4,939	44,458	55	2,761
359 Centerpointe I & II	8,838	79,540	367	1,217
360 Fair Oaks Plaza	2,412	21,712	35	1,071
361 Northridge I	3,225	29,024	—	1,619
362 Oak Hill Plaza	2,208	19,879	—	347
363 Walnut Hill Plaza	2,045	18,410	—	823
364 John Marshall III	9,950	29,871	—	3,737
365 E.J. Randolph	3,937	35,429	7	327
366 John Marshall I	5,216	46,814	24	337
367 1601 Market Street	5,781	52,027	—	11,910
368 1700 Market Street	9,389	84,498	—	22,042
369 Reston Town Center Garage	1,943	9,792	—	2,007
370 Reston Town Center	18,192	154,576	83	6,202
371 1300 North 17th Street	9,811	88,296	—	803
372 1616 N. Fort Myer Drive	6,961	62,646	—	2,590
373 1111 19th Street	5,024	45,216	—	1,086
374 1333 H Street	6,715	60,438	—	2,287
375 1620 L Street	2,708	24,374	—	1,091
376 Market Square	33,077	187,437	—	945
377 One Lafayette Centre	8,262	74,362	—	2,266
378 Three Lafayette	6,871	61,841	—	120
379 Two Lafayette Centre	2,642	26,676	—	503

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

331 4949 Meadows	—	26,941	26,941
332 Kruse Oaks I	—	18,419	18,419
333 Kruse Way Plaza I, II	2,866	16,253	19,119
334 Kruse Woods	10,812	81,251	92,063
335 Island Corporate Center	2,700	15,476	18,176
336 5550 Macadam Building	870	5,007	5,877
337 Benjamin Franklin Plaza	7,505	43,283	50,788
338 Lincoln Center	18,474	105,610	124,084
339 One Pacific Square	4,451	25,388	29,839
340 River Forum I & II	4,038	22,997	27,035
341 RiverSide Centre (Oregon)	—	14,663	14,663
342 1001 Fifth Avenue	5,383	53,805	59,188
343 Redmond Heights Tech Center	2,371	13,459	15,830
344 Southgate Office Plaza I & II	4,794	27,163	31,957
345 Washington Mutual Tower	51,000	289,556	340,556
346 World Trade Center East	—	38,796	38,796
347 1111 Third Avenue	9,900	93,032	102,932
348 Nordstrom Medical Tower	1,700	15,851	17,551
349 Second and Seneca Buildings	10,922	101,500	112,422
350 Second and Spring Building	1,968	20,193	22,161
351 Wells Fargo Center	21,361	197,535	218,896
352 Nimbus Corporate Center	12,934	73,545	86,479

Seattle Region Totals	280,461	2,159,537	2,439,998

Washington D.C. Region
353 Polk and Taylor Buildings	16,943	161,164	178,107
354 Four and Five Valley Square	866	9,459	10,325
355 One Valley Square	717	7,222	7,939
356 Three Valley Square	1,012	10,332	11,344
357 Two Valley Square	879	8,680	9,559
358 Four Falls Corporate Center	4,994	47,219	52,213
359 Centerpointe I & II	9,205	80,757	89,962
360 Fair Oaks Plaza	2,447	22,783	25,230
361 Northridge I	3,225	30,643	33,868
362 Oak Hill Plaza	2,208	20,226	22,434
363 Walnut Hill Plaza	2,045	19,233	21,278
364 John Marshall III	9,950	33,608	43,558
365 E.J. Randolph	3,944	35,756	39,700
366 John Marshall I	5,240	47,151	52,391
367 1601 Market Street	5,781	63,937	69,718
368 1700 Market Street	9,389	106,540	115,929
369 Reston Town Center Garage	1,943	11,799	13,742
370 Reston Town Center	18,275	160,778	179,053
371 1300 North 17th Street	9,811	89,099	98,910
372 1616 N. Fort Myer Drive	6,961	65,236	72,197
373 1111 19th Street	5,024	46,302	51,326
374 1333 H Street	6,715	62,725	69,440
375 1620 L Street	2,708	25,465	28,173
376 Market Square	33,077	188,382	221,459
377 One Lafayette Centre	8,262	76,628	84,890
378 Three Lafayette	6,871	61,961	68,832
379 Two Lafayette Centre	2,642	27,179	29,821

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

331 4949 Meadows	(309)	1997	07/02/01	40
332 Kruse Oaks I	(168)	2001	07/02/01	40
333 Kruse Way Plaza I, II	(186)	1984-1986	07/02/01	40
334 Kruse Woods	(930)	1986-1988	07/02/01	40
335 Island Corporate Center	(605)	1987	06/19/00	40
336 5550 Macadam Building	(56)	1980	07/02/01	40
337 Benjamin Franklin Plaza	(490)	1974,1994	07/02/01	40
338 Lincoln Center	(1,200)	1980-1989	07/02/01	40
339 One Pacific Square	(289)	1983	07/02/01	40
340 River Forum I & II	(266)	1985	07/02/01	40
341 RiverSide Centre (Oregon)	(303)	1947,1979	07/02/01	40
342 1001 Fifth Avenue	(5,557)	1980	12/17/97	40
343 Redmond Heights Tech Center	(154)	1984	07/02/01	40
344 Southgate Office Plaza I & II	(311)	1987-1991	07/02/01	40
345 Washington Mutual Tower	(11,709)	1988	06/19/00	40
346 World Trade Center East	(1,254)	2000	09/08/00	40
347 1111 Third Avenue	(10,811)	1980	12/17/97	40
348 Nordstrom Medical Tower	(1,695)	1986	12/17/97	40
349 Second and Seneca Buildings	(10,783)	1991	12/17/97	40
350 Second and Spring Building	(1,924)	1906/1989	07/29/98	40
351 Wells Fargo Center	(20,990)	1983	12/17/97	40
352 Nimbus Corporate Center	(841)	1991	07/02/01	40

Seattle Region Totals	(107,801)

Washington D.C. Region
353 Polk and Taylor Buildings	(18,521)	1970	05/22/98	40
354 Four and Five Valley Square	(995)	1988	10/07/97	40
355 One Valley Square	(995)	1982	11/21/97	40
356 Three Valley Square	(1,309)	1984	11/21/97	40
357 Two Valley Square	(1,043)	1990	10/07/97	40
358 Four Falls Corporate Center	(5,381)	1988	10/07/97	40
359 Centerpointe I & II	(8,370)	1998-1990	12/19/97	40
360 Fair Oaks Plaza	(2,477)	1986	11/24/97	40
361 Northridge I	(3,206)	1988	12/19/97	40
362 Oak Hill Plaza	(2,141)	1982	10/07/97	40
363 Walnut Hill Plaza	(2,163)	1985	10/07/97	40
364 John Marshall III	(2,080)	2000	12/19/97	40
365 E.J. Randolph	(3,674)	1983	12/19/97	40
366 John Marshall I	(4,766)	1981	12/19/97	40
367 1601 Market Street	(7,736)	1970	01/18/96	40
368 1700 Market Street	(13,699)	1969/1989	10/01/97	40
369 Reston Town Center Garage	(704)	1999	10/22/96	40
370 Reston Town Center	(17,867)	1990	10/22/96	40
371 1300 North 17th Street	(9,156)	1980	12/19/97	40
372 1616 N. Fort Myer Drive	(6,660)	1974	12/19/97	40
373 1111 19th Street	(5,365)	1979/1993	12/18/91	40
374 1333 H Street	(6,434)	1982	12/19/97	40
375 1620 L Street	(3,426)	1989	02/05/93	40
376 Market Square	(7,277)	1990	06/19/00	40
377 One Lafayette Centre	(8,250)	1980/1993	10/17/97	40
378 Three Lafayette	(322)	1986	10/17/01	40
379 Two Lafayette Centre	(997)	1985	07/11/00	40

Encumbrances
Description	Notes	Location	State	at 12/31/01

380 One Devon Square		Wayne	PA	—
381 Three Devon Square		Wayne	PA	—
382 Two Devon Square		Wayne	PA	—

Washington D.C. Region Totals				(178,879)

Subtotal Office Properties				(2,642,573)

Development Properties:
383 E.J. Randolph II	(10)	McLean	VA	—
384 Towers@Shores	(10)	Redwood City	CA	—
385 Waters Edge	(10)	Los Angeles	CA	—

Subtotal Development Properties				—

Industrial Properties: Los Angeles Region
1 Airport Commerce Center		Bakersfield	CA	—

Los Angeles Region Totals				—

San Francisco Region
2 Benicia Ind II & III		Benicia	CA	—
3 BayCenter Business Park I, II & III		Hayward	CA	—
4 Cabot Boulevard Warehouse		Hayward	CA	—
5 Eden Landing Business Center		Hayward	CA	—
6 Hayward Business Park		Hayward	CA	—
7 Huntwood Business Center		Hayward	CA	—
8 Huntwood Business Park		Hayward	CA	—
9 Keebler Warehouse		Hayward	CA	—
10 The Good Guys Distribution Center		Hayward	CA	—
11 Independent Road Warehouse		Oakland	CA	—
12 Port of Oakland		Oakland	CA	—
13 Montgomery Ward		Pleasant Hill	CA	—
14 Doolittle Business Center		San Leandro	CA	—

San Francisco Region Totals				—

San Jose Region
15 Fremont Bayside	(8)	Fremont	CA	(5,664)
16 Fremont Commerce Centers		Fremont	CA	—
17 Industrial Drive	(8)	Fremont	CA	(2,101)
18 Kato R & D		Fremont	CA	—
19 Milmont R & D		Fremont	CA	—
20 Cadillac Court I & II		Milpitas	CA	—
21 COG Warehouse		Milpitas	CA	—
22 Dixon Landing North I & II		Milpitas	CA	—
23 Okidata Distribution Center		Milpitas	CA	—
24 Charcot Business Center		San Jose	CA	—
25 Montague Industrial Center		San Jose	CA	—
26 North American Van Lines		San Jose	CA	—
27 2509-2909 Stender Way		Santa Clara	CA	—
28 Walsh @ Lafayette Industrial Park		Santa Clara	CA	—
29 Kifer Road Industrial Park		Sunnyvale	CA	—

San Jose Region Total				(7,765)

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

380 One Devon Square	1,025	9,227	—	1,450
381 Three Devon Square	413	3,713	—	23
382 Two Devon Square	659	5,935	—	310

Washington D.C. Region Totals	182,660	1,459,948	571	80,974

Subtotal Office Properties	2,744,224	20,255,553	4,030	841,489

Development Properties:
383 E.J. Randolph II	5,770	19,133	—	—
384 Towers@Shores	35,578	60,822	—	9,088
385 Waters Edge	16,345	18,261	—	—

Subtotal Development Properties	57,693	98,216	—	9,088

Industrial Properties: Los Angeles Region
1 Airport Commerce Center	525	2,975	—	—

Los Angeles Region Totals	525	2,975	—	—

San Francisco Region
2 Benicia Ind II & III	2,250	12,750	—	59
3 BayCenter Business Park I, II & III	6,240	35,360	—	—
4 Cabot Boulevard Warehouse	1,905	10,795	—	34
5 Eden Landing Business Center	945	5,355	—	—
6 Hayward Business Park	6,750	38,250	—	25
7 Huntwood Business Center	2,625	14,875	—	—
8 Huntwood Business Park	675	3,825	—	—
9 Keebler Warehouse	630	3,570	—	23
10 The Good Guys Distribution Center	3,525	19,975	—	—
11 Independent Road Warehouse	900	5,100	—	—
12 Port of Oakland	2,025	11,475	—	—
13 Montgomery Ward	600	3,400	—	—
14 Doolittle Business Center	1,320	7,480	—	—

San Francisco Region Totals	30,390	172,210	—	141

San Jose Region
15 Fremont Bayside	2,025	11,475	—	—
16 Fremont Commerce Centers	4,440	25,160	—	61
17 Industrial Drive	2,250	12,750	—	—
18 Kato R & D	1,095	6,205	—	—
19 Milmont R & D	900	5,100	—	—
20 Cadillac Court I & II	1,460	8,272	—	—
21 COG Warehouse	1,275	7,225	—	—
22 Dixon Landing North I & II	3,922	22,222	—	—
23 Okidata Distribution Center	1,613	9,138	—	22
24 Charcot Business Center	3,450	19,550	—	—
25 Montague Industrial Center	3,750	21,250	—	61
26 North American Van Lines	2,089	11,837	—	—
27 2509-2909 Stender Way	1,275	7,225	—	—
28 Walsh @ Lafayette Industrial Park	5,250	29,750	—	—
29 Kifer Road Industrial Park	4,830	27,370	—	—

San Jose Region Total	39,624	224,529	—	144

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

380 One Devon Square	1,025	10,677	11,702
381 Three Devon Square	413	3,736	4,149
382 Two Devon Square	659	6,245	6,904

Washington D.C. Region Totals	183,231	1,540,922	1,724,153

Subtotal Office Properties	2,748,254	21,097,042	23,845,296

Development Properties:
383 E.J. Randolph II	5,770	19,133	24,903
384 Towers@Shores	35,578	69,910	105,488
385 Waters Edge	16,345	18,261	34,606

Subtotal Development Properties	57,693	107,304	164,997

Industrial Properties: Los Angeles Region
1 Airport Commerce Center	525	2,975	3,500

Los Angeles Region Totals	525	2,975	3,500

San Francisco Region
2 Benicia Ind II & III	2,250	12,809	15,059
3 BayCenter Business Park I, II & III	6,240	35,360	41,600
4 Cabot Boulevard Warehouse	1,905	10,829	12,734
5 Eden Landing Business Center	945	5,355	6,300
6 Hayward Business Park	6,750	38,275	45,025
7 Huntwood Business Center	2,625	14,875	17,500
8 Huntwood Business Park	675	3,825	4,500
9 Keebler Warehouse	630	3,593	4,223
10 The Good Guys Distribution Center	3,525	19,975	23,500
11 Independent Road Warehouse	900	5,100	6,000
12 Port of Oakland	2,025	11,475	13,500
13 Montgomery Ward	600	3,400	4,000
14 Doolittle Business Center	1,320	7,480	8,800

San Francisco Region Totals	30,390	172,351	202,741

San Jose Region
15 Fremont Bayside	2,025	11,475	13,500
16 Fremont Commerce Centers	4,440	25,221	29,661
17 Industrial Drive	2,250	12,750	15,000
18 Kato R & D	1,095	6,205	7,300
19 Milmont R & D	900	5,100	6,000
20 Cadillac Court I & II	1,460	8,272	9,732
21 COG Warehouse	1,275	7,225	8,500
22 Dixon Landing North I & II	3,922	22,222	26,144
23 Okidata Distribution Center	1,613	9,160	10,773
24 Charcot Business Center	3,450	19,550	23,000
25 Montague Industrial Center	3,750	21,311	25,061
26 North American Van Lines	2,089	11,837	13,926
27 2509-2909 Stender Way	1,275	7,225	8,500
28 Walsh @ Lafayette Industrial Park	5,250	29,750	35,000
29 Kifer Road Industrial Park	4,830	27,370	32,200

San Jose Region Total	39,624	224,673	264,297

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

380 One Devon Square	(1,307)	1984	10/07/97	40
381 Three Devon Square	(391)	1985	10/07/97	40
382 Two Devon Square	(804)	1985	10/07/97	40

Washington D.C. Region Totals	(147,516)

Subtotal Office Properties	(1,474,958)

Development Properties:
383 E.J. Randolph II	—	N/A	12/19/97	N/A
384 Towers@Shores	—	N/A	07/02/01	N/A
385 Waters Edge	—	N/A	07/02/01	N/A

Subtotal Development Properties	—

Industrial Properties: Los Angeles Region
1 Airport Commerce Center	(34)	1982	07/02/01	40

Los Angeles Region Totals	(34)

San Francisco Region
2 Benicia Ind II & III	—	1996	07/02/01	40
3 BayCenter Business Park I, II & III	(405)	1994	07/02/01	40
4 Cabot Boulevard Warehouse	(124)	1988	07/02/01	40
5 Eden Landing Business Center	(61)	1990	07/02/01	40
6 Hayward Business Park	(441)	1980-1981	07/02/01	40
7 Huntwood Business Center	(170)	1979	07/02/01	40
8 Huntwood Business Park	(44)	1980-1985	07/02/01	40
9 Keebler Warehouse	(41)	1985	07/02/01	40
10 The Good Guys Distribution Center	(229)	1990	07/02/01	40
11 Independent Road Warehouse	(58)	1972	07/02/01	40
12 Port of Oakland	(131)	1977	07/02/01	40
13 Montgomery Ward	(39)	1989	07/02/01	40
14 Doolittle Business Center	(86)	1978	07/02/01	40

San Francisco Region Totals	(1,829)

San Jose Region
15 Fremont Bayside	(131)	1990	07/02/01	40
16 Fremont Commerce Centers	(292)	1988	07/02/01	40
17 Industrial Drive	(146)	1993	07/02/01	40
18 Kato R & D	(71)	1983	07/02/01	40
19 Milmont R & D	(58)	1990	07/02/01	40
20 Cadillac Court I & II	(95)	1991	07/02/01	40
21 COG Warehouse	(83)	1992	07/02/01	40
22 Dixon Landing North I & II	(255)	1998	07/02/01	40
23 Okidata Distribution Center	(105)	1993	07/02/01	40
24 Charcot Business Center	(224)	1978	07/02/01	40
25 Montague Industrial Center	(243)	1993	07/02/01	40
26 North American Van Lines	(136)	1988	07/02/01	40
27 2509-2909 Stender Way	(83)	1995	07/02/01	40
28 Walsh @ Lafayette Industrial Park	(341)	1996	07/02/01	40
29 Kifer Road Industrial Park	(314)	1979	07/02/01	40

San Jose Region Total	(2,577)

Encumbrances
Description	Notes	Location	State	at 12/31/01

Seattle Region
30 Kirkland 118 Commerce Center		Kirkland	WA	—

Seattle Region Totals				—

Subtotal Industrial Properties				(7,765)

Land Available for Development		Various		—

Management Business				—

Investment in Real Estate	(11)			$(2,650,338)

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Costs Capitalized
	Initial Cost to Company		Subsequent to Acquisition

		Building and		Building and
Description	Land	Improvements	Land	Improvements

Seattle Region
30 Kirkland 118 Commerce Center	1,286	7,289	—	—

Seattle Region Totals	1,286	7,289	—	—

Subtotal Industrial Properties	71,825	407,003	—	285

Land Available for Development	251,696	—	—	1,867

Management Business	—	—	—	73,382

Investment in Real Estate	$3,125,438	$20,760,772	$4,030	$926,111

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Gross Amount Carried at
	Close of Period 12/31/2001

		Building and
Description	Land	Improvements	Total(1)

Seattle Region
30 Kirkland 118 Commerce Center	1,286	7,289	8,575

Seattle Region Totals	1,286	7,289	8,575

Subtotal Industrial Properties	71,825	407,288	479,113

Land Available for Development	251,696	1,867	253,563

Management Business	—	73,382	73,382

Investment in Real Estate	$3,129,468	$21,686,883	$24,816,351

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Date of
	Accumulated	Construction/	Date	Depreciable
Description	Depreciation	Renovation	Acquired	Lives(2)

Seattle Region
30 Kirkland 118 Commerce Center	(84)	1998	07/02/01	40

Seattle Region Totals	(84)

Subtotal Industrial Properties	(4,524)

Land Available for Development	—	N/A	Various	N/A

Management Business	(14,819)	N/A	Various	3-40

Investment in Real Estate	$(1,494,301)

(1)	The aggregate cost for federal income tax purposes as of December 31, 2001 was approximately $15.0 billion.

(2)	The life to compute depreciation on building is 40 years, except for Palo Alto which is subject to a ground lease that terminates in 2023. Therefore, the building is depreciated over the remaining term of the ground lease. The life to compute depreciation on building improvements is 4-40 years.

(3)	The date acquired represents the date these properties were acquired by EOP Partnership Predecessors. The acquisition of the properties, or interest therein, by EOP Partnership from EOP Partnership Predecessors in connection with the Consolidation on July 11, 1997, was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the assets were recorded by EOP Partnership at their fair values.

(4)	This property contains 106 residential units in addition to 224,405 square feet of office space.

(5)	These loans are subject to cross default and collateralization provisions.

(6)	These properties were previously under development and have been placed into service during 2001.

(7)	These loans are subject to cross default and collateralization provisions.

(8)	These loans are subject to cross default and collateralization provisions.

(9)	These loans are subject to cross default and collateralization provisions.

(10)	These properties are in various development stages. During the development period certain operating costs, including real estate taxes together with interest incurred during the development stages will be capitalized.

(11)	The encumbrances at December 31, 2001 include a net premium (net of accumulated amortization of approximately $5.3 million) of approximately $11.8 million.

      A summary of activity of investment in real estate and accumulated depreciation is as follows:

      The changes in investment in real estate for the years ended December 31, 2001, 2000 and 1999, are as follows:

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Balance, beginning of the period	$17,619,380	$13,202,540	$13,683,819
Additions during period:
Acquisitions	7,323,459	4,864,976	391,918
Improvements	360,065	293,711	297,496
Other(1)	(4,516)	—	—
Deductions during period:
Properties disposed of(2)	(482,037)	(722,828)	(1,170,693)
Write-off of fully depreciated assets which are no longer in service	—	(19,019)	—

Balance, end of period	$24,816,351	$17,619,380	$13,202,540

      The changes in accumulated depreciation for the years ended December 31, 2001, 2000 and 1999, are as follows:

	For the years ended December 31,

	2001	2000	1999

	(Dollars in thousands)
Balance, beginning of the period	$(978,055)	$(630,387)	$(352,259)
Additions during period:
Depreciation	(532,403)	(399,768)	(339,751)
Deductions during period:
Properties disposed of(2)	16,067	33,081	61,623
Write-off of fully depreciated assets which are no longer in service	—	19,019	—

Balance, end of period	$(1,494,391)	$(978,055)	$(630,387)

(1)	Approximately $3.7 million relates to the value of building equipment received in exchange for EOP Partnership’s equity position in a telecom company and the remainder relates to the write-off of internally developed software.

(2)	The 2000 and 1999 properties disposed of amounts include approximately $0.4 billion and $1.1 billion, respectively, of disposed assets related to the partial sale of interests in various properties. The related accumulated depreciation on the partially sold properties was approximately $18.7 million and $58.5 million, respectively.